   THE INFORMATION IN THIS PRELIMINARY PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED.

                                             AS FILED PURSUANT TO RULE 424(B)(3)
                                                      REGISTRATION NO. 333-67129
                  SUBJECT TO COMPLETION. DATED MARCH 17, 1999.

           Prospectus Supplement to Prospectus dated March 16, 1999.

                                  $300,000,000
                      RECKSON OPERATING PARTNERSHIP, L.P.
                  $100,000,000   % Notes due            , 2004
                  $200,000,000   % Notes due            , 2009
                                 -------------

    Reckson Operating Partnership, L.P. is offering two series of notes that
will pay interest on       and       of each year. The first interest payment
will be made on           , 1999. Unless redeemed earlier, the   % notes will
mature on       , 2004 and the   % notes will mature on              , 2009.

    The notes will be unsecured obligations and will rank equally with each other and with all of our other unsecured senior indebtedness.

    SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES.

                               ------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ------------------

                                                                 Per                             Per
                                                               % Note           Total          % Note           Total
                                                           ---------------  -------------  ---------------  -------------
Initial public offering price............................             %     $                         %     $
Underwriting discount....................................             %     $                         %     $
Proceeds, before expenses, to Operating Partnership......             %     $                         %     $

    The initial public offering prices set forth above do not include accrued
interest, if any. Interest on the notes will accrue from               , 1999
and must be paid by the purchaser if the notes are delivered after , 1999.

                               ------------------

    The underwriters expect to deliver the notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New
York on           , 1999.

                               ------------------

GOLDMAN, SACHS & CO.

      CHASE SECURITIES INC.

             DONALDSON, LUFKIN & JENRETTE

                    MERRILL LYNCH & CO.

                           SALOMON SMITH BARNEY

                                  WARBURG DILLON READ LLC

                               ------------------

                  Prospectus Supplement dated March   , 1999.

                                [MAP, Pictures]

                         PROSPECTUS SUPPLEMENT SUMMARY

    THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. CERTAIN FACTORS THAT MIGHT CAUSE SUCH A DIFFERENCE ARE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 2 OF THE ACCOMPANYING PROSPECTUS.

                      RECKSON OPERATING PARTNERSHIP, L.P.

    We are a limited partnership engaged in the business of owning, developing, re-positioning, acquiring, constructing, managing and leasing office and industrial properties in the New York Metropolitan Tri-State area of New York, New Jersey and Connecticut. We are the entity through which our general partner, Reckson Associates Realty Corp., a self-managed real estate investment trust, conducts its business.

    Based on industry surveys, we believe that we are one of the largest owners and managers of Class A suburban office and industrial properties in the New York Metropolitan Tri-State area. When we refer to Class A office buildings in this prospectus supplement, we mean well maintained, high quality buildings that achieve rental rates that are at the higher end of the range of rental rates for office properties in the particular market.

    As of December 31, 1998, we owned and controlled, directly or indirectly, 204 properties encompassing approximately 21.0 million rentable square feet, all of which we manage. Our properties consist of:

    - 73 Class A office properties encompassing approximately 10.1 million rentable square feet;

    - 129 industrial properties encompassing approximately 10.8 million rentable square feet; and

    - two 10,000 square foot retail properties.

In addition, as of December 31, 1998, we owned or had contracted to acquire approximately 980 acres of land (including approximately 400 acres under option) that may present future development opportunities.

    The office properties are Class A suburban office buildings that are well-located, well-maintained and professionally managed. The office properties are located in targeted submarkets within the New York Metropolitan Tri-State area. We seek to establish a dominant presence in each of our submarkets. A majority of the office properties are located in twelve planned office parks and are tenanted by a diverse group of industries, including national service firms, such as telecommunications firms, "big five" accounting firms, securities brokerage houses, insurance companies and health care providers, as well as consumer product and technology companies. We believe that the high quality of our buildings, the high level of tenant service we provide and our dominant presence in these submarkets are responsible for these properties achieving among the highest rent occupancy rates and retention rates within their markets. The industrial properties are utilized for distribution, warehousing, research and development and light manufacturing/assembly activities. Many of the industrial properties have been constructed with high ceiling heights (I.E., above 18 feet), upscale office building facades, parking in excess of zoning requirements, drive-in and/or loading dock facilities, and other features which permit them to be leased for industrial and/or office purposes. As of December 31, 1998, our properties were approximately 95.4% leased to approximately 1,141 tenants.

    We have been involved in the development, leasing, management, operation and disposition of commercial properties in the New York Metropolitan Tri-State area for over 40 years. Over this period, we have developed over 15 million square feet of office and industrial properties. Our senior management has been employed by us for an average of 22 years.

                                    STRATEGY

    Our strategy has been, and continues to be, to develop a dominant presence in each of our targeted submarkets with an entrepreneurial, local management team. We emphasize a value creation philosophy whereby we acquire properties that are underperforming or undermanaged and seek to create value by applying our core real estate disciplines to develop and reposition such properties. We also seek "strategic acquisitions," purchasing well-located, premier properties in our submarkets in order to enhance our franchise in each particular submarket, thereby creating operating and leasing efficiencies. In addition, we are dedicated to maintaining (or, if necessary, upgrading) the quality of our properties in order to successfully compete and achieve high rents, occupancy and tenant retention rates in each of our submarkets.

                                   STRUCTURE

                   [CHART OF RECKSON ASSOCIATES REALTY CORP. AND
                      RECKSON OPERATING PARTNERSHIP, L.P]

------------------------

* Assumes conversion of the preferred limited partnership units into common limited partnership units.

                         SUMMARY OF PROPERTY PORTFOLIO
                           (AS OF DECEMBER 31, 1998)

                                                                                       % OF                        ANNUAL
                                                       NUMBER OF        SQUARE        SQUARE       PERCENT          BASE
                                                      PROPERTIES         FEET          FEET       LEASED(1)        RENT(2)
                                                     -------------  --------------  -----------  -----------  -----------------
Long Island
  - Office.........................................           23         3,671,413        16.3%        92.7%  $      71,152,658
  - Industrial.....................................           94         5,638,435        25.1%        95.6%  $      29,268,258
  - Retail.........................................            2            20,000         0.0%       100.0%  $         314,000
Westchester
  - Office.........................................           25         3,298,623        14.7%        93.9%  $      56,521,355
  - Industrial.....................................            4           256,948         1.2%       100.0%  $       2,130,019
New Jersey
  - Office.........................................           17         1,993,999         8.9%        98.1%  $      34,946,506
  - Industrial.....................................           30         4,497,662        20.0%        98.0%  $      18,391,236
Connecticut........................................
  - Office.........................................            8         1,123,188         5.0%        90.1%  $      22,020,613
  - Industrial.....................................            1           452,414         2.0%       100.0%  $       2,900,684
                                                             ---    --------------         ---        -----   -----------------
    Sub Total......................................          204        20,952,682        93.2%        95.4%  $     237,645,329
                                                             ---    --------------         ---        -----   -----------------
New York City(3)
  - Office.........................................            3         1,522,378         6.8%        95.5%  $      45,077,397
                                                             ---    --------------         ---        -----   -----------------
    Total..........................................          207        22,475,060         100%        95.4%  $     282,722,726
                                                             ---    --------------         ---        -----   -----------------
                                                             ---    --------------         ---        -----   -----------------

                                                        % OF        NUMBER
                                                        TOTAL         OF
                                                        1998        TENANT
                                                      BASE RENT     LEASES
                                                     -----------  -----------
Long Island
  - Office.........................................       25.2%          326
  - Industrial.....................................       10.4%          228
  - Retail.........................................        0.1%            2
Westchester
  - Office.........................................       20.0%          261
  - Industrial.....................................        0.7%            3
New Jersey
  - Office.........................................       12.4%          143
  - Industrial.....................................        6.5%           48
Connecticut........................................
  - Office.........................................        7.8%          128
  - Industrial.....................................        1.0%            2
                                                     -----------       -----
    Sub Total......................................       84.1%        1,141
                                                     -----------       -----
New York City(3)
  - Office.........................................       15.9%           81
                                                     -----------       -----
    Total..........................................        100%        1,222
                                                     -----------       -----
                                                     -----------       -----

------------------------

(1) Percent leased excludes properties under development.

(2) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

(3) Represents the New York City office properties of Tower Realty Trust, Inc. to be acquired in connection with the merger of Tower into Metropolitan Partners LLC, a subsidiary of the Operating Partnership. See the "Recent Developments--Tower Transaction" section of this summary. These amounts exclude four Tower Class B New York City office properties, the Tower non-New York City office properties we anticipate selling and the Tower Long Island office property we anticipate retaining.

    For more information on our properties, see the "Property/Market Information" section of this prospectus supplement.

                              RECENT DEVELOPMENTS

ACQUISITIONS

    The following table summarizes our property acquisitions during the year ended December 31, 1998.

                                                                          NUMBER OF                      AGGREGATE
                                                                         PROPERTIES     SQUARE FEET    PURCHASE PRICE
                                                                       ---------------  ------------  ----------------
Long Island
  - Office...........................................................             3         673,581   $     63,415,736
  - Industrial.......................................................             2         200,000   $      4,379,736
Westchester
  - Office...........................................................             6         979,871   $    173,000,000
  - Industrial.......................................................        --              --              --
New Jersey
  - Office...........................................................             4         522,436   $     90,905,370
  - Industrial.......................................................             6         984,764   $     41,586,320
Connecticut
  - Office...........................................................             2         325,000   $     61,300,000
  - Industrial.......................................................        --              --              --
                                                                                 --
                                                                                        ------------  ----------------
    Total  ..........................................................            23       3,685,652   $    434,587,162
                                                                                 --
                                                                                 --
                                                                                        ------------  ----------------
                                                                                        ------------  ----------------

PROPERTIES UNDER DEVELOPMENT

    The following table summarizes our properties under development, re-development or expansion as of December 31, 1998.

                                                                          NUMBER OF       ESTIMATED   ESTIMATED TOTAL
ESTIMATED STABILIZATION DATE(1)                                          PROPERTIES      SQUARE FEET      COST(2)
--------------------------------------------------------------------  -----------------  -----------  ----------------
1999................................................................              5        1,552,400  $     86,260,600
2000................................................................              4        1,325,587  $     62,966,700
2001................................................................              1          365,000  $     50,000,000
                                                                                 --
                                                                                         -----------  ----------------
    Total...........................................................             10        3,242,987  $    199,227,300
                                                                                 --
                                                                                 --
                                                                                         -----------  ----------------
                                                                                         -----------  ----------------

------------------------

(1) There can be no assurance that properties under development, re-development or expansion will be completed or stabilized by their respective estimated completion and stabilization dates.

(2) The estimated total cost information presented includes our estimate of the cost of land used in development, re-development or expansion, and our estimate of construction and other capitalized costs to be incurred through the completion of construction. With respect to properties under development, re-development or expansion, there can be no assurance that the actual cost will not exceed these estimates.

FINANCING ACTIVITIES

    During August 1997, we issued $150 million of senior unsecured notes in a private transaction. These notes mature in August 2007 and bear interest at 7.2% per annum, representing a spread of 1.1% over the 10-year treasury rate at such time.

    On July 23, 1998, we entered into a three-year unsecured revolving credit facility with The Chase Manhattan Bank, UBS AG and PNC Bank. This credit facility currently provides for a maximum borrowing amount of $500 million at LIBOR plus .90%. On January 12, 1999, we also entered into an unsecured term credit facility with ING (U.S.) Capital LLC and The Chase Manhattan Bank. The term facility matures on December 3, 1999 and is guaranteed by Reckson Associates. The term facility provides for a maximum borrowing amount of $75 million at rates ranging from LIBOR plus 1.50% to 1.75%. Our ability to borrow under these facilities is subject to certain financial covenants. As of December 31, 1998, the outstanding borrowings under our revolving credit facility was $465.9 million and outstanding borrowings under our term facility was $20 million. For a discussion of borrowings under our credit facilities subsequent to December 31, 1998, see the "Capitalization" section of this prospectus supplement.

    As of December 31, 1998, we had $253.5 million of mortgage indebtedness encumbering 23 of our 204 properties, totaling approximately 3.8 million square feet, and representing approximately 18% of our total portfolio on a square footage basis.

    During 1998, our general partner, Reckson Associates, issued approximately
1.9 million shares of common stock and 9.2 million shares of convertible preferred stock, raising approximately $270 million. Additionally, during 1998, in connection with the financing of several of our property acquisitions, we issued approximately $42 million of preferred limited partnership units.

    Currently, we have a policy of incurring debt only if our Debt Ratio is then 50% or less. As of December 31, 1998, our Debt Ratio was 39.4%. For these purposes, Debt Ratio is defined as the total debt of the Operating Partnership as a percentage of the market value of outstanding shares of common stock and preferred stock of Reckson Associates, including the conversion of outstanding partnership units in the Operating Partnership, plus total debt. The indenture under which the notes will be issued and our credit facilities contain financial covenants which limit the ability of the Operating Partnership to incur additional debt. See "Description of Debt Securities--Certain Covenants" in the accompanying prospectus. However, our organizational documents do not contain any limitation on the amount of debt we may incur.

OPERATING PERFORMANCE

    Since our formation, we have consistently reported increases in our funds from operations. Funds from operations for the quarter ended December 31, 1998 grew to $26.5 million from $20.2 million for the quarter ended December 31, 1997. Funds from operations for the year ended December 31, 1998 grew to $98.5 million from $69.6 million for the year ended December 31, 1997. These increases reflect our acquisition of additional properties, and internally generated growth in net operating income attributed to renewing leases at higher rents than expiring leases and the realization of operating efficiencies.

    During the year ended December 31, 1998, we leased 1,519,166 square feet at the office properties at an average effective rent (I.E., base rent adjusted on a straight-line basis for free rent periods, tenant improvements and leasing commissions) of $22.01 per square foot and 944,212 square feet at the industrial properties at an average effective rent of $7.25 per square foot.

TOWER TRANSACTION

    On December 8, 1998, Reckson Associates, the Operating Partnership, Metropolitan and Tower entered into a merger agreement under which Tower will be merged into Metropolitan, with Metropolitan surviving the merger. Concurrently with the merger, the Tower operating partnership will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers, valued at approximately $700 million, will be comprised of approximately (1) $100 million in cash, (2) $300 million of Reckson Associates' Class B common stock or, in certain circumstances described in the accompanying prospectus, Class B common stock and unsecured notes of the Operating Partnership, and (3) $300 million of assumed debt. We control Metropolitan and own 100% of its common equity interests, while Crescent Real Estate Equities Company will own an $85 million preferred equity interest in Metropolitan with limited voting rights. The merger agreement replaces a previously existing merger agreement among Reckson, Crescent, Metropolitan and Tower relating to the acquisition by Metropolitan, which was previously structured as a joint venture between Reckson and Crescent. We anticipate consummating the Tower merger prior to May 31, 1999, subject to approval by Tower's stockholders.

    We have engaged brokers to, and anticipate disposing of, the Tower properties located outside of New York City. In addition, we have reached an agreement with Tower and a third party for the third party to purchase four of Tower's Class B New York City office properties for approximately $85 million shortly prior to the completion of the merger.

                                  THE OFFERING

SECURITIES OFFERED...........................  $100,000,000   % Notes due        , 2004
                                               $200,000,000   % Notes due        , 2009

INTEREST PAYMENT DATES.......................  Interest on the notes will be payable
                                               semi-annually on              and
                                                            of each year, beginning       ,
                                               1999.

MATURITY.....................................  The   % notes will mature on              ,
                                               2004 and the   % notes will mature on
                                                            , 2009, unless, in either case,
                                               we exercise our option to redeem the notes
                                               prior to that date.

OPTIONAL REDEMPTION..........................  We may redeem the notes of either or both series at any time, in whole or from time to
                                               time in part, at our option at a redemption
                                               price equal to the sum of (i) the principal
                                               amount of the notes being redeemed plus
                                               accrued interest to the redemption date and
                                               (ii) the make-whole amount, if any, referred
                                               to herein under "Description of Notes--
                                               Optional Redemption."

RANKING......................................  The notes will be unsecured obligations and will rank equally with each other and with
                                               all of our other unsecured senior
                                               indebtedness. However, the notes will be
                                               effectively subordinated to all of our
                                               secured debt and to all debt of our
                                               subsidiaries.

USE OF PROCEEDS..............................  We will use the net proceeds from the sale of the notes to repay borrowings under our
                                               unsecured revolving credit facility.

LIMITATIONS ON INCURRENCE OF DEBT............  (1) We may not incur any debt if our consolidated debt is greater than 60% of our
                                                   total assets.

                                               (2) We may not incur any debt if our
                                               consolidated income available for debt
                                                   service for the four most recent quarters
                                                   is less than 1.5 times the annual service
                                                   charge on our consolidated debt.

                                               (3) We may not incur any secured debt if our
                                                   consolidated secured debt is greater than
                                                   40% of our total assets.

MAINTENANCE OF UNENCUMBERED
  ASSETS RATIO...............................  We must maintain unencumbered assets of at least 150% of our consolidated unsecured
                                               debt.

FORM.........................................  Book-entry only through the facilities of The
                                               Depository Trust Company.

                      RECKSON OPERATING PARTNERSHIP, L.P.

GENERAL

    We are a limited partnership engaged in the business of owning, developing, re-positioning, acquiring, constructing, managing and leasing suburban office and industrial properties in the New York Metropolitan Tri-State area. We are the entity through which our general partner Reckson Associates Realty Corp., a self-managed real estate investment trust, conducts its business.

    Based on industry surveys, we believe that we are one of the largest owners and managers of Class A suburban office and industrial properties in the New York Metropolitan Tri-State area. As of December 31, 1998, we owned and controlled, directly or indirectly, 204 properties encompassing approximately
21.0 million rentable square feet, all of which we manage. Our properties consist of 73 Class A suburban office properties encompassing approximately 10.1 million rentable square feet, 129 industrial properties encompassing approximately 10.8 million rentable square feet and two 10,000 square foot retail properties. In addition, as of December 31, 1998, we owned or had contracted to acquire approximately 980 acres of land (including approximately 400 acres under option) that may present future development opportunities.

    Our executive offices are located at 225 Broadhollow Road, Melville, New York 11747 and our telephone number is (516) 694-6900. At December 31, 1998, Reckson had approximately 250 employees.

                                USE OF PROCEEDS

    Our net cash proceeds from this offering, after deducting the estimated underwriting discount and estimated expenses, are estimated to be $297.6 million. We intend to use the net proceeds from this offering to repay borrowings under our revolving credit facility. As of December 31, 1998, such borrowings had a weighted average interest rate of 7.0% per annum and will mature in 2.5 years. For a discussion of relationships among certain lenders and/or agents under the revolving credit facility and related underwriters, see "Underwriting" in this prospectus supplement.

                                 CAPITALIZATION

    The following table sets forth our capitalization as of December 31, 1998 on a historical basis, on an as adjusted basis to give effect to the offering and the application of the net proceeds therefrom and on an as adjusted pro forma basis to give effect to the offering, the application of the net proceeds therefrom and the Tower transaction. See "Use of Proceeds." The information set forth in the table should be read in conjunction with our consolidated financial statements and notes thereto included in the accompanying prospectus.

                                                                          AS OF DECEMBER 31, 1998
                                                          -------------------------------------------------------
                                                                                          AS ADJUSTED PRO FORMA
                                                             ACTUAL       AS ADJUSTED   FOR TOWER TRANSACTION(3)
                                                          -------------  -------------  -------------------------

                                                                          (UNAUDITED)          (UNAUDITED)
                                                                              (IN THOUSANDS)
  Debt
    Mortgage notes payable..............................  $     253,463  $     233,099(1)       $     471,878(1)
    Senior unsecured notes..............................        150,000        150,000              150,000
    Credit facilities...................................        485,850        241,357(2)             241,357(2)
      % Notes due         , 2004........................             --        100,000              100,000
      % Notes due         , 2009........................             --        200,000              200,000
                                                          -------------  -------------          -----------
      Total debt........................................        889,313        924,456            1,163,235
                                                          -------------  -------------          -----------
  Partners' capital:
    Preferred Capital, 9,234,518 Units outstanding......        263,126        263,126              263,126
    General Partners' Capital, 40,035,419 Units
      outstanding and 51,730,253 Units outstanding on an
      as adjusted pro forma basis.......................        485,341        485,341              738,297
    Limited Partners' Capital, 7,764,630 Units
      outstanding.......................................         94,125         94,125              143,948
                                                          -------------  -------------          -----------
      Total Partners' Capital...........................        842,592        842,592            1,145,371
                                                          -------------  -------------          -----------
  Total capitalization..................................  $   1,731,905  $   1,767,048        $   2,308,606
                                                          -------------  -------------          -----------
                                                          -------------  -------------          -----------

------------------------

(1) Net of the minority partners' proportionate share of debt and including our share of unconsolidated joint venture debt.

(2) Reflects the net effect of $55 million in borrowings incurred under our credit facilities since December 31, 1998 and application of the net proceeds hereof.

(3) Assumes that Reckson Associates' stockholders approve the issuance of Class B common stock as the entire non-cash portion of the merger consideration in the Tower transaction. In the event such approval is not obtained, the portion of the consideration payable in Class B common stock will be reduced and we will issue $101.5 million principal amount of our 7% Senior Notes due 2009.

                         SELECTED FINANCIAL INFORMATION

    The following table sets forth our selected financial and operating information. Our selected operating and balance sheet data at and for the years ended December 31, 1998, 1997 and 1996 have been derived from our audited financial statements.

                                                                         FOR THE YEAR ENDED DECEMBER 31,
                                                                  ----------------------------------------------
                                                                       1998            1997            1996
                                                                  --------------  --------------  --------------

                                                                        (DOLLARS IN THOUSANDS, EXCEPT UNIT
                                                                               AND PROPERTIES DATA)
OPERATING DATA:
  Revenues......................................................  $      266,312  $      153,348  $       96,030
  Expenses......................................................         201,003         107,639          70,935
  Income (loss) before distribution to preferred unit holders,
    minority interest and extraordinary items...................          65,309          45,709          25,095
  Minority interest.............................................           2,819             920             915
  Extraordinary items--gain (loss)..............................          (1,993)         (2,808)         (1,259)
  Preferred distributions.......................................          14,244        --              --
  Net income available to common unit holders...................          46,253          41,981          22,921
Per Unit Data(1):
Net income per common unit:
  General Partner...............................................  $          .98  $         1.06  $          .87
  Limited Partners..............................................  $          .98  $         1.03  $          .86
Weighted average common units outstanding
  General Partner...............................................      39,473,000      32,727,000      19,928,000
  Limited Partners..............................................       7,728,000       7,016,000       6,503,000
BALANCE SHEET DATA: (PERIOD END)
  Real estate, before accumulated depreciation..................  $    1,743,223  $    1,015,282  $      519,504
  Total assets..................................................       1,854,520       1,113,105         543,391
  Mortgage notes payable........................................         253,463         180,023         161,513
  Unsecured credit facility.....................................         465,850         210,250         108,500
  Unsecured term loan...........................................          20,000        --              --
  Senior unsecured notes........................................         150,000         150,000        --
  Market value of equity(2).....................................       1,332,882       1,141,592         653,606
  Total market capitalization including debt (2) (3)............       2,119,936       1,668,800         921,423
OTHER DATA:
  Funds from operations.........................................  $       98,501  $       69,619  $       40,938
  Total square feet (at end of period)..........................          21,000          13,645           8,800
  Number of properties (at end of period).......................             204             155             110

------------------------

(1) Based on the weighted average units outstanding for the period then ended.

(2) Based on the value of our common units (assuming a value equivalent to a share of Reckson Associates' common stock), the stated value of our preferred units and the number of units outstanding at the end of the period.

(3) Debt amount is net of minority partners' proportionate share of Omni debt plus our share of joint venture debt.

f

                          PROPERTY/MARKET INFORMATION

    We operate in the New York Metropolitan Tri-State area, which encompasses over 500 million square feet of office space. This area is home to a highly educated workforce and generally a high per capita income population that is a major user of services provided by our tenants. We believe that the economic fundamentals for the New York Metropolitan Tri-State area provide an attractive environment for owning and operating Class A office and industrial properties, a history of low unemployment rates and growing employment in the service sectors, particularly in those sectors that are the largest users of Class A office space.

    Our suburban office markets have continued to strengthen. In addition, there has been limited new development in these markets. Set forth below is a table indicating the new space under development in the top twenty-one Metropolitan Statistical Areas ("MSAs") in the United States (measured by leasing square footage) as a percentage of total leasing inventory, as of December 31, 1998. MSAs in which any of our properties are located are italicized and highlighted in bold.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

  NEW YORK CITY       0.9
Westchester              1.8
Cleveland                1.9
LA County                2.2
Long Island              2.3
Stamford                 2.3
San Francisco            2.7
Houston                  3.4
Oakland                  3.5
Chicago                  3.8
Denver                   3.8
Orange County            3.8
Atlanta                  4.1
Philadelphia             4.2
San Diego                4.8
No. New Jersey           4.9
Boston                   6.6
Washington, DC           6.6
Phoenix                  7.3
Dallas                   9.4
Seattle                 12.4

------------------------

Sources: CoStar, Jamison Research, Grubb & Ellis, Cushman & Wakefield, CB Commercial/Torto Wheaton Research and Merrill Lynch.

    As of December 31, 1998, we owned and controlled 204 properties (including two joint venture properties) encompassing approximately 21.0 million rentable square feet. These properties consist of 73 Class A office properties encompassing approximately 10.1 million rentable square feet, 129 industrial properties encompassing approximately 10.8 million rentable square feet and two free-standing 10,000 square foot retail properties. The rentable square feet of each property has been determined for these purposes based on the aggregate leased square footage specified in currently effective leases and, with respect to vacant space, management's estimate. We also owned or had contracted to acquire approximately 980 acres of land (including approximately 400 acres under option) in 18 separate parcels as of December 31, 1998.

    We have historically emphasized the development and acquisition of properties located in large scale office and industrial parks or in close proximity within the particular submarket, and, as of December 31, 1998, approximately 70% of the office properties and 49% of the industrial properties (excluding the RMI properties) were so located (measured by rentable square footage). We believe that owning properties in such locations provides certain strategic advantages, including the following: (i) certain tenants prefer being located in or near a park with other high quality companies to enhance their corporate image, (ii) a park area affords tenants certain aesthetic amenities such as a common landscaping plan, standardization of signage and common dining and recreational facilities, (iii) tenants may expand (or contract) their business within a park area, enabling them to centralize business functions,
(iv) a park area provides tenants with access to other tenants and may facilitate business relationships between tenants and (v) a critical mass of properties in a park area promotes operating and leasing efficiencies for us.

    Also, as of December 31, 1998, we had invested approximately $61.3 million in certain mortgage indebtedness encumbering four Class A office properties on Long Island encompassing approximately 577,000 square feet, a 400 acre parcel of land and a 825,000 square foot industrial property in New Jersey.

MARKET DIVERSIFICATION

                         SUMMARY OF PROPERTY PORTFOLIO
                           (AS OF DECEMBER 31, 1998)

                                                                                       % OF                        ANNUAL
                                                       NUMBER OF        SQUARE        SQUARE       PERCENT          BASE
                                                      PROPERTIES         FEET          FEET       LEASED(1)        RENT(2)
                                                     -------------  --------------  -----------  -----------  -----------------
Long Island
  - Office.........................................           23         3,671,413        16.3%        92.7%  $      71,152,658
  - Industrial.....................................           94         5,638,435        25.1%        95.6%  $      29,268,258
  - Retail.........................................            2            20,000         0.0%       100.0%  $         314,000
Westchester
  - Office.........................................           25         3,298,623        14.7%        93.9%  $      56,521,355
  - Industrial.....................................            4           256,948         1.2%       100.0%  $       2,130,019
New Jersey
  - Office.........................................           17         1,993,999         8.9%        98.1%  $      34,946,506
  - Industrial.....................................           30         4,497,662        20.0%        98.0%  $      18,391,236
Connecticut........................................
  - Office.........................................            8         1,123,188         5.0%        90.1%  $      22,020,613
  - Industrial.....................................            1           452,414         2.0%       100.0%  $       2,900,684
                                                             ---    --------------         ---        -----   -----------------
    Sub-Total......................................          204        20,952,682        93.2%        95.4%  $     237,645,329
New York City(3)
  - Office.........................................            3         1,522,378         6.8%        95.5%  $      45,077,397
                                                             ---    --------------         ---        -----   -----------------
    Total..........................................          207        22,475,060         100%        95.4%  $     282,722,726
                                                             ---    --------------         ---        -----   -----------------
                                                             ---    --------------         ---        -----   -----------------

                                                        % OF        NUMBER
                                                        TOTAL         OF
                                                        1998        TENANT
                                                      BASE RENT     LEASES
                                                     -----------  -----------
Long Island
  - Office.........................................        25.2%         326
  - Industrial.....................................        10.4%         228
  - Retail.........................................         0.1%           2
Westchester
  - Office.........................................        20.0%         261
  - Industrial.....................................         0.7%           3
New Jersey
  - Office.........................................        12.4%         143
  - Industrial.....................................         6.5%          48
Connecticut........................................
  - Office.........................................         7.8%         128
  - Industrial.....................................         1.0%           2
                                                          -----        -----
    Sub-Total......................................        84.1%       1,141
New York City(3)
  - Office.........................................        15.9%          81
                                                          -----        -----
    Total..........................................         100%       1,222
                                                          -----        -----
                                                          -----        -----

------------------------------
(1) Percent leased excludes properties under development.

(2) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

(3) Represents the New York City office properties of Tower to be acquired in connection with the merger of Tower into Metropolitan, a subsidiary of the Operating Partnership. See the "Prospectus Supplement Summary--Recent Developments--Tower Transaction" section of this prospectus supplement. These amounts exclude four Tower Class B New York City office properties, the Tower non-New York City office properties we anticipate selling and the Tower Long Island office property that we anticipate retaining.

TENANT DIVERSIFICATION

    Our office and industrial properties are leased to approximately 1,141 tenants. Our office tenants engage in a wide variety of businesses, including telecommunications firms, insurance companies, accounting firms, brokerage firms, commercial banks and health care providers. Our industrial tenants utilize the properties for distribution, warehouse, research and development and light manufacturing/ assembly activities. The following table sets forth the Annual Base Rent at December 31, 1998 derived from our 45 largest office and industrial property tenants.

                                                                                                             % OF
                                                              NUMBER       SQUARE FEET    ANNUAL BASE    TOTAL ANNUAL
SIGNIFICANT TENANTS                                          OF LEASES        LEASED       RENT(1)(2)      BASE RENT
--------------------------------------------------------  ---------------  ------------  --------------  -------------
MCI Telecommunications..................................             6         345,065   $    6,444,170         2.7%
Prudential Ins. Co. ....................................            12         240,541        6,393,212         2.7%
Bell Atlantic ..........................................             1         208,660        5,633,820         2.4%
AT&T Corp. .............................................             2         310,409        4,973,549         2.1%
Towers Perrin Forster & Crosby..........................             1         148,000        3,685,500         1.6%
United Distillers N.A. Inc. ............................             4         118,197        3,420,739         1.4%
Vytra Healthcare L.I. Inc. .............................             2         145,530        3,344,475         1.4%
Citicorp................................................             1         135,909        3,261,816         1.4%
Nestle Food Company.....................................             1         585,510        2,739,377         1.1%
State Farm Mutual Automobile ...........................             6         140,730        2,673,650         1.1%
Ciba Geigy..............................................             3         206,951        2,572,266         1.1%
First Chicago NBD ......................................             1         108,000        2,298,722         1.0%
Herrodd Distribution....................................             1         610,949        2,291,059         1.0%
Neuman Distributors Inc.................................             1         332,352        2,193,523         0.9%
Lockheed Martin Corporation.............................             1         123,554        2,083,483         0.9%
National Health Lab. Inc. ..............................             1         108,000        2,064,081         0.9%
North American Philips Corp.............................             1         245,704        2,032,502         0.9%
Episcopal Health Services...............................             1          63,454        1,864,789         0.8%
Coca-Cola Bottling Co...................................             1         243,751        1,828,133         0.8%
First UNUM Life Ins. Companies..........................             1          79,533        1,809,376         0.7%
Nortel--US Real Estate Trans. ..........................             1          67,055        1,726,666         0.7%
Liberty Mutual Insurance Co. ...........................             3          76,643        1,721,644         0.7%
Bank of America.........................................             1          59,544        1,712,259         0.7%
Associated Aviation Underwriters........................             1          56,836        1,648,004         0.7%
Federal Insurance Company...............................             1          71,855        1,637,696         0.7%
Island-Peer Review Org. ................................             1          72,904        1,425,273         0.6%
PaineWebber Incorporated................................             1          35,795        1,391,683         0.6%
The Chase Manhattan Bank................................             3          58,512        1,375,526         0.6%
New Breed Leasing Corporation...........................             1         297,000        1,348,072         0.6%
Symbol Technologies Inc.................................             3         223,023        1,318,932         0.5%
McKinsey & Company, Inc. ...............................             4          46,952        1,277,656         0.5%
Merrill Lynch...........................................             3          41,561        1,272,886         0.5%
North Fork Bank.........................................             2          58,833        1,267,376         0.5%
Swiss Bank Corporation .................................             1          38,173        1,221,536         0.5%
Estee Lauder Realty Corp................................             2         285,000        1,164,159         0.5%
Dannon Company Inc. ....................................             2          53,785        1,152,920         0.5%
LaSalle Partners Mgmt Srv Inc. .........................             1          70,155        1,140,019         0.5%
Amscan Inc. ............................................             1          53,575        1,061,876         0.4%
American Tissue Corporation.............................             2         229,000        1,025,621         0.4%
Guest Supply Inc........................................             1         225,831          930,612         0.4%
Nippon Express USA Inc..................................             1         202,000          909,000         0.4%
SETCO Inc...............................................             1         203,404          894,978         0.4%
Schein Pharmaceutical...................................             1          93,948          879,519         0.4%
Timex Corporation.......................................             1         206,710          868,182         0.4%
Starad Inc..............................................             1          92,000          828,000         0.3%
                                                                    --
                                                                           ------------  --------------       ------
      Total 45 Largest Tenants..........................            88       7,420,893   $   94,808,337        39.9%
                                                                    --
                                                                    --
                                                                           ------------  --------------       ------
                                                                           ------------  --------------       ------

------------------------
(1) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

(2) Includes our proportionate share of unconsolidated joint venture property.

                                                                                                          % OF TOTAL
                                                             NUMBER OF     SQUARE FEET    ANNUAL BASE     ANNUAL BASE
INDUSTRY CLASSIFICATIONS                                      LEASES          LEASED       RENT(1)(2)        RENT
--------------------------------------------------------  ---------------  ------------  --------------  -------------
Telecommunications                                                  10         931,189   $   18,778,209          7.9%
Insurance                                                           24         666,138   $   15,883,581          6.6%
Financial Services                                                  17         583,279   $   15,079,460          6.4%
Consumer Products                                                   21       3,722,395   $   23,516,835          9.9%
Healthcare                                                           4         281,888   $    6,634,537          2.8%
Pharmaceuticals                                                      7         794,826   $    8,771,265          3.7%
Legal                                                                1         148,000   $    3,685,500          1.6%
Technology                                                           4         293,178   $    2,458,950          1.0%
                                                                    --
                                                                           ------------  --------------  -------------
                                                                    88       7,420,893   $   94,808,337         39.9%
                                                                    --
                                                                    --
                                                                           ------------  --------------  -------------
                                                                           ------------  --------------  -------------

--------------------------
(1) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

(2) Includes our proportionate share of unconsolidated joint venture property.

OFFICE PROPERTIES

    GENERAL. As of December 31, 1998, we owned or had an interest in 73 Class A office properties that encompass approximately 10.1 million square feet. As of December 31, 1998, these office properties were approximately 93.8% leased to 858 tenants.

    The Office Properties are Class A office buildings and are well-located, well-maintained and professionally managed. In addition, these properties are modern with high finishes and achieve among the highest rent, occupancy and tenant retention rates within their sub-markets. Of the 73 office properties, 49 are located in the following planned office parks: the 23 acre North Shore Atrium, the 32 acre Huntington Melville Corporate Center, the 50 acre Nassau West Corporate Center, the 29.2 acre Tarrytown Corporate Center, the seven acre Landmark Square Office Complex, the 32 acre Executive Hill Office Park, the 76 acre Reckson Executive Park, the 11 acre University Square Office Complex, the 58 acre Summitt at Valhalla, the 5 acre Mt. Pleasant Corporate Center, the 3.7 acre Stamford Towers Office Complex, and the 26 acre Short Hills Office Complex. The buildings in these office parks offer a full array of amenities including health clubs, racquetball courts, sun decks, restaurants and computer controlled HVAC access systems and conference centers. We believe that the location, quality of construction and amenities as well as our reputation for providing a high level of tenant service has enabled us to attract and retain a national tenant base. Our office tenants include telecommunications firms, national insurance companies, "big five" accounting firms, "money center" commercial banks and health care firms.

    LEASING ACTIVITY. For the twelve month period ended December 31, 1998, Base Rent (defined as gross rent excluding payments by tenants on account of real estate tax, operating expense calculations and base electrical charges, plus non-recoverable operating expense pass-throughs) for re-leased or renewed office space increased by 2.8% on a cash basis and by 12.8% on a straightline basis over the related expiring Base Rent.

    LONG ISLAND. The following table sets forth a schedule of the lease expirations for the Long Island office properties for existing leases as of December 31, 1998, assuming that none of the tenants exercises renewal options or termination rights, if any.

                                                                                             CUMULATIVE
                                                                            PERCENTAGE       PERCENTAGE
                                                                             OF TOTAL         OF TOTAL
                                                                              LEASED           LEASED       PER SQUARE
                                                            SQUARE FEET     SQUARE FEET      SQUARE FEET       FOOT
                                              NUMBER OF      SUBJECT TO     REPRESENTED      REPRESENTED     STRAIGHT    PER SQUARE
                                               LEASES         EXPIRING      BY EXPIRING      BY EXPIRING       LINE         FOOT
YEAR OF LEASE EXPIRATION                      EXPIRING         LEASES         LEASES           LEASES         RENT(1)      RENT(2)
-----------------------------------------  ---------------  ------------  ---------------  ---------------  -----------  -----------
1999.....................................            34         115,687            3.5%             3.5%     $   20.24    $   21.28
2000.....................................            48         322,528            9.9%            13.4%     $   20.47    $   22.08
2001.....................................            43         216,505            6.6%            20.0%     $   23.02    $   25.30
2002.....................................            38         396,850           12.2%            32.2%     $   23.23    $   25.06
2003.....................................            58         402,034           12.3%            44.5%     $   23.28    $   24.10
2004.....................................            25         277,191            8.5%            53.0%     $   24.71    $   28.75
2005 and thereafter......................            77       1,536,825           47.0%           100.0%        --           --
                                                    ---     ------------        ------
      Total..............................           323       3,267,620          100.0%
                                                    ---     ------------        ------
                                                    ---     ------------        ------

------------------------
(1) Represents annualized straightline rent as of the lease expiration date.

(2) Represents annualized Base Rent plus non-recoverable operating expense pass-throughs attributable to leases that expire during such period divided by total square footage under such leases.

[Charts for each area office showing the decline of direct vacancy rates and the increase of average asking rental rates]

                                  LONG ISLAND

                                                                                         AVERAGE ASKING     DIRECT
                                                                                          RENTAL RATES      VACANCY
                                                                                        ----------------  -----------
1994                                                                                       $    22.95           11.8
1995                                                                                            24.54           14.0
1996                                                                                            23.83           12.7
1997                                                                                            26.14            8.7

------------------------

    The foregoing statistical data has been derived from the Long Island Office Market Class A Statistical Summary (Fourth Quarter 1998) of Cushman & Wakefield. Direct vacancy rate is defined for purposes of these reports as landlord available space divided by inventory. Average asking rental rate is defined as gross annual asking rates of existing buildings per square foot. The average asking rental rate represents an average rental rate which is weighted by the amount of square footage available at each respective rental rate.

    The following table sets forth a schedule of new leases signed and the average annual Base Rent per leased square foot for the Long Island office properties for the years 1991 to 1998.

                                                                                         AVERAGE ANNUAL BASE RENT PER
YEAR                                                              NUMBER OF LEASES           LEASED SQUARE FOOT(1)
-------------------------------------------------------------  -----------------------  -------------------------------
1998.........................................................                97                    $   25.52
1997.........................................................                36                    $   25.14
1996.........................................................                44                    $   22.83
1995.........................................................                34                    $   24.96
1994.........................................................                55                    $   22.28
1993.........................................................                40                    $   21.77
1992.........................................................                35                    $   23.60
1991.........................................................                29                    $   24.12

------------------------

(1) Represents average annual Base Rent from signed leases over the term of such leases divided by leased square feet.

    WESTCHESTER. The following table sets forth a schedule of the lease expirations for the Westchester properties for existing leases as of December 31, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any.

                                                                                       CUMULATIVE
                                                                   PERCENTAGE OF      PERCENTAGE OF
                                                                   TOTAL LEASED       TOTAL LEASED     PER SQUARE
                                                   SQUARE FEET      SQUARE FEET        SQUARE FEET        FOOT
                                     NUMBER OF      SUBJECT TO    REPRESENTED BY     REPRESENTED BY     STRAIGHT    PER SQUARE
                                      LEASES         EXPIRING        EXPIRING           EXPIRING          LINE         FOOT
YEAR OF LEASE EXPIRATION             EXPIRING         LEASES          LEASES             LEASES          RENT(1)      RENT(2)
--------------------------------  ---------------  ------------  -----------------  -----------------  -----------  -----------
1999............................            38         168,395             6.1%               6.1%      $   19.57    $   19.86
2000............................            47         481,865            17.6%              23.7%      $   22.98    $   22.84
2001............................            46         335,723            12.2%              35.9%      $   21.72    $   22.49
2002............................            45         444,151            16.2%              52.1%      $   20.18    $   20.60
2003............................            39         252,728             9.2%              61.3%      $   21.75    $   22.48
2004............................            12          78,035             2.8%              64.1%      $   19.93    $   20.45
2005 and thereafter.............            33         984,352            35.9%             100.0%         --           --
                                           ---     ------------          -----
      Total.....................           260       2,745,249           100.0%
                                           ---     ------------          -----
                                           ---     ------------          -----

------------------------

(1) Represents annualized straightline rent as of the lease expiration date.

(2) Represents annualized Base Rent plus non-recoverable operating expense pass-throughs attributable to leases that expire during such period divided by total square footage under such leases.

                                  WESTCHESTER

                                                                                         AVERAGE ASKING     DIRECT
                                                                                          RENTAL RATES      VACANCY
                                                                                        ----------------  -----------
1994                                                                                       $    23.38           16.5
1995                                                                                            23.87           16.2
1996                                                                                            23.67           16.0
1997                                                                                            25.14           13.3

------------------------

    The foregoing statistical data has been derived from the Westchester County Office Market Report (Fourth Quarter 1998) of Cushman & Wakefield. Direct vacancy rate is defined for purposes of these reports as landlord available space divided by inventory. Average asking rental rate is defined as gross annual asking rates of existing buildings per square foot. The average asking rental rate represents an average rental rate which is weighted by the amount of square footage available at each respective rental rate.

    The following table sets forth a schedule of new leases signed and the average annual Base Rent per leased square foot for the Westchester properties for the years 1996 through 1998.

                                                 AVERAGE ANNUAL BASE RENT PER
YEAR                      NUMBER OF LEASES           LEASED SQUARE FOOT(1)
---------------------  -----------------------  -------------------------------
1998.................                60                    $   21.19
1997.................                57                    $   20.00
1996.................                34                    $   20.05(2)

------------------------

(1) Represents average annual Base Rent from signed leases over the term of such leases divided by leased square feet.

(2) Excludes the property located at 555 White Plains Road, Tarrytown, New York. This property was acquired for $39 per square foot in April 1996 and was 37% leased at the time of acquisition. We renovated and repositioned this property and, at December 31, 1996, it was 100% leased. Average annual Base Rent per leased square foot for the Westchester office properties for 1996 including this property was $19.39.

    CONNECTICUT. The following table sets forth a schedule of the lease expirations for the Connecticut office properties for existing leases as of December 31, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any.

                                                                                       CUMULATIVE
                                                                   PERCENTAGE OF      PERCENTAGE OF
                                                                   TOTAL LEASED       TOTAL LEASED     PER SQUARE
                                                   SQUARE FEET      SQUARE FEET        SQUARE FEET        FOOT
                                     NUMBER OF      SUBJECT TO    REPRESENTED BY     REPRESENTED BY     STRAIGHT    PER SQUARE
                                      LEASES         EXPIRING        EXPIRING           EXPIRING          LINE         FOOT
YEAR OF LEASE EXPIRATION             EXPIRING         LEASES          LEASES             LEASES          RENT(1)      RENT(2)
--------------------------------  ---------------  ------------  -----------------  -----------------  -----------  -----------
1999............................            15          33,351             3.3%               3.3%      $   22.58    $   22.97
2000............................            26         114,054            11.3%              14.6%      $   22.18    $   22.54
2001............................            20         100,612             9.9%              24.5%      $   24.03    $   25.02
2002............................            16          93,788             9.3%              33.8%      $   26.96    $   27.70
2003............................            16         101,406            10.0%              43.8%      $   30.94    $   31.79
2004............................            14         198,175            19.6%              63.4%      $   20.65    $   21.14
2005 and thereafter.............            21         370,698            36.6%             100.0%         --           --
                                           ---     ------------          -----
      Total.....................           128       1,012,084           100.0%
                                           ---     ------------          -----
                                           ---     ------------          -----

------------------------

(1) Represents annualized straightline rent as of the lease expiration date.

(2) Represents annualized Base Rent plus non-recoverable operating expense pass-throughs attributable to leases that expire during such period divided by total square footage under such leases.

                              SOUTHERN CONNECTICUT

                                                                                         AVERAGE ASKING     DIRECT
                                                                                          RENTAL RATES      VACANCY
                                                                                        ----------------  -----------
1994                                                                                       $    24.09           15.7
1995                                                                                            24.91           12.7
1996                                                                                            26.19            6.1
1997                                                                                            28.96            4.2

------------------------

    The foregoing statistical data has been derived from the Fairfield County (Connecticut) Office Market Report (Fourth Quarter 1998) of Cushman & Wakefield and represents the average asking rental rates for the central business district in Stamford, Connecticut. Direct vacancy rate is defined for purposes of these reports as landlord available space divided by inventory. Average asking rental rate is defined as gross annual asking rates of existing buildings per square foot. The average asking rental rate represents an average rental rate which is weighted by the amount of square footage available at each respective rental rate.

    The following table sets forth a schedule of new leases signed and the average annual Base Rent per leased square foot for the Connecticut office properties for the years 1996 through 1998.

                                                 AVERAGE ANNUAL BASE RENT PER
YEAR                      NUMBER OF LEASES           LEASED SQUARE FOOT(1)
---------------------  -----------------------  -------------------------------
1998.................                17                    $   26.62
1997.................                30                    $   24.06
1996.................                 9                    $   21.25

------------------------

(1) Represents average annual Base Rent from signed leases over the term of such leases divided by leased square feet.

    NEW JERSEY. The following table sets forth a schedule of the lease expirations for the New Jersey office properties for existing leases as of December 31, 1998, assuming that none of the tenants exercise renewal options or termination rights, if any.

                                                                                    CUMULATIVE
                                                                PERCENTAGE OF      PERCENTAGE OF
                                                                TOTAL LEASED       TOTAL LEASED
                                                SQUARE FEET      SQUARE FEET        SQUARE FEET
                                                 SUBJECT TO    REPRESENTED BY     REPRESENTED BY     PER SQUARE
                                NUMBER OF         EXPIRING        EXPIRING           EXPIRING       FOOT STRAIGHT   PER SQUARE
YEAR OF LEASE EXPIRATION     LEASES EXPIRING       LEASES          LEASES             LEASES        LINE RENT(1)   FOOT RENT(2)
-------------------------  -------------------  ------------  -----------------  -----------------  -------------  -------------
1999.....................              23           280,233            15.8%              15.8%       $   19.81      $   20.02
2000.....................              38           338,855            19.0%              34.8%       $   22.51      $   22.41
2001.....................              24           272,182            15.3%              50.1%       $   18.02      $   18.06
2002.....................              18           151,461             8.5%              58.6%       $   19.81      $   19.91
2003.....................              17           308,379            17.3%              75.9%       $   18.31      $   17.96
2004.....................               6            99,678             5.6%              81.5%       $   21.60      $   19.93
2005 and thereafter......              15           328,133            18.5%             100.0%          --             --
                                      ---       ------------          -----
      Total..............             141         1,778,921           100.0%
                                      ---       ------------          -----
                                      ---       ------------          -----

------------------------

(1) Represents annualized straightline rent as of the lease expiration date.

(2) Represents annualized Base Rent plus non-recoverable operating expense pass-throughs attributable to leases that expire during such period divided by total square footage under such leases.

                              NORTHERN NEW JERSEY

                                                                                         AVERAGE ASKING     DIRECT
                                                                                          RENTAL RATES      VACANCY
                                                                                        ----------------  -----------
1994                                                                                       $    23.23           14.1
1995                                                                                            23.46           11.8
1996                                                                                            24.55            9.1
1997                                                                                            25.38            4.7

------------------------

    The foregoing statistical data has been derived from the New Jersey Office Market Class A Statistical Summary (Year End 1998) of Cushman & Wakefield. Direct vacancy rate is defined for purposes of these reports as landlord available space divided by inventory. Average asking rental rate is defined as gross annual asking rates of existing buildings per square foot. The average asking rental rate represents an average rental rate which is weighted by the amount of square footage available at each respective rental rate.

    The following table sets forth a schedule of new leases signed and the average annual Base Rent per leased square foot for the New Jersey office properties for the years 1997 and 1998.

                                                 AVERAGE ANNUAL BASE RENT PER
YEAR                      NUMBER OF LEASES           LEASED SQUARE FOOT(1)
---------------------  -----------------------  -------------------------------
1998.................                42                    $   23.65
1997.................                 5                    $   19.88

------------------------

(1) Represents average annual Base Rent for signed leases over the term of such leases divided by leased square feet.

    DISTRIBUTION OF LEASES BY LEASED SPACE. The following table sets forth information relating to the diversity of the tenants at our office properties based upon square feet under lease at December 31, 1998.

                                                                                                ANNUAL
                                            NUMBER       PERCENT      TOTAL       PERCENT      BASE RENT      PERCENT
SQUARE FEET UNDER LEASE                    OF LEASES    OF TOTAL   SQUARE FEET   OF TOTAL   (THOUSANDS)(1)   OF TOTAL
---------------------------------------  -------------  ---------  ------------  ---------  ---------------  ---------
Less than 2,501........................          291        33.92%     432,251        4.83%  $       8,343        4.52%
2,501-5,000............................          189        22.03%     676,621        7.56%  $      13,683        7.41%
5,001-10,000...........................          162        18.88%   1,160,329       12.97%  $      23,644       12.81%
10,001-20,000..........................          109        12.70%   1,530,436       17.11%  $      32,720       17.72%
20,001-40,000..........................           67         7.81%   1,903,233       21.28%  $      41,035       22.22%
40,001+................................           40         4.66%   3,242,768       36.25%  $      65,217       35.32%
                                                 ---    ---------  ------------  ---------  ---------------  ---------
    Total..............................          858       100.00%   8,945,638      100.00%  $     184,642      100.00%
                                                 ---    ---------  ------------  ---------  ---------------  ---------
                                                 ---    ---------  ------------  ---------  ---------------  ---------

------------------------

(1) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

    OFFICE PROPERTY CHART. The following table sets forth certain information as of December 31, 1998 for each of our office properties owned at such time.

                                                        OWNERSHIP
                                                        INTEREST
                                                      (GROUND LEASE                         LAND         NUMBER
                                      PERCENTAGE       EXPIRATION           YEAR            AREA           OF          SQUARE
PROPERTY                               OWNERSHIP        DATE)(1)         CONSTRUCTED       (ACRES)       FLOORS         FEET
----------------------------------  ---------------  ---------------  -----------------  -----------  -------------  -----------
Huntington Melville
  Corporate Center
  Melville, NY
  395 North Service Rd............          100%         Leasehold
                                                            (2081)             1988             7.5             4        187,393
  200 Broadhollow Rd..............          100%               Fee             1981             4.6             4         67,432
  48 South Service Rd.............          100%               Fee             1986             7.3             4        125,372
  35 Pinelawn Rd..................          100%               Fee             1980             6.0             2        105,241
  275 Broadhollow Rd..............          100%               Fee             1970             5.8             4        124,441
  1305 Old Walt Whitman Rd (3)....          100%               Fee             1998(5)         18.1             3        167,400
                                                                                              -----                  -----------
Total-Huntington Melville
  Corporate Center (4)............                                                             49.3                      777,279
                                                                                              -----                  -----------
North Shore Atrium,
  Syosset, NY
  6800 Jericho Turnpike
  (North Shore Atrium I)..........          100%               Fee             1977            13.0             2        209,028
  6900 Jericho Turnpike
  (North Shore Atrium II).........          100%               Fee             1982             5.0             4        101,036
                                                                                              -----                  -----------
Total-North Shore Atrium..........                                                             18.0                      310,064
                                                                                              -----                  -----------

                                                                  ANNUAL
                                                                   BASE         NUMBER
                                                    ANNUAL       RENT PER         OF
                                      PERCENT        BASE         LEASED        TENANT
PROPERTY                              LEASED        RENT(2)       SQ. FT.       LEASES
----------------------------------  -----------  -------------  -----------  -------------
Huntington Melville
  Corporate Center
  Melville, NY
  395 North Service Rd............
                                        100.0%   $   4,473,934   $   23.87             6
  200 Broadhollow Rd..............       80.9%   $   1,171,091   $   21.48            10
  48 South Service Rd.............       95.1%   $   2,774,294   $   23.26             7
  35 Pinelawn Rd..................       96.4%   $   2,087,240   $   20.58            25
  275 Broadhollow Rd..............       97.9%   $   2,527,812   $   20.74            20
  1305 Old Walt Whitman Rd (3)....       54.0%   $   1,057,370   $   11.69             2
                                                 -------------                       ---
Total-Huntington Melville
  Corporate Center (4)............       95.8%   $  14,091,741   $   20.88            70
                                                 -------------                       ---
North Shore Atrium,
  Syosset, NY
  6800 Jericho Turnpike
  (North Shore Atrium I)..........       78.1%   $   2,931,343   $   17.96            37
  6900 Jericho Turnpike
  (North Shore Atrium II).........       81.5%   $   1,518,383   $   18.44            12
                                                 -------------                       ---
Total-North Shore Atrium..........       79.2%   $   4,449,726   $   18.12            49
                                                 -------------                       ---

                                                        OWNERSHIP
                                                        INTEREST
                                                      (GROUND LEASE                         LAND         NUMBER
                                      PERCENTAGE       EXPIRATION           YEAR            AREA           OF          SQUARE
PROPERTY                               OWNERSHIP        DATE)(1)         CONSTRUCTED       (ACRES)       FLOORS         FEET
----------------------------------  ---------------  ---------------  -----------------  -----------  -------------  -----------
Nassau West Corporate Center,
  Mitchel Field, NY
  50 Charles Lindbergh Blvd.
  (Nassau West Corporate Center
  II).............................          100%         Leasehold
                                                            (2082)             1984             9.1             6        211,845
  60 Charles Lindbergh Blvd.
  (Nassau West Corporate Center
  I)..............................          100%         Leasehold
                                                            (2082)             1989             7.8             2        186,889
  51 Charles Lindbergh Blvd.......          100%         Leasehold
                                                            (2084)             1989             6.6             1        108,000
  55 Charles Lindbergh Blvd.......          100%         Leasehold
                                                            (2082)             1982            10.0             2        214,581
  333 Earl Ovington Blvd.
  (The Omni)......................           60%         Leasehold
                                                            (2088)             1991            30.6            10        575,000
  90 Merrick Rd...................          100%         Leasehold
                                                            (2084)             1985            13.2             9        221,839
                                                                                              -----                  -----------
Total-Nassau West Corporate
  Center..........................                                                             77.3                    1,518,154
                                                                                              -----                  -----------
Tarrytown Corporate Center
  Tarrytown, NY
  505 White Plains Road...........          100%               Fee             1974             1.4             2         26,468
  520 White Plains Road...........           60%            Fee(6)             1981             6.8             6        171,761
  555 White Plains Road...........          100%               Fee             1972             4.2             5        121,585
  560 White Plains Road...........          100%               Fee             1980             4.0             6        126,471
  580 White Plains Road...........          100%               Fee             1977             6.1             6        170,726
  660 White Plains Road...........          100%               Fee             1983            10.9             6        258,715
                                                                                              -----                  -----------
Total-Tarrytown Corporate
  Center..........................                                                             33.4                      875,726
                                                                                              -----                  -----------
Reckson Executive Park
  Rye Brook, NY
  1 International Dr..............          100%               Fee             1983             N/A             3         90,000
  2 International Dr..............          100%               Fee             1983             N/A             3         90,000
  3 International Dr..............          100%               Fee             1983             N/A             3         91,174
  4 International Dr..............          100%               Fee             1986             N/A             3         86,694
  5 International Dr..............          100%               Fee             1986             N/A             3         90,000
  6 International Dr..............          100%               Fee             1986             N/A             3         94,016
                                                                                              -----                  -----------
Total-Reckson Executive Park......                                                             44.4                      541,884
                                                                                              -----                  -----------
Summit at Valhalla
  Valhalla, NY
  100 Summit Dr...................          100%               Fee             1988            11.3             4        249,551
  200 Summit Dr...................          100%               Fee             1990            18.0             4        240,834
  500 Summit Dr...................          100%               Fee             1986            29.1             4        208,660
                                                                                              -----                  -----------
Total--Summit at Valhalla.........                                                             58.4                      699,045
                                                                                              -----                  -----------
Mt. Pleasant Corporate Center
  115/117 Stevens Ave.............          100%               Fee             1984             5.0             3        162,004
                                                                                              -----                  -----------
Total--Mt Pleasant Corporate
  Center                                                                                        5.0                      162,004
                                                                                              -----                  -----------

                                                                  ANNUAL
                                                                   BASE         NUMBER
                                                    ANNUAL       RENT PER         OF
                                      PERCENT        BASE         LEASED        TENANT
PROPERTY                              LEASED        RENT(2)       SQ. FT.       LEASES
----------------------------------  -----------  -------------  -----------  -------------
Nassau West Corporate Center,
  Mitchel Field, NY
  50 Charles Lindbergh Blvd.
  (Nassau West Corporate Center
  II).............................
                                        100.0%   $   4,939,446   $   23.15            22
  60 Charles Lindbergh Blvd.
  (Nassau West Corporate Center
  I)..............................
                                        100.0%   $   3,892,949   $   20.79             7
  51 Charles Lindbergh Blvd.......
                                        100.0%   $   2,064,081   $   19.11             1
  55 Charles Lindbergh Blvd.......
                                        100.0%   $   2,483,483   $   11.57             2
  333 Earl Ovington Blvd.
  (The Omni)......................
                                         96.8%   $  15,623,699   $   28.07            27
  90 Merrick Rd...................
                                        100.0%   $   5,083,788   $   22.54            22
                                                 -------------                       ---
Total-Nassau West Corporate
  Center..........................       99.2%   $  34,087,446   $   22.64            81
                                                 -------------                       ---
Tarrytown Corporate Center
  Tarrytown, NY
  505 White Plains Road...........       96.3%   $     434,549   $   17.05            20
  520 White Plains Road...........      100.0%   $   3,192,362   $   18.59             1
  555 White Plains Road...........       56.7%   $   1,035,561   $   15.01             6
  560 White Plains Road...........       99.0%   $   2,304,411   $   18.40            15
  580 White Plains Road...........       78.6%   $   2,533,944   $   18.89            19
  660 White Plains Road...........       92.9%   $   4,878,054   $   20.30            46
                                                 -------------                       ---
Total-Tarrytown Corporate
  Center..........................       87.5%   $  14,378,881   $   18.77           107
                                                 -------------                       ---
Reckson Executive Park
  Rye Brook, NY
  1 International Dr..............      100.0%   $   1,170,000   $   13.00             1
  2 International Dr..............      100.0%   $   1,170,000   $   13.00             1
  3 International Dr..............      100.0%   $   1,822,063   $   19.98             5
  4 International Dr..............      100.0%   $   1,578,818   $   18.20            10
  5 International Dr..............      100.0%   $   2,416,482   $   26.85             1
  6 International Dr..............      100.0%   $   1,567,129   $   16.67             8
                                                 -------------                       ---
Total-Reckson Executive Park......      100.0%   $   9,724,492   $   17.94            26
                                                 -------------                       ---
Summit at Valhalla
  Valhalla, NY
  100 Summit Dr...................       99.0%   $   5,975,322   $   24.19             7
  200 Summit Dr...................       85.9%   $   4,975,008   $   24.05            12
  500 Summit Dr...................      100.0%   $   5,633,820   $   27.00             1
                                                 -------------                       ---
Total--Summit at Valhalla.........       94.8%   $  16,584,150   $   25.03            20
                                                 -------------                       ---
Mt. Pleasant Corporate Center
  115/117 Stevens Ave.............       96.5%   $   3,028,227   $   19.36            17
                                                 -------------                       ---
Total--Mt Pleasant Corporate
  Center                                 96.5%   $   3,028,227   $   19.36            17
                                                 -------------                       ---

                                                        OWNERSHIP
                                                        INTEREST
                                                      (GROUND LEASE                         LAND         NUMBER
                                      PERCENTAGE       EXPIRATION           YEAR            AREA           OF          SQUARE
PROPERTY                               OWNERSHIP        DATE)(1)         CONSTRUCTED       (ACRES)       FLOORS         FEET
----------------------------------  ---------------  ---------------  -----------------  -----------  -------------  -----------
Landmark Square
  Stamford, CT
  One Landmark Square.............          100%               Fee             1973             N/A            22        296,716
  Two Landmark Square.............          100%               Fee             1976             N/A             3         39,701
  Three Landmark Square...........          100%               Fee             1978             N/A             6        128,286
  Four Landmark Square............          100%               Fee             1977             N/A             5        104,446
  Five Landmark Square............          100%               Fee             1976             N/A             3         57,273
  Six Landmark Square.............          100%               Fee             1984             N/A            10        171,899
                                                                                              -----                  -----------
Total--Landmark Square............                                                              7.2                      798,321
                                                                                              -----                  -----------
Stamford Towers
  Stamford, CT
  680 Washington Blvd.............          100%               Fee             1989             1.3            11        132,759
  750 Washington Blvd.............          100%               Fee             1989             2.4            11        192,108
                                                                                              -----                  -----------
Total-Stamford Towers.............                                                              3.7                      324,867
                                                                                              -----                  -----------
Stand-alone Long Island
  Properties
  400 Garden City Plaza
  Garden City, NY.................          100%               Fee             1989             5.7             5        176,073
  88 Duryea Rd.
  Melville, NY....................          100%               Fee             1986             1.5             2         25,061
  310 East Shore Rd.
  Great Neck, NY..................          100%               Fee             1981             1.5             4         50,000
  333 East Shore Rd.
  Great Neck, NY..................          100%         Leasehold
                                                            (2030)             1976             1.5             2         17,715
  520 Broadhollow Rd
  Melville, NY....................          100%               Fee             1978             7.0             1         83,176
  1660 Walt Whitman Rd.
  Melville, NY....................          100%               Fee             1980             6.5             1         73,115
  125 Baylis Rd.
  Melville, NY....................          100%               Fee             1980             8.2             2         98,329
  150 Motor Parkway
  Hauppauge, NY...................          100%               Fee             1984            11.3             4        191,447
  1979 Marcus Ave.
  Lake Success, NY................          100%               Fee             1987             8.6             4        351,000
                                                                                              -----                  -----------
Total-Stand-alone Long
  Island Properties...............                                                             51.8                    1,065,916
                                                                                              -----                  -----------

                                                                  ANNUAL
                                                                   BASE         NUMBER
                                                    ANNUAL       RENT PER         OF
                                      PERCENT        BASE         LEASED        TENANT
PROPERTY                              LEASED        RENT(2)       SQ. FT.       LEASES
----------------------------------  -----------  -------------  -----------  -------------
Landmark Square
  Stamford, CT
  One Landmark Square.............       86.6%   $   5,720,613   $   22.26            59
  Two Landmark Square.............       81.8%   $     692,342   $   21.31             9
  Three Landmark Square...........       89.5%   $   2,630,895   $   22.91            21
  Four Landmark Square............       89.9%   $   2,141,460   $   22.81            16
  Five Landmark Square............       87.7%   $     175,000   $    3.48             1
  Six Landmark Square.............       96.5%   $   3,819,304   $   23.03             7
                                                 -------------                       ---
Total--Landmark Square............       89.5%   $  15,179,614   $   21.25           113
                                                 -------------                       ---
Stamford Towers
  Stamford, CT
  680 Washington Blvd.............       85.7%   $   2,477,251   $   21.78             5
  750 Washington Blvd.............       95.8%   $   4,363,747   $   23.70            10
                                                 -------------                       ---
Total-Stamford Towers.............       91.7%   $   6,840,998   $   22.97            15
                                                 -------------                       ---
Stand-alone Long Island
  Properties
  400 Garden City Plaza
  Garden City, NY.................       87.4%   $   3,557,257   $   23.10            23
  88 Duryea Rd.
  Melville, NY....................       79.6%   $     354,022   $   17.75             3
  310 East Shore Rd.
  Great Neck, NY..................      100.0%   $   1,207,228   $   24.09            21
  333 East Shore Rd.
  Great Neck, NY..................
                                         99.6%   $     483,726   $   27.41             9
  520 Broadhollow Rd
  Melville, NY....................      100.0%   $   1,520,471   $   18.28             5
  1660 Walt Whitman Rd.
  Melville, NY....................       91.2%   $   1,234,445   $   18.52             4
  125 Baylis Rd.
  Melville, NY....................       64.4%   $   1,106,006   $   17.48            12
  150 Motor Parkway
  Hauppauge, NY...................       94.2%   $   3,730,513   $   20.69            24
  1979 Marcus Ave.
  Lake Success, NY................       78.8%   $   5,330,079   $   19.26            25
                                                 -------------                       ---
Total-Stand-alone Long
  Island Properties...............       85.5%   $  18,523,747   $   20.32           126
                                                 -------------                       ---

                                                        OWNERSHIP
                                                        INTEREST
                                                      (GROUND LEASE                         LAND         NUMBER
                                      PERCENTAGE       EXPIRATION           YEAR            AREA           OF          SQUARE
PROPERTY                               OWNERSHIP        DATE)(1)         CONSTRUCTED       (ACRES)       FLOORS         FEET
----------------------------------  ---------------  ---------------  -----------------  -----------  -------------  -----------
Stand-alone Westchester
  Properties
  155 White Plains Road,
  Tarrytown, NY...................          100%               Fee             1963            13.2             2         60,909
  235 Main Street,
  White Plains, NY................          100%               Fee             1974(5)           .4             6         83,237
  245 Main Street
  White Plains, NY................          100%               Fee             1983              .4             6         73,543
  2 Church Street
  Ossining, NY....................          100%               Fee             1979             1.1             2         24,250
  120 White Plains Rd.
  Tarrytown, NY...................          100%               Fee             1984             9.7             6        203,000
  80 Grasslands
  Elmsford, NY....................          100%               Fee             1989             4.9             3         85,104
  360 Hamilton Avenue
  White Plains, NY (3)............          100%               Fee             1977             1.5            12        365,000
  140 Grand Street
  White Plains, NY................          100%               Fee             1991             2.2             9        130,136
                                                                                              -----                  -----------
Total Stand-alone
  Westchester Properties(4)                                                                    33.4                    1,025,179
                                                                                              -----                  -----------
Executive Hill Office Park
  West Orange, NJ
  100 Executive Dr................          100%               Fee             1978            10.1             3         92,872
  200 Executive Dr................          100%               Fee             1980             8.2             4        102,630
  300 Executive Dr................          100%               Fee             1984             8.7             4        126,196
  10 Rooney Circle................          100%               Fee             1971             5.2             3         69,684
                                                                                              -----                  -----------
Total-Executive Hill Office
  Park............................                                                             32.2                      391,382
                                                                                              -----                  -----------
University Square
  Princeton, NJ
  100 Campus Dr...................          100%               Fee             1987             N/A             1         27,350
  104 Campus Dr...................          100%               Fee             1987             N/A             1         70,155
  115 Campus Dr...................          100%               Fee             1987             N/A             1         33,600
                                                                                              -----                  -----------
Total University Square...........                                                             11.0                      131,105
                                                                                              -----                  -----------
Short Hills Office Complex
  Short Hills, NJ
  101 West John F. Kennedy
  Parkway.........................          100%               Fee             1981             9.0             6        185,233
  101 East John F. Kennedy
  Parkway.........................          100%               Fee             1981             6.0             4        122,841
  51 John F Kennedy Parkway.......          100%               Fee             1988            11.0             5        248,962
                                                                                              -----                  -----------
Total--Short Hills Office
  Complex.........................                                                             26.0                      557,036
                                                                                              -----                  -----------

                                                                  ANNUAL
                                                                   BASE         NUMBER
                                                    ANNUAL       RENT PER         OF
                                      PERCENT        BASE         LEASED        TENANT
PROPERTY                              LEASED        RENT(2)       SQ. FT.       LEASES
----------------------------------  -----------  -------------  -----------  -------------
Stand-alone Westchester
  Properties
  155 White Plains Road,
  Tarrytown, NY...................       95.6%   $   1,114,080   $   19.13             6
  235 Main Street,
  White Plains, NY................       94.4%   $   1,404,396   $   17.87            29
  245 Main Street
  White Plains, NY................       92.0%   $   1,340,432   $   19.81            17
  2 Church Street
  Ossining, NY....................       60.6%   $     218,745   $   14.89             4
  120 White Plains Rd.
  Tarrytown, NY...................      100.0%   $   4,445,022   $   21.86            12
  80 Grasslands
  Elmsford, NY....................       99.3%   $   1,609,730   $   19.04             6
  360 Hamilton Avenue
  White Plains, NY (3)............        0.0%   $           0   $    0.00             0
  140 Grand Street
  White Plains, NY................       93.0%   $   2,673,200   $   22.10            17
                                                 -------------                       ---
Total Stand-alone
  Westchester Properties(4)              95.9%   $  12,805,605   $   20.39            91
                                                 -------------                       ---
Executive Hill Office Park
  West Orange, NJ
  100 Executive Dr................      100.0%   $   1,778,542   $   19.15            12
  200 Executive Dr................       96.5%   $   2,029,480   $   20.50            18
  300 Executive Dr................      100.0%   $   2,568,559   $   20.32            11
  10 Rooney Circle................      100.0%   $   1,406,904   $   20.19             2
                                                 -------------                       ---
Total-Executive Hill Office
  Park............................       99.1%   $   7,783,485   $   20.06            43
                                                 -------------                       ---
University Square
  Princeton, NJ
  100 Campus Dr...................       99.7%   $     428,715   $   15.73             2
  104 Campus Dr...................      100.0%   $   1,140,019   $   16.25             1
  115 Campus Dr...................      100.0%   $     602,144   $   17.92             2
                                                 -------------                       ---
Total University Square...........       99.9%   $   2,170,878   $   16.57             5
                                                 -------------                       ---
Short Hills Office Complex
  Short Hills, NJ
  101 West John F. Kennedy
  Parkway.........................      100.0%   $   2,963,728   $   16.00             1
  101 East John F. Kennedy
  Parkway.........................      100.0%   $   1,965,456   $   16.00             1
  51 John F Kennedy Parkway.......       97.1%   $   7,911,179   $   32.72            15
                                                 -------------                       ---
Total--Short Hills Office
  Complex.........................       98.7%   $  12,840,363   $   23.35            17
                                                 -------------                       ---

                                                        OWNERSHIP
                                                        INTEREST
                                                      (GROUND LEASE                         LAND         NUMBER
                                      PERCENTAGE       EXPIRATION           YEAR            AREA           OF          SQUARE
PROPERTY                               OWNERSHIP        DATE)(1)         CONSTRUCTED       (ACRES)       FLOORS         FEET
----------------------------------  ---------------  ---------------  -----------------  -----------  -------------  -----------
Stand-alone New Jersey
  Properties
  1 Paragon Drive
  Montvale, NJ....................          100%               Fee             1980            11.0             2        104,599
  99 Cherry Hill Road
  Parsippany, NJ..................          100%               Fee             1982             8.8             3         93,250
  119 Cherry Hill Road
  Parsippany, NJ..................          100%               Fee             1982             9.3             3         95,724
  One Eagle Rock
  Hanover, NJ.....................          100%               Fee             1986            10.4             3        140,000
  155 Passaic Ave.
  Fairfield, NJ...................          100%               Fee             1984             3.6             4         84,500
  3 University Plaza
  Hackensack, NJ..................          100%               Fee             1985            10.6             6        216,403
  1255 Broad Street
  Clifton, NJ (3).................          100%               Fee             1968            11.1             2        180,000
                                                                                              -----                  -----------
Total Stand-alone New Jersey
  Properties (4)                                                                               64.8                      914,476
                                                                                              -----                  -----------
Total-Office Properties (4).......                                                            515.9                   10,092,438
                                                                                              -----                  -----------
                                                                                              -----                  -----------

                                                                  ANNUAL
                                                                   BASE         NUMBER
                                                    ANNUAL       RENT PER         OF
                                      PERCENT        BASE         LEASED        TENANT
PROPERTY                              LEASED        RENT(2)       SQ. FT.       LEASES
----------------------------------  -----------  -------------  -----------  -------------
Stand-alone New Jersey
  Properties
  1 Paragon Drive
  Montvale, NJ....................       88.3%   $   1,963,502   $   21.25            14
  99 Cherry Hill Road
  Parsippany, NJ..................       97.5%   $   1,202,632   $   13.23            16
  119 Cherry Hill Road
  Parsippany, NJ..................       97.1%   $   1,393,181   $   14.99            16
  One Eagle Rock
  Hanover, NJ.....................       98.1%   $   1,879,371   $   13.68             6
  155 Passaic Ave.
  Fairfield, NJ...................       99.0%   $     872,602   $   10.43             3
  3 University Plaza
  Hackensack, NJ..................       98.3%   $   3,889,398   $   18.28            22
  1255 Broad Street
  Clifton, NJ (3).................       34.5%   $     951,096   $   15.33             1
                                                 -------------                       ---
Total Stand-alone New Jersey
  Properties (4)                         96.7%   $  12,151,782   $   15.74            78
                                                 -------------                       ---
Total-Office Properties (4).......       93.8%   $ 184,641,135   $   20.64           858
                                                 -------------                       ---
                                                 -------------                       ---

------------------------
(1) Ground lease expirations assume exercise of renewal options by the lessee.

(2) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Total Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999. Amounts included in rental revenue for financial reporting purposes have been determined on a straight-line basis rather than on the basis of contractual rent as set forth in the foregoing table.

(3) Property is currently under redevelopment.

(4) Percent leases excludes properties under development.

(5) Year renovated.

(6) The actual fee interest in 520 White Plains Road is held by the County of Westchester Industrial Development Agency. The fee interest in 520 White Plains Road may be acquired if the outstanding principal under certain loan agreements and annual basic installments are prepaid in full.

INDUSTRIAL PROPERTIES

    GENERAL. As of December 31, 1998, we owned or had an interest in 129 industrial properties that encompass approximately 10.8 million rentable square feet. As of December 31, 1998, the industrial properties were 96.9% leased to 281 tenants. Many of the industrial properties have been constructed with high ceiling heights (I.E., above 18 feet), upscale office building facades, parking in excess of zoning requirements, drive-in and/or loading dock facilities, and other features which permit them to be leased for industrial and/or office purposes.

    The industrial properties are leased to national tenants as well as to local companies. These tenants utilize the industrial properties for distribution, warehousing, research and development and light manufacturing/assembly activities. Leases on the industrial properties are typically written for terms ranging from three to seven years and require (i) payment of a Base Rent, (ii) payments of real estate tax escalations over a base year, (iii) payments of compounded annual increases to Base Rent and (iv) reimbursement of all operating expenses. Electric costs are borne and paid directly by the tenant. Certain leases are "triple net" (i.e., the tenant is required to pay in addition to annual Base Rent all operating expenses and real estate taxes). In virtually all leases, the landlord is responsible for structural repairs. Renewal provisions typically provide for renewal rents at market rates, provided that such rates are not less than the most recent rental rates.

    As of December 31, 1998, approximately 49% of the industrial properties, excluding the RMI properties, measured by rentable square footage, were located in three large scale planned industrial parks that were developed by us.

    In addition to its industrial parks, as of December 31, 1998, we owned 36 stand alone industrial properties (excludes the RMI properties). As of December 31, 1998, these properties were approximately 98% leased (excluding properties under development) to 68 tenants. Included in the 36 stand alone industrial properties are 24 properties located on Long Island encompassing approximately
2.0 million square feet.

    LEASING ACTIVITY. For the twelve months ended December 31, 1998, Base Rent for re-leased or renewed industrial space was generally equivalent on a cash basis and increased by 17.0% on a straightline basis over the related expiring Base Rent.

    The following table sets forth a schedule of the lease expirations for the industrial properties for leases in place as of December 31, 1998, assuming that none of the tenants exercises renewal options or termination rights, if any.

                                                                   PERCENTAGE OF      CUMULATIVE
                                                                   TOTAL LEASED      PERCENTAGE OF
                                                    SQUARE FEET     SQUARE FEET      TOTAL LEASED      PER SQUARE
                                      NUMBER OF      SUBJECT TO     REPRESENTED       SQUARE FEET         FOOT
                                       LEASES         EXPIRING      BY EXPIRING     REPRESENTED BY    STRAIGHTLINE    PER SQUARE
YEAR OF LEASE EXPIRATION              EXPIRING         LEASES         LEASES        EXPIRING LEASES      RENT(1)     FOOT RENT(2)
---------------------------------  ---------------  ------------  ---------------  -----------------  -------------  -------------
1999.............................            57       1,436,056           14.7%             14.7%       $    5.26      $    5.70
2000.............................            43       1,390,748           14.3%             29.0%       $    5.15      $    5.49
2001.............................            41       1,256,669           12.9%             41.9%       $    6.62      $    7.40
2002.............................            29         830,312            8.5%             50.4%       $    4.84      $    5.41
2003.............................            37       1,173,517           12.0%             62.4%       $    5.13      $    5.79
2004.............................            26         610,887            6.3%             68.7%       $    6.92      $    7.53
2005 and thereafter..............            48       3,042,388           31.3%            100.0%              --             --
                                            ---     ------------         -----
      Total......................           281       9,740,577          100.0%
                                            ---     ------------         -----
                                            ---     ------------         -----

------------------------

(1) Represents annualized straightline rent as of the lease expiration date period.

(2) Represents annualized Base Rent plus non-recoverable operating expense pass-throughs attributable to leases that expire during such period divided by total square footage under such leases.

    The following table sets forth a schedule of new leases signed and the average annual Base Rent per leased square foot for the industrial properties for the years 1991 to 1998.

                                                                            AVERAGE ANNUAL BASE
                                                           NUMBER OF       RENT PER LEASEDSQUARE
YEAR                                                        LEASES                FOOT(1)
------------------------------------------------------  ---------------  -------------------------
1998..................................................            59             $    7.93
1997..................................................            48             $    6.70
1996..................................................            41             $    6.39
1995..................................................            35             $    5.99
1994..................................................            59             $    5.43
1993..................................................            41             $    5.28
1992..................................................            46             $    4.87
1991..................................................            36             $    4.21

------------------------

(1) Represents average annual Base Rent from signed leases over the term of such leases divided by leased square feet.

    DISTRIBUTION OF LEASES BY LEASED SPACE. The following table sets forth information relating to the diversity of the tenants at our industrial properties under lease at December 31, 1998.

                                                                                            ANNUAL BASE
                                    NUMBER OF     PERCENT OF      TOTAL      PERCENT OF        RENT        PERCENT OF
SQUARE FEET UNDER LEASE              LEASES          TOTAL     SQUARE FEET      TOTAL     (THOUSANDS)(1)      TOTAL
-------------------------------  ---------------  -----------  ------------  -----------  ---------------  -----------
Less than 2,501................            18            6.4%       36,938           .4%    $       280            .5%
2,501-5,000....................            50           17.8%      202,544          2.1%    $     1,336           2.5%
5,001-10,000...................            62           22.1%      471,853          4.8%    $     3,516           6.7%
10,001-20,000..................            46           16.4%      680,318          7.0%    $     4,225           8.0%
20,001-40,000..................            42           14.9%    1,188,266         12.2%    $     7,674          14.6%
40,001+........................            63           22.4%    7,160,658         73.5%    $    35,660          67.7%
                                          ---          -----   ------------       -----   ---------------       -----
                                          281          100.0%    9,740,577        100.0%    $    52,690         100.0%
                                          ---          -----   ------------       -----   ---------------       -----
                                          ---          -----   ------------       -----   ---------------       -----

------------------------

(1) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12-month period ending December 31, 1999.

    INDUSTRIAL PROPERTY CHART. The following table sets forth certain information as of December 31, 1998 for each of our industrial properties owned at such time.

                                              OWNERSHIP
                                               INTEREST                                                      PERCENTAGE
                                               (GROUND                                                         OFFICE/
                                                LEASE                          LAND         CLEARANCE       RESEARCH AND
                               PERCENTAGE     EXPIRATION        YEAR           AREA          HEIGHT          DEVELOPMENT
PROPERTY                        OWNERSHIP       DATE)        CONSTRUCTED      (ACRES)       (FEET)(1)          FINISH
----------------------------  -------------  ------------  ---------------  -----------  ---------------  -----------------
Industrial Properties:
Vanderbilt Industrial Park
Hauppauge, NY
  360 Vanderbilt Motor
    Parkway.................         100%        Fee            1967               4.2             16                62%
  410 Vanderbilt Motor
    Parkway.................         100%        Fee            1965               3.0             15                 7%
  595 Old Willets Path......         100%        Fee            1968               3.5             14                14%
  611 Old Willets Path......         100%        Fee            1963               3.0             14                11%
  631/641 Old Willets
    Path....................         100%        Fee            1965               1.9             14                31%
  651/661 Old Willets
    Path....................         100%        Fee            1966               2.0             14                45%
  681 Old Willets Path......         100%        Fee            1961               1.3             14                10%
  740 Old Willets Path......         100%        Fee            1965               3.5             14                 5%
  325 Rabro Dr..............         100%        Fee            1967               2.7             14                10%
  250 Kennedy Dr............         100%        Fee            1979               7.0             16                 9%
  90 Plant Ave..............         100%        Fee            1972               4.3             16                13%
  110 Plant Ave.............         100%        Fee            1974               6.8             18                 8%
  55 Engineers Rd...........         100%        Fee            1968               3.0             18                 8%
  65 Engineers Rd...........         100%        Fee            1969               1.8             22                10%
  85 Engineers Rd...........         100%        Fee            1968               2.3             18                 5%
  100 Engineers Rd..........         100%        Fee            1968               5.0             14                11%
  150 Engineers Rd..........         100%        Fee            1969               6.8             22                11%
  20 Oser Ave...............         100%        Fee            1979               5.0             16                18%
  30 Oser Ave...............         100%        Fee            1978               4.4             16                21%
  40 Oser Ave...............         100%        Fee            1974               3.1             16                33%
  50 Oser Ave...............         100%        Fee            1975               4.1             21                15%
  60 Oser Ave...............         100%        Fee            1975               3.3             21                19%
  63 Oser Ave...............         100%        Fee            1974               1.2             20                 9%
  65 Oser Ave...............         100%        Fee            1975               1.2             18                10%
  73 Oser Ave...............         100%        Fee            1974               1.2             20                15%
  80 Oser Ave...............         100%        Fee            1974               1.1             18                25%
  85 Nicon Ct...............         100%        Fee            1978               6.1             30                10%
  90 Oser Ave...............         100%        Fee            1973               1.1             16                26%
  104 Parkway Dr............         100%        Fee            1985               1.8             15                50%
  110 Ricefield Ln..........         100%        Fee            1980               2.0             15                25%
  120 Ricefield Ln..........         100%        Fee            1983               2.0             15                24%
  125 Ricefield Ln..........         100%        Fee            1973               2.0             14                20%
  135 Ricefield Ln..........         100%        Fee            1981               2.1             15                10%
  85 Adams Dr...............         100%        Fee            1980               1.8             15                90%
  395 Oser Ave..............         100%        Fee            1980               6.1             14               100%
  185 Oser Ave..............         100%        Fee            1974               2.0             18                40%
  25 Davids Dr..............         100%        Fee            1975               3.2             20                90%
  45 Adams Ave..............         100%        Fee            1979               2.1             18                90%
  225 Oser Ave..............         100%        Fee            1977               1.2             14                80%
  180 Oser Ave..............         100%        Fee            1978               3.4             16                35%
  360 Oser Ave..............         100%        Fee            1981               1.3             18                35%
  400 Oser Ave..............         100%        Fee            1982               9.5             16                30%
  375 Oser Ave..............         100%        Fee            1981               1.2             18                40%
  425 Rabro Drive...........         100%        Fee            1980               4.0             16                25%
  390 Motor Parkway.........         100%        Fee            1980              10.0             14                 4%
  600 Old Willets Path......         100%        Fee            1965               4.5             14                25%
  400 Moreland Road(3)......         100%        Fee            1967               6.3             17                10%
                                                                                 -----
  Total--Vanderbilt
    Industrial Park (4).....                                                     160.4
                                                                                 -----
Airport International Plaza
  Islip, NY
  20 Orville Dr.............         100%        Fee            1978               1.0             16                50%
  25 Orville Dr.............         100%        Fee            1970               2.2             16               100%
  50 Orville Dr.............         100%        Fee            1976               1.6             15                20%
  65 Orville Dr.............         100%        Fee            1971               2.2             14                13%
  70 Orville Dr.............         100%        Fee            1975               2.3             22                 7%
  80 Orville Dr.............         100%        Fee            1988               6.5             16                21%
  85 Orville Dr.............         100%        Fee            1974               1.9             14                20%
  95 Orville Dr.............         100%        Fee            1974               1.8             14                10%
  110 Orville Dr............         100%        Fee            1979               6.4             24                15%
  180 Orville Dr............         100%        Fee            1982               2.3             16                18%
  1101 Lakeland Ave.........         100%        Fee            1983               4.9             20                 8%
  1385 Lakeland Ave.........         100%        Fee            1973               2.4             16                18%
  125 Wilbur Place..........         100%        Fee            1977               4.0             16                31%
  140 Wilbur Place..........         100%        Fee            1973               3.1             20                37%
  160 Wilbur Place..........         100%        Fee            1978               3.9             16                30%
  170 Wilbur Place..........         100%        Fee            1979               4.9             16                28%
  4040 Veterans Highway.....         100%        Fee            1972               1.0             14               100%
  120 Wilbur Place..........         100%        Fee            1972               2.8             16                15%
  2004 Orville Dr...........         100%        Fee            1998               7.4             24                20%
                                                                                 -----
  Total--Airport
    International Plaza.....                                                      62.6
                                                                                 -----

                                                                      ANNUAL
                                                                       BASE
                                                                       RENT         NUMBER
                                                         ANNUAL         PER           OF
                                SQUARE      PERCENT       BASE      LEASED SQ.      TENANT
PROPERTY                         FEET       LEASED       RENT(2)        FT.         LEASES
----------------------------  ----------  -----------  -----------  -----------  -------------
Industrial Properties:
Vanderbilt Industrial Park
Hauppauge, NY
  360 Vanderbilt Motor
    Parkway.................      54,000       100.0%  $   232,200   $    4.30             1
  410 Vanderbilt Motor
    Parkway.................      41,784       100.0%  $   203,113   $    4.86             4
  595 Old Willets Path......      31,670        84.5%  $   121,355   $    4.53             3
  611 Old Willets Path......      20,000       100.0%  $   142,809   $    7.14             2
  631/641 Old Willets
    Path....................      25,000       100.0%  $   157,143   $    6.29             4
  651/661 Old Willets
    Path....................      25,000       100.0%  $   165,278   $    6.61             7
  681 Old Willets Path......      15,000       100.0%  $    94,688   $    6.31             1
  740 Old Willets Path......      30,000       100.0%  $    29,670   $     .99             1
  325 Rabro Dr..............      35,000       100.0%  $   206,909   $    5.83             2
  250 Kennedy Dr............     127,980       100.0%  $   455,298   $    3.56             1
  90 Plant Ave..............      75,000       100.0%  $   384,836   $    5.14             3
  110 Plant Ave.............     125,000       100.0%  $   540,000   $    4.32             1
  55 Engineers Rd...........      36,000       100.0%  $   193,945   $    5.39             1
  65 Engineers Rd...........      23,000       100.0%  $   131,474   $    5.72             1
  85 Engineers Rd...........      40,800       100.0%  $    91,176   $    2.23             2
  100 Engineers Rd..........      88,000       100.0%  $   366,279   $    4.16             1
  150 Engineers Rd..........     135,000       100.0%  $   398,580   $    2.95             1
  20 Oser Ave...............      42,000        98.7%  $   334,151   $    8.06             2
  30 Oser Ave...............      42,000       100.0%  $   249,676   $    5.94             5
  40 Oser Ave...............      59,800       100.0%  $   357,683   $    5.96            13
  50 Oser Ave...............      60,000       100.0%  $   240,000   $    4.00             1
  60 Oser Ave...............      48,000       100.0%  $   192,000   $    4.00             1
  63 Oser Ave...............      22,000       100.0%  $   108,506   $    4.93             1
  65 Oser Ave...............      20,000       100.0%  $    97,284   $    4.86             1
  73 Oser Ave...............      20,000       100.0%  $   122,720   $    6.14             1
  80 Oser Ave...............      19,500       100.0%  $    64,356   $    3.30             1
  85 Nicon Ct...............     104,000       100.0%  $   485,621   $    4.67             1
  90 Oser Ave...............      37,500       100.0%  $   123,756   $    3.30             1
  104 Parkway Dr............      27,600       100.0%  $   191,434   $    6.94             1
  110 Ricefield Ln..........      32,264       100.0%  $   155,168   $    4.81             1
  120 Ricefield Ln..........      33,060       100.0%  $   168,000   $    5.08             1
  125 Ricefield Ln..........      30,495       100.0%  $   193,539   $    6.35             1
  135 Ricefield Ln..........      32,340       100.0%  $   198,507   $    6.14             1
  85 Adams Dr...............      20,000       100.0%  $   260,000   $   13.00             1
  395 Oser Ave..............      50,000       100.0%  $   417,285   $    8.43             1
  185 Oser Ave..............      30,000       100.0%  $   208,430   $    6.95             1
  25 Davids Dr..............      40,000       100.0%  $   313,978   $    7.85             1
  45 Adams Ave..............      28,000       100.0%  $   136,461   $    4.87             1
  225 Oser Ave..............      10,000       100.0%  $    33,125   $    3.31             2
  180 Oser Ave..............      61,868        88.0%  $   341,070   $    6.26             8
  360 Oser Ave..............      23,000       100.0%  $   128,800   $    5.60             1
  400 Oser Ave..............     164,936        76.4%  $   746,201   $    5.92            22
  375 Oser Ave..............      20,000       100.0%  $   142,740   $    7.14             1
  425 Rabro Drive...........      65,641       100.0%  $   586,080   $    9.00             1
  390 Motor Parkway.........     181,155        45.5%  $   300,947   $    3.65             2
  600 Old Willets Path......      69,627       100.0%  $   255,398   $    3.67             1
  400 Moreland Road(3)......      56,875         0.0%  $         0   $       0             0
                              ----------               -----------                       ---
  Total--Vanderbilt
    Industrial Park (4).....   2,379,895        93.5%  $11,067,669   $    5.10           112
                              ----------               -----------                       ---
Airport International Plaza
  Islip, NY
  20 Orville Dr.............      12,852       100.0%  $    20,785   $    1.62             1
  25 Orville Dr.............      32,300       100.0%  $   460,067   $   13.67             2
  50 Orville Dr.............      28,000        73.5%  $   192,290   $    9.35             2
  65 Orville Dr.............      32,000       100.0%  $   165,894   $    5.18             2
  70 Orville Dr.............      41,508       100.0%  $   315,242   $    7.59             2
  80 Orville Dr.............      92,544       100.0%  $   611,454   $    6.61             9
  85 Orville Dr.............      25,000       100.0%  $         0   $       0             0
  95 Orville Dr.............      25,000       100.0%  $   131,750   $    5.27             1
  110 Orville Dr............     110,000       100.0%  $   649,733   $    5.91             1
  180 Orville Dr............      37,612       100.0%  $   222,733   $    5.92             2
  1101 Lakeland Ave.........      90,411       100.0%  $   534,205   $    5.91             1
  1385 Lakeland Ave.........      35,000       100.0%  $   153,484   $    4.39             3
  125 Wilbur Place..........      62,686        87.1%  $   285,546   $    5.23            12
  140 Wilbur Place..........      48,500       100.0%  $   231,821   $    4.78             2
  160 Wilbur Place..........      62,710       100.0%  $   397,941   $    6.35             6
  170 Wilbur Place..........      72,062        93.1%  $   306,255   $    4.57             7
  4040 Veterans Highway.....       2,800       100.0%  $    54,061   $   19.31             1
  120 Wilbur Place..........      35,000        78.6%  $   212,999   $    7.75             3
  2004 Orville Dr...........     106,515       100.0%  $   676,814   $    6.35             1
                              ----------               -----------                       ---
  Total--Airport
    International Plaza.....     952,500        93.2%  $ 5,623,074   $    6.24            58
                              ----------               -----------                       ---

                                              OWNERSHIP
                                               INTEREST                                                      PERCENTAGE
                                               (GROUND                                                         OFFICE/
                                                LEASE                          LAND         CLEARANCE       RESEARCH AND
                               PERCENTAGE     EXPIRATION        YEAR           AREA          HEIGHT          DEVELOPMENT
PROPERTY                        OWNERSHIP       DATE)        CONSTRUCTED      (ACRES)       (FEET)(1)          FINISH
----------------------------  -------------  ------------  ---------------  -----------  ---------------  -----------------
County Line Industrial
  Center Melville, NY
  5 Hub Dr..................         100%        Fee            1979               6.9             20                20%
  10 Hub Dr.................         100%        Fee            1975               6.6             20                15%
  30 Hub Drive..............         100%        Fee            1976               5.1             20                18%
  265 Spagnoli Rd...........         100%        Fee            1978               6.0             20                28%
                                                                                 -----
  Total--County Line
    Industrial Center.......                                                      24.6
                                                                                 -----
Standalone Long Island
  Properties................
  32 Windsor Pl. Islip,
    NY......................         100%        Fee            1971               2.5             18                10%
  42 Windsor Pl. Islip,
    NY......................         100%        Fee            1972               2.4             18                 8%
  208 Blydenburgh Rd.
    Islandia, NY............         100%        Fee            1969               2.4             14                17%
  210 Blydenburgh Rd.
    Islandia, NY............         100%        Fee            1969               1.2             14                16%
  71 Hoffman Ln. Islandia,
    NY......................         100%        Fee            1970               5.8             16                10%
  135 Fell Ct. Islip, NY....         100%        Fee            1965               3.2             16                20%
                                                                                 -----
    Subtotal
      Islip/Islandia........                                                      17.5
                                                                                 -----
  70 Schmitt Boulevard,
    Farmingdale, NY.........         100%        Fee            1975               4.4             18                10%
  105 Price Parkway,
    Farmingdale, NY.........         100%        Fee            1969              12.0             26               8.5%
  110 Bi County Blvd.
    Farmingdale, L.I,.......         100%        Fee            1984               9.5             19                45%
                                                                                 -----
    Subtotal Farmingdale....                                                      25.9
                                                                                 -----
  70 Maxess Rd, Melville,
    NY......................         100%        Fee            1969               9.3             15                38%
  20 Melville Park Rd,
    Melville, NY............         100%        Fee            1965               4.0             23                66%
  45 Melville Park Drive,
    Melville, NY............         100%        Fee            1998               4.2             24                22%
  65 Marcus Drive. Melville,
    L.I.,...................         100%        Fee            1968               5.0             16                50%
  333 Smith St (3) Melville,
    NY......................         100%        Fee            1967               7.1             22                95%
                                                                                 -----
    Subtotal Melville(4)....                                                      29.6
                                                                                 -----
  300 Motor Parkway,
    Hauppauge, NY...........         100%        Fee            1979               4.2             14               100%
  1516 Motor Parkway,
    Hauppauge, NY...........         100%        Fee            1981               7.9             24                 5%
                                                                                 -----
    Subtotal Hauppauge......                                                      12.1
                                                                                 -----
  933 Motor Parkway
    Smithtown, NY...........         100%        Fee            1973               5.6             20                26%
  65 S. Service Rd.,
    Plainview, NY(5)........         100%        Fee            1961               1.6             14                10%
  85 S. Service Rd.
    Plainview, NY...........         100%        Fee            1961               1.6             14                60%
  19 Nicholas Dr., Yaphank,
    NY (6)..................         100%        Fee            1989              29.6             24                 5%
  48 Harbor Park Dr., Port
    Washington, NY..........         100%        Fee            1976               2.7             16               100%
  110 Marcus Dr.,
    Huntington, NY..........         100%        Fee            1980               6.1             20                39%
  35 Engle St., (3)
    Hicksville, NY..........         100%    Leasehold(7)       1966               4.0             24                 8%
  100 Andrews Rd.,
    Hicksville, L.I.,.......         100%        Fee            1954              11.7             25                12%
                                                                                 -----
    Total Standalone Long
      Island Properties
      (4)...................                                                      62.9
                                                                                 -----
Standalone Westchester
  Properties................
  100 Grasslands Rd., (3)
    Elmsford, NY............         100%        Fee            1964               3.6             16               100%
  2 Macy Rd., Harrison, NY..         100%        Fee            1962               5.7             16               100%
  500 Saw Mill Rd.,
    Elmsford, NY............         100%        Fee            1968               7.3             22                17%
                                                                                 -----
Total--Standalone
  Westchester Industrial
  Properties (4)............                                                      16.6
                                                                                 -----
Standalone New Jersey
  Industrial Properties.....
  40 Cragwood Rd, South
    Plainfield, NJ..........         100%        Fee            1965              13.5             16                49%
  400 Cabot Dr., Hamilton
    Township, NJ............         100%        Fee            1989              44.8             30                10%

                                                                      ANNUAL
                                                                       BASE
                                                                       RENT         NUMBER
                                                         ANNUAL         PER           OF
                                SQUARE      PERCENT       BASE      LEASED SQ.      TENANT
PROPERTY                         FEET       LEASED       RENT(2)        FT.         LEASES
----------------------------  ----------  -----------  -----------  -----------  -------------
County Line Industrial
  Center Melville, NY
  5 Hub Dr..................      88,001       100.0%  $   495,704   $    5.63             2
  10 Hub Dr.................      95,546        68.8%  $   348,394   $    5.30             3
  30 Hub Drive..............      73,127       100.0%  $   388,913   $    5.32             2
  265 Spagnoli Rd...........      85,500       100.0%  $   608,774   $    7.12             3
                              ----------               -----------                       ---
  Total--County Line
    Industrial Center.......     342,174       100.0%  $ 1,841,785   $    5.89            10
                              ----------               -----------                       ---
Standalone Long Island
  Properties................
  32 Windsor Pl. Islip,
    NY......................      43,000       100.0%  $   133,253   $    3.10             1
  42 Windsor Pl. Islip,
    NY......................      65,000       100.0%  $   226,057   $    3.48             1
  208 Blydenburgh Rd.
    Islandia, NY............      24,000       100.0%  $   117,970   $    4.92             4
  210 Blydenburgh Rd.
    Islandia, NY............      20,000       100.0%  $   106,480   $    5.32             2
  71 Hoffman Ln. Islandia,
    NY......................      30,400       100.0%  $   173,134   $    5.70             1
  135 Fell Ct. Islip, NY....      30,000       100.0%  $   222,750   $    7.43             1
                              ----------               -----------                       ---
    Subtotal
      Islip/Islandia........     212,400       100.0%  $   979,644   $    4.61            10
                              ----------               -----------                       ---
  70 Schmitt Boulevard,
    Farmingdale, NY.........      76,312       100.0%  $   188,113   $    2.47             1
  105 Price Parkway,
    Farmingdale, NY.........     297,000       100.0%  $ 1,348,072   $    4.54             1
  110 Bi County Blvd.
    Farmingdale, L.I,.......     147,303       100.0%  $ 1,314,179   $    8.93            12
                              ----------               -----------                       ---
    Subtotal Farmingdale....     520,615       100.0%  $ 2,850,364   $    5.48            14
                              ----------               -----------                       ---
  70 Maxess Rd, Melville,
    NY......................      78,000       100.0%  $   640,590   $    8.15             1
  20 Melville Park Rd,
    Melville, NY............      67,922       100.0%  $   378,063   $    5.57             1
  45 Melville Park Drive,
    Melville, NY............      40,247       100.0%  $   519,656   $   12.91             1
  65 Marcus Drive. Melville,
    L.I.,...................      60,000       100.0%  $   570,648   $    9.51             1
  333 Smith St (3) Melville,
    NY......................     165,000         0.0%  $         0   $       0             0
                              ----------               -----------                       ---
    Subtotal Melville(4)....     411,169       100.0%  $ 2,108,957   $    8.55             4
                              ----------               -----------                       ---
  300 Motor Parkway,
    Hauppauge, NY...........      55,942        97.0%  $   870,808   $   16.05            10
  1516 Motor Parkway,
    Hauppauge, NY...........     140,000       100.0%  $   861,583   $    6.15             1
                              ----------               -----------                       ---
    Subtotal Hauppauge......     195,942        95.0%  $ 1,732,391   $    8.92            11
                              ----------               -----------                       ---
  933 Motor Parkway
    Smithtown, NY...........      48,000       100.0%  $   334,760   $    6.97             1
  65 S. Service Rd.,
    Plainview, NY(5)........      10,000       100.0%  $    67,875   $    6.79             1
  85 S. Service Rd.
    Plainview, NY...........      20,000       100.0%  $   132,547   $    6.63             2
  19 Nicholas Dr., Yaphank,
    NY (6)..................     145,000       100.0%  $   302,575   $    2.09             1
  48 Harbor Park Dr., Port
    Washington, NY..........      35,000       100.0%  $   680,146   $   19.43             1
  110 Marcus Dr.,
    Huntington, NY..........      78,240       100.0%  $   480,062   $    6.14             1
  35 Engle St., (3)
    Hicksville, NY..........     120,000         0.0%  $         0   $       0             0
  100 Andrews Rd.,
    Hicksville, L.I.,.......     167,500        66.1%  $ 1,066,412   $    6.36             2
                              ----------               -----------                       ---
    Total Standalone Long
      Island Properties
      (4)...................     623,740       100.0%  $ 3,064,377   $    6.08             9
                              ----------               -----------                       ---
Standalone Westchester
  Properties................
  100 Grasslands Rd., (3)
    Elmsford, NY............      45,000         0.0%  $         0   $       0             0
  2 Macy Rd., Harrison, NY..      26,000       100.0%  $   422,500   $   16.25             1
  500 Saw Mill Rd.,
    Elmsford, NY............      92,000       100.0%  $   828,000   $    9.00             1
                              ----------               -----------                       ---
Total--Standalone
  Westchester Industrial
  Properties (4)............     163,000       100.0%  $ 1,250,500   $   10.60             2
                              ----------               -----------                       ---
Standalone New Jersey
  Industrial Properties.....
  40 Cragwood Rd, South
    Plainfield, NJ..........     135,000        57.5%  $   944,590   $   12.16             3
  400 Cabot Dr., Hamilton
    Township, NJ............     585,510       100.0%  $ 2,739,377   $    4.68             1

                                              OWNERSHIP
                                               INTEREST                                                      PERCENTAGE
                                               (GROUND                                                         OFFICE/
                                                LEASE                          LAND         CLEARANCE       RESEARCH AND
                               PERCENTAGE     EXPIRATION        YEAR           AREA          HEIGHT          DEVELOPMENT
PROPERTY                        OWNERSHIP       DATE)        CONSTRUCTED      (ACRES)       (FEET)(1)          FINISH
----------------------------  -------------  ------------  ---------------  -----------  ---------------  -----------------
  100 Forge Way, Rockaway,
    NJ......................         100%        Fee            1986               3.5             24                12%
  200 Forge Way, Rockaway,
    NJ......................         100%        Fee            1989              12.7             28                23%
  300 Forge Way, Rockaway,
    NJ......................         100%        Fee            1989               4.2             24                37%
  400 Forge Way, Rockaway,
    NJ......................         100%        Fee            1989              12.8             28                20%
  5 Henderson Dr., West
    Caldwell, NJ............         100%        Fee            1967              15.2             14                10%
  492 River Rd, Nutley, NJ
    (3).....................         100%        Fee            1952              17.3             13               100%
                                                                                 -----
Total New Jersey Standalone
  Industrial Properties
  (4).......................                                                     124.0
                                                                                 -----
Standalone Connecticut
  Industrial Property.......
  710 Bridgeport Shelton,
    CT......................         100%        Fee          1971-1979           36.1             22                30%
                                                                                 -----
Total Connecticut Standalone
  Industrial Property.......                                                      36.1
                                                                                 -----
Reckson Morris Industrial
  Trust
  200 Carter Dr., Edison,
    NJ......................        71.8%        Fee            1988               7.7             24                11%
  118 Moonachie Ave,
    Carlstadt, NJ...........        71.8%        Fee            1989              11.0             24                 8%
  24 Abeel Rd, Cranbury,
    NJ......................        71.8%        Fee            1979               3.2             24                 8%
  275 / 285 Pierce St,
    Franklin, NJ............        71.8%        Fee            1988               6.9             24                 7%
  301 / 321 Herrod Blvd. So.
    Brunswick, NJ...........        71.8%        Fee            1991              39.5             26                 1%
  1 Nixon Ln, Edison, NJ....        71.8%        Fee            1988              10.8             24                 9%
  18 Madison Rd. Fairfield,
    NJ......................        71.8%        Fee            1979               1.2             22                28%
  200 / 250 Kennedy Dr.,
    Sayerville, NJ..........        71.8%        Fee            1988               7.9             24                 9%
  24 Madison Rd. Fairfield,
    NJ......................        71.8%        Fee            1980               2.5             24                18%
  243 St. Nicholas Ave, So.
    Plainfield, NJ..........        71.8%        Fee            1974               1.0             20                 8%
  26 Madison Rd., Fairfield,
    NJ......................        71.8%        Fee            1980               2.1             24                11%
  300 / 350 Kennedy Dr.,
    Sayerville, NJ..........        71.8%        Fee            1988               9.7             24                 3%
  309 Kennedy Dr.,
    Sayerville, NJ..........        71.8%        Fee            1996              11.6             30                20%
  34 Englehard Dr.,
    Cranbury, NJ............        71.8%        Fee            1982              12.0             24                 6%
  409 Kennedy Dr.,
    Sayerville, NJ..........        71.8%        Fee            1996              14.9             30                20%
  535 Secaucus Rd.,
    Secaucus, NJ............        71.8%        Fee            1979               4.4             24                27%
  55 Carter Dr., Edison,
    NJ......................        71.8%        Fee            1987               5.0             24                20%
  22 Madison Rd., Fairfield,
    NJ......................        71.8%        Fee            1980               3.5             24                23%
  135 Fieldcrest Dr.,
    Edison, NJ..............        71.8%        Fee            1980               3.7             24                 5%
  Mount Ebo Corporate Park
    Brewster, NY............        71.8%        Fee            1978              11.4             18                10%
  30 Stultz Rd.,(3) So.
    Brunswick, NJ...........        71.8%        Fee            1978              12.6             18                10%
  Industrial Ave.,
    Teterboro, NJ...........        71.8%        Fee            1998              15.3             32                10%
  6 Johanna Ct.,(3) East
    Brunswick, NJ...........        71.8%        Fee            1978              18.4             18                10%
                                                                                 -----
Total Reckson Morris
  Industrial Trust(4).......                                                     216.3
                                                                                 -----
Total--Industrial Properties
  (4).......................                                                     788.6
                                                                                 -----
                                                                                 -----

                                                                      ANNUAL
                                                                       BASE
                                                                       RENT         NUMBER
                                                         ANNUAL         PER           OF
                                SQUARE      PERCENT       BASE      LEASED SQ.      TENANT
PROPERTY                         FEET       LEASED       RENT(2)        FT.         LEASES
----------------------------  ----------  -----------  -----------  -----------  -------------
  100 Forge Way, Rockaway,
    NJ......................      20,136       100.0%  $   149,907   $    7.44             6
  200 Forge Way, Rockaway,
    NJ......................      72,118       100.0%  $   450,738   $    6.25             2
  300 Forge Way, Rockaway,
    NJ......................      24,000       100.0%  $   149,367   $    6.17             2
  400 Forge Way, Rockaway,
    NJ......................      73,000       100.0%  $   407,666   $    5.58             2
  5 Henderson Dr., West
    Caldwell, NJ............     210,000       100.0%  $   453,750   $    2.16             1
  492 River Rd, Nutley, NJ
    (3).....................     128,000        0.00%  $         0   $       0             0
                              ----------               -----------                       ---
Total New Jersey Standalone
  Industrial Properties
  (4).......................   1,247,764        94.9%  $ 5,295,395   $    4.98            17
                              ----------               -----------                       ---
Standalone Connecticut
  Industrial Property.......
  710 Bridgeport Shelton,
    CT......................     452,414       100.0%  $ 2,900,684   $    6.41             2
                              ----------               -----------                       ---
Total Connecticut Standalone
  Industrial Property.......     452,414       100.0%  $ 2,900,684   $    6.41             2
                              ----------               -----------                       ---
Reckson Morris Industrial
  Trust
  200 Carter Dr., Edison,
    NJ......................     105,790       100.0%  $   407,261   $    3.85             2
  118 Moonachie Ave,
    Carlstadt, NJ...........     243,751       100.0%  $ 1,828,133   $    7.50             1
  24 Abeel Rd, Cranbury,
    NJ......................      40,022       100.0%  $   185,000   $    4.62             1
  275 / 285 Pierce St,
    Franklin, NJ............     103,075        99.7%  $   258,492   $    2.52             3
  301 / 321 Herrod Blvd. So.
    Brunswick, NJ...........     610,949       100.0%  $ 2,291,059   $    3.75             1
  1 Nixon Ln, Edison, NJ....     192,829       100.0%  $   376,820   $    1.95             1
  18 Madison Rd. Fairfield,
    NJ......................      14,000       100.0%  $    95,492   $    6.82             1
  200 / 250 Kennedy Dr.,
    Sayerville, NJ..........     161,751        98.4%  $   534,565   $    3.36             2
  24 Madison Rd. Fairfield,
    NJ......................      35,505       100.0%  $   226,323   $    6.38             2
  243 St. Nicholas Ave, So.
    Plainfield, NJ..........      15,000       100.0%  $    78,750   $    5.25             1
  26 Madison Rd., Fairfield,
    NJ......................      30,300       100.0%  $   169,842   $    5.60             2
  300 / 350 Kennedy Dr.,
    Sayerville, NJ..........     164,267        98.4%  $   467,337   $    2.89             3
  309 Kennedy Dr.,
    Sayerville, NJ..........     202,000       100.0%  $   909,000   $    4.50             1
  34 Englehard Dr.,
    Cranbury, NJ............     203,404       100.0%  $   894,978   $    4.40             1
  409 Kennedy Dr.,
    Sayerville, NJ..........     225,831       100.0%  $   930,612   $    4.12             1
  535 Secaucus Rd.,
    Secaucus, NJ............      62,093        91.7%  $   313,164   $    5.50             1
  55 Carter Dr., Edison,
    NJ......................     114,512        88.3%  $   388,692   $    3.84             3
  22 Madison Rd., Fairfield,
    NJ......................      39,875       100.0%  $   215,724   $    5.41             1
  135 Fieldcrest Dr.,
    Edison, NJ..............      78,000        98.7%  $   331,075   $    4.30             2
  Mount Ebo Corporate Park
    Brewster, NY............      93,948       100.0%  $   879,519   $    9.36             1
  30 Stultz Rd.,(3) So.
    Brunswick, NJ...........      60,617           0%  $         0   $       0             0
  Industrial Ave.,
    Teterboro, NJ...........     332,352       100.0%  $ 2,193,523   $    6.60             1
  6 Johanna Ct.,(3) East
    Brunswick, NJ...........     214,000           0%            0           0             0
                              ----------               -----------                       ---
Total Reckson Morris
  Industrial Trust(4).......   3,343,871        99.2%  $13,975,361   $    4.59            32
                              ----------               -----------                       ---
Total--Industrial Properties
  (4).......................  10,845,484        96.9%  $52,690,201   $    5.41           281
                              ----------               -----------                       ---
                              ----------               -----------                       ---

------------------------
(1) Calculated as the difference from the lowest beam to floor.
(2) Represents Base Rent of signed leases at December 31, 1998 adjusted for scheduled contractual increases during the 12 months ending December 31, 1999. Total Base Rent for these purposes reflects the effect of any lease expirations that occur during the 12 month period ending December 31, 1999. Amounts included in rental revenue for financial reporting purposes have been determined on a straight-line basis rather than on the basis of contractual rent as set forth in the foregoing table.
(3) Property under redevelopment.
(4) Percent leased excludes properties under redevelopment.
(5) A tenant has been granted an option exercisable after April 30, 1997 and prior to October 31, 2002 to purchase this property for $600,000.
(6) The actual fee interest in 19 Nicholas Drive is currently held by the Town of Brookhaven Industrial Development Agency. We may acquire such fee interest by making a nominal payment to the Town of Brookhaven Industrial Development Agency.
(7) We have entered into a 20 year lease agreement in which we have the right to sublease the premises.

LAND HOLDINGS

    As of December 31, 1998, we owned or had under contract approximately 980 acres of land in 18 separate parcels, 10 of which are located on Long Island, two of which are located in Westchester, and six of which are located in New Jersey. The parcels have been zoned for potential commercial and retail development. We plan to seek development opportunities as market conditions permit. We had invested approximately $48.0 million in land costs and approximately $13.5 million in additional development costs at December 31, 1998.

RETAIL PROPERTIES

    As of December 31, 1998, we owned two free-standing 10,000 square foot retail properties. These properties were 100% leased to single tenants as of December 31, 1998. The retail properties are located in Great Neck, New York and Huntington, New York.

MORTGAGE INDEBTEDNESS

    As of December 31, 1998, we had $253.5 million of mortgage indebtedness encumbering 23 of our 204 properties, totalling approximately 3.8 million square feet and representing approximately 18 percent of our total portfolio on a square footage basis. The following table sets forth certain information regarding our mortgage debt as of December 31, 1998.

                                                   PRINCIPAL AMOUNT                                   AMORTIZATION
PROPERTY                                            OUTSTANDING(4)     INTEREST RATE   MATURITY DATE    SCHEDULE
-------------------------------------------------  -----------------  ---------------  -------------  -------------
                                                    (IN THOUSANDS)
6800 Jericho Turnpike
 (North Shore Atrium I)..........................     $    15,001            7.25 %         6/10/00             --
6900 Jericho Turnpike
 (North Shore Atrium II).........................     $     5,279            7.25 %         6/10/00             --
200 Broadhollow Rd...............................     $     6,621            7.75 %         6/02/02        30 year
395 North Service Road...........................     $    21,375            6.45 %        10/26/05               (6)
50 Charles Lindbergh Blvd........................     $    15,479            7.25 %         7/10/01             --
333 Earl Ovington Blvd.
 (The Omni)(1)...................................     $    57,162            7.72 %        08/14/07        25 year
310 East Shore Rd................................     $     2,322            8.00 %         7/01/02             --
80 Orville Dr....................................     $     2,616            7.50 % (5)      2/01/04            --
70 Schmitt Boulevard.............................     $       150            9.25 %         8/01/99               (7)
580 White Plains Road............................     $     8,503            7.375%         9/01/00        25 year
Landmark Square(2)...............................     $    48,579            8.02 %        10/07/06        25 year
110 Bi-County Blvd...............................     $     4,383            9.125%        11/30/12        20 year
100 Summit Lake Drive............................     $    23,600            8.50 %          4/1/07        14 year
200 Summit Lake Drive............................     $    20,764            9.25 %          1/1/06        25 year
6 Johana Court(3)................................     $     6,850            7.00 %         11/1/99             --
309/409 Kennedy Drive(3).........................     $    14,779            7.50 %         3/15/02             --
                                                   -----------------
TOTAL............................................     $   253,463
                                                   -----------------
                                                   -----------------

------------------------

(1) We have a 60% general partnership interest in the Omni Partnership. Our proportionate share of the aggregate principal amount of the mortgage debt on the Omni is $34.3 million.

(2) Landmark Square consists of a six building office park.

(3) We have an approximate 71.8% general partnership interest in RMI. Our proportionate share of the aggregate principal amount of the mortgage debt of RMI is approximately $15.5 million.

(4) Excludes a $14.3 million mortgage on 520 White Plains Road, in which we own a 60% non-controlling interest.

(5) Interest rate increases to 10.1% after the first five years of the loan.

(6) Principal payments of $34,000 per month for the period November 1998 to October 2005.

(7) Principal payments of $18,750 per month for the period September 1998 to August 1999.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of Reckson Associates, and their respective positions and ages, are as follows:

NAME                               AGE                   POSITION AND OFFICES HELD
-----------------------------      ---      ----------------------------------------------------
Donald J. Rechler                      64   Chairman of the Board, Chief Executive Officer and
                                            Director (term as director expires in 2000)

Roger M. Rechler                       57   Vice-Chairman of the Board, Executive Vice President
                                            of Development and Director (term as director
                                            expires in 2001)

Scott H. Rechler                       31   President, Chief Operating Officer, and Director
                                            (term as director expires in 1999)

Michael Maturo                         37   Executive Vice President, Chief Financial Officer
                                            and Treasurer

Mitchell D. Rechler                    39   Executive Vice President and Director and President
                                            of the Management Company (term as director expires
                                            in 2000)

Gregg M. Rechler                       32   Executive Vice President and Secretary and President
                                            of the Construction Company

Jason M. Barnett                       30   Senior Vice President and General Counsel

F.D. Rich III                          43   Senior Vice President, Chief Administrative Officer
                                            and Managing Director of the Southern Connecticut
                                            Division

Salvatore Campofranco                  41   Senior Vice President and Managing Director of the
                                            Westchester Division

Mark Schaevitz                         44   Senior Vice President and Managing Director of the
                                            Northern New Jersey Division

Philip M. Waterman III                 33   Senior Vice President and Managing Director of the
                                            New York City Division

Richard Conniff                        33   Senior Vice President of Acquisitions

Christopher George                     31   Senior Vice President of Strategic Investments

Edward J. D'Orazio                     44   Senior Vice President of Architectural Services and
                                            Vice President of the Construction Company

Kathleen M. Giamo                      49   Senior Vice President of Office Leasing and Director
                                            of Marketing

Donald E. Miller                       42   Senior Vice President of Development

Mark V. Rechler                        33   Senior Vice President of Development and Design and
                                            Vice President of the Construction Company

Harvey R. Blau                         63   Independent Director (term as director expires in
                                            2001)

NAME                               AGE                   POSITION AND OFFICES HELD
-----------------------------      ---      ----------------------------------------------------
Leonard Feinstein                      61   Independent Director (term as director expires in
                                            2000)

Herve A. Kevenides                     60   Independent Director (term as director expires in
                                            1999)

John V. N. Klein                       67   Independent Director (term as director expires in
                                            2001)

Lewis S. Ranieri                       52   Independent Director (term as director expires in
                                            1999)

Conrad D. Stephenson                   71   Independent Director (term as director expires in
                                            1999)

                              DESCRIPTION OF NOTES

    The following description sets forth certain terms and provisions of two series of notes and the indenture and is qualified in its entirety by reference to the terms and provisions of each series of notes and the indenture, which are incorporated herein by reference. Capitalized terms not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. The following description of the particular terms of each series of notes does not purport to be complete and is subject to, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Debt Securities set forth in the accompanying prospectus.

GENERAL

    The notes will be issued pursuant to an indenture, dated as of           ,
1999, between the Operating Partnership and The Bank of New York, as Trustee. The terms of the notes include those provisions contained in the notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939. The notes are subject to all such terms, and Holders of Notes are referred to the notes, the indenture and the Trust Indenture Act for a statement thereof. Copies of the indenture and the form of the notes are available for inspection at the corporate trust office of the Trustee located at 1 Wall Street, New York, New York 10286.

    The notes will be direct, unsecured senior obligations of the Operating Partnership and will rank equally with each other and with all other unsecured senior indebtedness of the Operating Partnership. However, the notes will be effectively subordinated to mortgages and other secured indebtedness of the Operating Partnership and to all indebtedness, whether secured or unsecured, of its subsidiaries. As of December 31, 1998, the Operating Partnership and its subsidiaries had outstanding $635.9 million of unsecured senior indebtedness and $253.5 million of secured indebtedness.

    The   % notes and the   % notes will be limited to the aggregate principal
amount of $100,000,000 and $200,000,000, respectively, and will mature on
        , 2004 and         , 2009, respectively, unless, in either case, the
Operating Partnership exercises its option to redeem the notes prior to that date. The notes will be issued only in fully registered, book-entry form, in denominations of $1,000 and integral multiples thereof, except under the limited circumstances described below under "--Book Entry System."

    The notes will be entitled to the benefits of the covenants described under "Description of Debt Securities--Certain Covenants" in the accompanying prospectus. In addition, the notes will be subject to the defeasance and covenant defeasance provisions described under "Description of Debt Securities--Defeasance and Covenant Defeasance" in the accompanying Prospectus.

    The notes will not be guaranteed by Reckson Associates Realty Corp.

PAYMENT OF INTEREST

    Interest on the notes will accrue at their respective per annum rates set
forth on the cover page of this prospectus supplement from           , 1999, or
the most recent interest payment date to which interest has been paid or provided for, and will be payable in U.S. dollars semi-annually in arrears on
          and           of each year, commencing           , 1999. The interest
so payable will be paid to the Holder in whose name the applicable note is
registered at the close of business on the           or           , as the case
may be (whether or not a business day in The City of New York), immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

MATURITY

    The   % notes and the   % notes will mature on         , 2004 and         ,
2009, respectively, and will be paid in U.S. dollars against presentation and surrender thereof at the corporate trust office of the Trustee. However, the Operating Partnership may redeem either or both series of notes at its option prior to that date. See "--Optional Redemption." The notes will not be entitled to the benefit of any sinking fund.

OPTIONAL REDEMPTION

    The Operating Partnership may redeem either or both series of notes at any time, in whole or in part from time to time, at its option at a redemption price equal to the sum of (i) the principal amount of the notes (or portion thereof) being redeemed plus accrued interest thereon to the redemption date and (ii) the Make-Whole Amount, if any, with respect to such notes (or portion thereof). The Operating Partnership will, however, pay any interest installment due on an interest payment date which occurs on or prior to a redemption date to Holders as of the close of business on the record date immediately preceding such interest payment date.

    If notice has been given as provided in the indenture and funds for the redemption of any notes (or any portion thereof) called for redemption shall have been made available on the redemption date referred to in such notice, such notes (or any portion thereof) will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of such notes will be to receive payment of the redemption price.

    Notice of any optional redemption of notes (or any portion thereof) will be given to Holders at their addresses, as shown in the security register for such notes, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the redemption price and the principal amount of the notes held by such Holder to be redeemed. If less than all of the notes of a series are to be redeemed at the option of the Operating Partnership, the Trustee shall select, in such manner as it shall deem fair and appropriate, notes of such series to be redeemed.

    As used herein:

    "Make-Whole Amount" means, in connection with any optional redemption, the excess, if any, of (i) the aggregate present value as of the date of such optional redemption of each dollar of principal being redeemed and the amount of interest (exclusive of interest accrued to the date of redemption) that would have been payable in respect of each such dollar if such redemption had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third business day in The City of New York preceding the date such notice of redemption is given) from the respective dates on which such principal and interest would have been payable if such redemption had not been made, over (ii) the aggregate principal amount of the notes being redeemed.

    "Reinvestment Rate" means 0.25% plus the arithmetic mean of the yields under the heading "Week Ending" published in the most recent Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the redemption date, of the principal being redeemed. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding each of such relevant periods to the nearest month. For the purpose of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

    "Statistical Release" means the statistical release designated "H.15 (519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the indenture, then such other reasonably comparable index designated by the Operating Partnership.

BOOK-ENTRY SYSTEM

    The notes of each series will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company and registered in the name of DTC's nominee, Cede & Co. Except as set forth below, the global notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

    So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole Holder of the notes represented by such global note for all purposes under the indenture and the beneficial owners of such notes will be entitled only to those rights and benefits afforded to them in accordance with DTC's regular operating procedures. Upon specified written instructions of a Participant in DTC, DTC will have its nominee assist Participants in the exercise of certain Holders' rights, such as demand for acceleration of maturity or an instruction to the Trustee. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in certificated form and will not be considered the registered owners or Holders thereof under the indenture.

    If with respect to a particular series of notes (i) DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depository is not appointed by the Operating Partnership within 90 days, (ii) an event of default under the indenture relating to such notes has occurred and is continuing or (iii) the Operating Partnership, in its sole discretion, determines at any time that such notes shall no longer be represented by a global note, the Operating Partnership will issue individual notes in certificated form of the same series and like tenor and in the applicable principal amount in exchange for the notes represented by the global note. In any such instance, an owner of a beneficial interest in a global note will be entitled to physical delivery of individual notes in certificated form of the same series and like tenor, equal in principal amount to such beneficial interest and to have such notes in certificated form registered in its name. Notes so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

    The following is based on information furnished by DTC:

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, bank, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants, including the Underwriters, and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

    Purchases of notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC's records. The ownership interest of each actual purchaser of each note is in turn recorded on the Direct and Indirect Participant's records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in notes are accomplished by entries made on the books of Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except as provided in the third paragraph under "-Book-Entry System" above. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Such limits and such laws may impair the ability of such persons to own, transfer or pledge beneficial interests in a global note.

    To facilitate subsequent transfers, each global note is registered in the name of DTC's partnership nominee, Cede & Co. The deposit of each global note with DTC and its registration in the name of Cede & Co. effects no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC's records reflect only the identity of the Direct Participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The Participants remain responsible for keeping account of their holdings on behalf of their customers.

    Delivery of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants and by Direct and Indirect Participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

    Redemption notices shall be sent to DTC. If less than all of the notes of a particular series are being redeemed, DTC's practice is to determine by lot the amount of the notes of each Direct Participant in such series to be redeemed.

    Neither DTC nor Cede & Co. will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified on a list attached to the omnibus proxy).

    Principal, premium, if any, and interest payments in respect of the notes will be made by the Operating Partnership to the Trustee and from the Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the payable date in accordance with their respective holdings as shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by Participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the Trustee or the Operating Partnership, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is the responsibility of the Operating Partnership or the Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of Direct and Indirect Participants.

    Management of the Depositary is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Direct and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

    However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct and Indirect Participants, third-party vendors from whom DTC licenses software and hardware, and third-party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third-party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

    According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

    DTC may discontinue providing its services as securities depository with respect to the notes at any time by giving reasonable notice to the Operating Partnership or the Trustee. Under such circumstances, in the event that a successor securities depository is not appointed, note certificates are required to be printed and delivered.

    The Operating Partnership may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, note certificates will be printed and delivered.

    None of the Operating Partnership, the underwriters or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global note, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Operating Partnership believes to be reliable, but the Operating Partnership takes no responsibility for the accuracy thereof.

SAME-DAY SETTLEMENT AND PAYMENT

    Settlement for the notes will be made in immediately available funds. The Operating Partnership will make all payments of principal, premium, if any, and interest in respect of the notes in immediately available funds while the notes are held in book-entry only form.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of certain United States federal income tax considerations relating to the purchase, ownership and disposition of the Notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based on laws, regulations, rulings and decisions now in effect (or, in the case of certain United States Treasury Regulations ("Treasury Regulations"), now in proposed form), all of which are subject to change, possibly on a retroactive basis. This summary deals only with Notes held as "capital assets" (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")) by initial purchasers (unless otherwise specified) and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt organizations, insurance companies, dealers in securities or currencies, persons subject to the mark-to-market rules of the Code, persons that will hold Notes as a position in a hedging transaction, "straddle" or "conversion transaction" for tax purposes, or persons that have a "functional currency" other than the United States dollar.

    This prospectus supplement does not address the taxation of Reckson or the Operating Partnership, nor does it address the impact on Reckson or the Operating Partnership of Reckson's election to be taxed as a REIT. Such matters are addressed in the accompanying prospectus under "Federal Income Tax Considerations--Taxation of the Company."

    The Operating Partnership has not sought any ruling from the Internal Revenue Service ("IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions. INVESTORS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

U.S. HOLDERS OF THE NOTES

    As used herein, the term "U.S. Holder" means any beneficial owner of a Note that is, for United States federal income tax purposes, (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations provide otherwise), (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more United States persons have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

    PAYMENT OF INTEREST. The Notes currently are not expected to be issued with original issue discount ("OID") for federal income tax purposes. Interest on a Note without OID generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder's regular method of tax accounting.

    MARKET DISCOUNT. If a U.S. Holder purchases a Note at original issue for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such Note at a "market discount," unless such market discount is less than a DE MINIMIS amount (generally 1/4 of 1 percent of the stated redemption price of the Note at maturity times the number of complete years to maturity after the U.S. Holder acquires the Note).

    Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on a Note, or any gain realized on the sale, exchange, retirement or other disposition of a Note, as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain or (ii) the market discount which has not previously been included in income and is treated as having accrued on such Note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the Note, unless the U.S. Holder elects to accrue market discount on a constant yield basis. Once made, such an election may be revoked only with the consent of the IRS.

    A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity of the Note or certain earlier dispositions, because a current deduction is only allowed to the extent that the interest expense exceeds the portion of market discount allocable to the days during the taxable year in which the Note was held by the taxpayer. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the Note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for federal income tax purposes. Such an election will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

    AMORTIZABLE BOND PREMIUM. If a U.S. Holder purchases a debt instrument for an amount that is greater than the sum of all amounts payable on the debt instrument after the purchase date, other than payments of qualified stated interest, such U.S. Holder will be considered to have purchased the debt instrument with "amortizable bond premium," generally equal in amount to such excess. However, in the case of a debt instrument that may be optionally redeemed prior to maturity (such as the Notes), recently issued Treasury Regulations (the "Bond Premium Regulations") provide that the amount of amortizable bond premium is determined by substituting the first date on which the debt instrument may be redeemed (the "redemption date") for the maturity date and the applicable redemption price on the redemption date for the amount payable at maturity, if the result would increase the holder's yield to maturity (I.E., result in a smaller amount of amortizable bond premium properly allocable to the period before the redemption date). If the issuer does not in fact exercise its right to redeem the debt instrument on the applicable redemption date, the debt instrument will be treated (solely for purposes of the amortizable bond premium rules) as having matured and then as having been reissued for the holder's "adjusted acquisition price," which is an amount equal to the holder's basis in the debt instrument (as determined under the Bond Premium Regulations), less the sum of (i) any amortizable bond premium allocable to prior accrual periods and (ii) any payments previously made on the debt instrument (other than payments of qualified stated interest). The debt instrument deemed to have been reissued will again be subject to the amortizable bond premium rules with respect to the remaining dates on which the debt instrument is redeemable.

    A U.S. Holder may elect to amortize bond premium on a debt instrument. Once made, the election applies to all taxable debt instruments then owned and thereafter acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies, and may be revoked only with the consent of the IRS. In general, a holder amortizes bond premium by offsetting the qualified stated interest allocable to an accrual period with the bond premium allocable to the accrual period, which is determined under a constant yield method pursuant to the Bond Premium Regulations. If the bond premium allocable to an accrual period exceeds the qualified stated interest allocable to such period, the excess is treated by the holder as a bond premium deduction. The bond premium deduction for each accrual period is limited to the amount by which the holder's total interest inclusions on the debt instrument in prior accrual periods exceed the total amount treated by such holder as a bond premium deduction on the debt instrument in prior accrual periods. Any amounts not deductible in an accrual period may be carried forward to the next accrual period and treated as bond premium allocable to that period.

    DISPOSITION OF THE NOTES. Upon the sale, exchange, redemption, retirement or other disposition of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income) and (ii) such U.S. Holder's adjusted tax basis in the Note. For purposes of determining gain or loss, a U.S. Holder's adjusted tax basis in a Note generally will equal the cost of the Note to such Holder increased by accrued market discount, if any, if the U.S. Holder has included such market discount in income and decreased by the amount of any payments, other than qualified stated interest payments, received, and amortizable bond premium taken, with respect to such Note. Capital gain or loss recognized upon the disposition of a Note will be a long-term capital gain or loss if the Note was held for more than one year.

NON-U.S. HOLDERS OF THE NOTES

    The rules governing the United States federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. NON-U.S. HOLDERS

SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS, AS WELL AS TAX TREATIES, WITH REGARD TO AN INVESTMENT IN THE NOTES.

    PAYMENT OF INTEREST. Generally, payments of principal and interest on a Note to a Non-U.S. Holder will qualify for the "portfolio interest exemption" and, therefore, will not be subject to United States federal income tax or withholding, unless the Non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in Section 871 (h)(3) of the Code) in the Operating Partnership, (ii) a controlled foreign corporation related to the Operating Partnership, or (iii) a bank receiving interest described in Section 881
(c)(3)(A) of the Code. To qualify for the portfolio interest exemption, the last United States payor in the chain of payment prior to payment to a Non-U.S. Holder (the "Withholding Agent") must have received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement that (i) is signed by the beneficial owner of the Note under penalties of perjury, (ii) certifies that such owner is a non-U.S. Holder, and (iii) provides the name and address of the beneficial owner. The statement may be made on an IRS Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. In such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution.

    Except to the extent that an applicable treaty otherwise provides, a Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder with respect to interest if the interest income is effectively connected with a United States trade or business of the Non-U.S. Holder. Under certain circumstances, effectively connected interest received by a corporate Non-U.S. Holder may be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower tax rate specified by a treaty). Even though such effectively connected interest is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding if the Holder delivers a properly executed IRS Form 4224 to the Withholding Agent.

    Interest income of a Non-U.S. Holder that is not effectively connected with a United States trade or business and that does not qualify for the portfolio interest exemption described above generally will be subject to a withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by a treaty).

    DISPOSITION OF THE NOTES. A Non-U.S. Holder of a Note generally will not be subject to United States federal income tax or withholding on any gain realized on the sale, exchange, redemption, retirement or other disposition of a Note unless (i) the gain is effectively connected with a United States trade or business of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual, such Non-U.S. Holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and either such Holder has a "tax home" in the United States or the disposition is attributable to an office or other fixed place of business maintained by such Holder in the United States, or (iii) the Holder is subject to tax pursuant to the provisions of the Code applicable to certain United States expatriates.

    CERTAIN UNITED STATES FEDERAL ESTATE TAX CONSIDERATIONS APPLICABLE TO A NON-U.S. HOLDER. A Note beneficially owned by an individual who is not a citizen or resident of the United States at the time of death will not be included in the decedent's gross estate for United States federal estate tax purposes, unless the individual is a direct or indirect 10% or greater partner of the Operating Partnership, or, at the time of death, payments with respect to such Note would have been effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements and back-up witholding at a 31% rate will apply to payments on a Note (including stated interest payments and payments of the proceeds from the sale, exchange, redemption, retirement or other disposition of a Note), unless the holder of the Note (i) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact or (ii) provides a correct taxpayer identification number, certifies as to its exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Certain penalties may be imposed by the IRS on a holder that is required to supply information but does not do so in the proper manner.

    Information reporting requirements and backup withholding will not apply to payments on a Note to a Non-U.S. Holder if the statement described in "Non-U.S. Holders--Payment of Interest" is duly provided by such Holder, provided that the Withholding Agent does not have actual knowledge that the Holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a Note effected outside the United States by a foreign office of a "broker" (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States or (iii) is a controlled foreign corporation as to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the Note provides the statement described in "Non-U.S. Holders--Payment of Interest" or otherwise establishes an exemption.

    Any amount withheld from a payment to a holder of a Note under the backup withholding rules is allowable as a credit against such holder's United States federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

NEW WITHHOLDING REGULATIONS

    On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

                                  UNDERWRITING

    We and the underwriters for this offering (the "Underwriters") named below have entered into an underwriting agreement and a terms agreement with respect to two series of notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes of each series indicated in the following table:

                                                          PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                      UNDERWRITERS                          OF    % NOTES      OF    % NOTES
--------------------------------------------------------  -----------------  -----------------
Goldman, Sachs & Co. ...................................   $                  $
Chase Securities Inc. ..................................
Donaldson, Lufkin & Jenrette Securities Corporation.....
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..................................
Salomon Smith Barney Inc. ..............................
Warburg Dillon Read LLC.................................
                                                          -----------------  -----------------
          Total.........................................   $   100,000,000    $   200,000,000
                                                          -----------------  -----------------
                                                          -----------------  -----------------

    Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold
at a discount from the initial public offering prices of up to   % and   % of
the principal amount of the    % notes and the    % notes, respectively. Any
such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering
prices of up to   % and   % of the principal amount of the    % notes and the
   % notes, respectively. If all the    % notes and the    % notes are not sold
at the public offering prices, the underwriters may change the offering price and the other selling terms.

    The notes are new issues of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity
of or any trading market for the    % notes or the    % notes.

    In connection with this offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater aggregate principal amount of notes than they are required to purchase in this offering. Stabilizing transactions consist of certain bids or purchases made for the
purpose of preventing or retarding a decline in the market price of the    %
notes or the    % notes, while the offering is in progress.

    The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

    These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

    We estimate that our share of the total expenses of this offering, excluding underwriting discounts, will be approximately $500,000.

    We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    In the ordinary course of their respective businesses, the underwriters and their affiliates have engaged, and may in the future engage, in investment banking or general financing and banking transactions with us or our affiliates. Affiliates of Chase Securities Inc., and Warburg Dillon Read LLC are lead and/or administrative agents and lenders under our revolving credit facility and will receive a portion of the proceeds of this offering in repayment of amounts outstanding under our revolving credit facility. Because more than 10% of the net proceeds of this offering will be used to repay amounts outstanding under our revolving credit facility, this offering will be made pursuant to the requirements of Rule 2710(c)(8) of the Conduct Rules of the National Association of Securities Dealers, Inc.

                                 LEGAL MATTERS

    The legality of the notes offered hereby and certain federal tax matters will be passed upon for the Operating Partnership by Brown & Wood LLP, New York, New York. In addition, certain legal matters will be passed upon for the underwriters by Rogers & Wells LLP, New York, New York.

PROSPECTUS

                                  $744,739,654
                        RECKSON ASSOCIATES REALTY CORP.
                      COMMON STOCK, COMMON STOCK WARRANTS,
        PREFERRED STOCK, DEPOSITARY SHARES AND PREFERRED STOCK WARRANTS

                                  $500,000,000
                      RECKSON OPERATING PARTNERSHIP, L.P.
                                DEBT SECURITIES

                             ---------------------

    Reckson Associates Realty Corp. may offer up to $744,739,654 of shares of its common stock, shares of its preferred stock, depositary shares representing interests in its preferred stock, and warrants to purchase shares of its common stock or preferred stock. Reckson Associates' common stock is listed on the New York Stock Exchange under the symbol "RA."

    Reckson Operating Partnership, L.P. may offer up to $500,000,000 of its debt securities in one or more series. If any of the Operating Partnership's debt securities are not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance, these non-investment grade debt securities will be fully and unconditionally guaranteed by Reckson Associates as to payment of principal, premium, if any, and interest.

    We may offer the securities at prices and on terms to be set forth in one or more supplements to this prospectus. The securities may be offered directly, through agents on our behalf or through underwriters or dealers.

    The terms of the securities may include limitations on ownership and restrictions on transfer thereof as may be appropriate to preserve the status of Reckson Associates as a real estate investment trust for United States federal income tax purposes.

    SEE "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS FOR A DESCRIPTION OF RISKS THAT SHOULD BE CONSIDERED BY PURCHASERS OF THE SECURITIES.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this prospectus is March 16, 1999.

                                  RISK FACTORS

    This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause a difference include, but are not limited to, those discussed below. An investment in the securities involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained in this prospectus and the related prospectus supplement before purchasing the securities offered by the related prospectus supplement.

- WE ARE DEPENDENT ON THE NEW YORK TRI-STATE AREA MARKET DUE TO LIMITED GEOGRAPHIC DIVERSIFICATION AND OUR FINANCIAL RESULTS MAY SUFFER AS A RESULT OF A DECLINE IN ECONOMIC CONDITIONS IN SUCH AREA

    A decline in the economic conditions in the New York Tri-State area and for commercial real estate could adversely affect our business, financial condition and results of operations. All of the properties owned by the Operating Partnership are located in the New York Tri-State area, although our organizational documents do not restrict us from owning properties outside of this area. Each of our four markets are located in the suburbs of New York City and may be similarly affected by economic changes in this area. A significant downturn in the financial services industry and related industries would likely have a negative effect on these markets and on the performance of our properties.

    The following is a breakdown of our office and industrial properties for each of our four markets at December 31, 1998:

                                                                                        ANNUAL
                                                           NUMBER OF       SQUARE        BASE
                                                          PROPERTIES      FOOTAGE       RENT(1)
                                                        ---------------  ----------  -------------
Long Island
  - Office............................................            23      3,671,413  $  71,152,658
  - Industrial........................................            94      5,638,435     29,268,258
Westchester
  - Office............................................            25      3,298,623     56,521,355
  - Industrial........................................             4        256,948      2,130,019
New Jersey
  - Office............................................            17      1,993,999     34,946,506
  - Industrial........................................            30      4,497,662     18,391,236
Connecticut
  - Office............................................             8      1,123,188     22,020,613
  - Industrial........................................             1        452,414      2,900,684

------------------------

(1) Represents base rents from leases in place as of December 31, 1998, for the period January 1, 1999 through December 31, 1999 excluding the reimbursement by tenants of electrical costs.

- DEBT SERVICING AND REFINANCING, INCREASES IN INTEREST RATES AND FINANCIAL COVENANTS COULD ADVERSELY AFFECT OUR ECONOMIC PERFORMANCE

    DEPENDENCE UPON DEBT FINANCING; RISK OF INABILITY TO SERVICE OR REFINANCE DEBT. In order to qualify as a real estate investment trust, or REIT, for federal income tax purposes, Reckson Associates is required to distribute at least 95% of its taxable income. As a result, we are more reliant on debt or equity financings than many other companies that are not REITs and, therefore, are able to retain more of their income.

    We are subject to the risks associated with debt financing. Our cash flow could be insufficient to meet required payments of principal and interest. We may not be able to refinance existing indebtedness, which in virtually all cases requires substantial principal payments at maturity, or the terms of such refinancing might not be as favorable as the terms of the existing indebtedness. As of December 31, 1998, the weighted average maturity of our existing indebtedness was 4.4 years and our total existing indebtedness was approximately $867 million. We also may not be able to refinance any indebtedness we incur in the future. Finally, we may not be able to obtain funds by selling assets or raising equity to make required payments on maturing indebtedness.

    RISING INTEREST RATES COULD ADVERSELY AFFECT CASH FLOW. Increases in interest rates could increase the Operating Partnership's interest expense, which could adversely affect the ability to service its indebtedness or to pay distributions to Reckson Associates' stockholders. As noted above, as of December 31, 1998, approximately 56% of our debt was variable rate debt and our total debt was approximately $867 million. Outstanding advances under the credit facilities of the Operating Partnership bear interest at variable rates. In addition, we may incur indebtedness in the future that also bears interest at a variable rate.

    REQUIREMENTS OF CREDIT FACILITIES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND OUR ABILITY TO MAKE DISTRIBUTIONS. The ability of the Operating Partnership to borrow under our credit facilities is subject to certain financial covenants, including covenants relating to limitations on unsecured and secured borrowings, minimum interest and fixed charge coverage ratios, a minimum equity value and a maximum dividend payout ratio. The Operating Partnership relies on borrowings under its credit facilities to finance acquisition and development activities and for working capital purposes and, if the Operating Partnership is unable to borrow under its credit facilities, it could adversely affect our financial condition. The Operating Partnership has obtained a three-year unsecured credit facility from The Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank, National Association, which provides for a maximum borrowing amount of up to $500 million. The Operating Partnership has also obtained a separate $75 million one-year unsecured credit facility from Chase. The credit facilities also contain a financial covenant limiting the amount of distributions that Reckson Associates may make to holders of its common stock during any fiscal quarter if they exceed, when added to all distributions made during the three immediately preceding quarters, the greater of:

    - 90% of its funds from operations or 100% of its funds available for distribution; and

    - the amounts required in order for Reckson Associates to continue to qualify as a REIT.

    Although the Operating Partnership presently is in compliance with the covenants under its credit facilities, there is no assurance that the Operating Partnership will continue to be in compliance or that it will be able to service its indebtedness or pay distributions to Reckson Associates so that Reckson Associates may make distributions to its stockholders.

    NO LIMITATION ON DEBT. Currently, we have a policy of incurring debt only if our Debt Ratio is then 50% or less. As of December 31, 1998, our Debt Ratio was 39.4%. For these purposes, Debt Ratio is defined as the total debt of the Operating Partnership as a percentage of the market value of outstanding shares of common stock and preferred stock of Reckson Associates, including the conversion of outstanding partnership units in the Operating Partnership, plus total debt. Under this policy, we could incur additional debt if our stock price increases, even if we may not have a corresponding increase in our ability to repay the debt. In addition, as of December 31, 1998, our debt-to-equity ratio was 1:1.54. We calculated our debt-to-equity ratio by comparing the total debt of the Operating Partnership to the value of the outstanding common stock of Reckson Associates and the common units of limited partnership interest of the Operating Partnership, each based upon the market value of the common stock, and the liquidation preference of the preferred stock of Reckson Associates and the preferred units of limited partnership interest in the Operating Partnership, excluding all units of general partnership interest owned by Reckson Associates. As described above, our credit facilities contain financial covenants which limit the ability of the Operating Partnership to incur additional indebtedness. However, our organizational documents do not contain any limitation on the amount of indebtedness we may incur. Accordingly, the Board of Directors could alter or eliminate this policy and would do so, for example, if it were necessary in order for Reckson Associates to continue to qualify as a REIT. If this policy were changed, we could become more highly leveraged, resulting in higher interest payments that could adversely affect the ability to pay distributions to Reckson Associates' stockholders and could increase the risk of default on the Operating Partnership's existing indebtedness.

- OUR ACQUISITION, DEVELOPMENT AND CONSTRUCTION ACTIVITIES COULD RESULT IN
  LOSSES

    We intend to acquire existing office and industrial properties to the extent that the suitable acquisitions can be on made advantageous terms. Acquisitions of commercial properties entail risks, such as the risks that we may not be in a position or have the opportunity in the future to make suitable property acquisitions on advantageous terms and that our investments will fail to perform as expected. Some of the properties that we acquire require significant additional investment and upgrades and are subject to the risk that estimates of the cost of improvements to bring such properties up to standards established for the intended market position may prove inaccurate. Since the IPO of Reckson Associates in June 1995, we have acquired 63 office properties with aggregate square footage of approximately 8.5 million and 44 industrial properties with aggregate square footage of approximately 4.3 million (excluding our investment in the Morris Companies).

    We also intend to continue the selective development and construction of office and industrial properties in accordance with our development and underwriting policies as opportunities arise. Since the IPO of Reckson Associates, we have developed or re-developed eight properties comprising approximately 930,000 square feet. Our development and construction activities include the risks that:

    - we may abandon development opportunities after expending resources to determine feasibility

    - construction costs of a project may exceed our original estimates

    - occupancy rates and rents at a newly completed property may not be sufficient to make the property profitable

    - financing may not be available to us on favorable terms for development of a property

    - we may not complete construction and lease-up on schedule, resulting in increased carrying costs to complete construction, construction costs and, in some instances, penalties owed to tenants with executed leases

    Our development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy and other required governmental permits and authorizations. If any of the above events occur, the ability to pay distributions to Reckson Associates' stockholders and service the Operating Partnership's indebtedness could be adversely affected. In addition, new development activities, regardless of whether or not they are ultimately successful, typically require a substantial portion of management's time and attention.

- ADVERSE REAL ESTATE MARKET CONDITIONS, INCREASES IN OPERATING EXPENSES OR CAPITAL EXPENDITURES, TENANT DEFAULTS AND UNINSURED LOSSES COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS

    Our properties' revenues and value may be adversely affected by a number of factors, including:

    - the national, state and local economic climate and real estate conditions, such as oversupply of or reduced demand for space and changes in market rental rates

    - the need to periodically renovate, repair and relet our space

    - increasing operating costs, including real estate taxes and utilities, which may not be passed through to tenants

    - defaults by our tenants or their failure to pay rent on a timely basis

    - uninsured losses

    A significant portion of our expenses of real estate investments, such as mortgage payments, real estate taxes, insurance and maintenance costs, are generally not reduced when circumstances cause a decrease in income from our properties. In addition, our real estate values and income from properties are also affected by our compliance with laws, including tax laws, interest rate levels and the availability of financing.

    BECAUSE REAL ESTATE INVESTMENTS ARE ILLIQUID, WE MAY NOT BE ABLE TO SELL PROPERTIES WHEN APPROPRIATE. Real estate investments generally cannot be sold quickly. We may not be able to vary our portfolio promptly in response to economic or other conditions. In addition, provisions of the Internal Revenue Code limit a REIT's ability to sell properties in some situations when it may be economically advantageous to do so, thereby adversely affecting returns to Reckson Associates' stockholders.

    COMPETITION IN OUR MARKETS IS SIGNIFICANT. The competition for tenants in the office and industrial markets in the New York Tri-State area is significant and includes properties owned by other REITs, local privately-held companies, institutional investors and other owners. There is also significant competition for acquisitions in our markets from the same types of competitors. In addition, many users of industrial space in our markets own the buildings that they occupy.

    INCREASING OPERATING COSTS COULD ADVERSELY AFFECT CASH FLOW. Our properties are subject to operating risks common to commercial real estate, any and all of which may adversely affect occupancy or rental rates. Our properties are subject to increases in our operating expenses such as cleaning, electricity, heating, ventilation and air conditioning; elevator repair and maintenance; insurance and administrative costs; and other costs associated with security, landscaping, repairs and maintenance of our properties. While our tenants generally are currently obligated to pay a portion of these costs, there is no assurance that tenants will agree to pay these costs upon renewal or that new tenants will agree to pay these costs initially. If operating expenses increase, the local rental market may limit the extent to which rents may be increased to meet increased expenses without at the same time decreasing occupancy rates. While we have cost saving measures at each of our properties, if any of the above occurs, our ability to pay distributions to our stockholders and service our indebtedness could be adversely affected.

    SOME POTENTIAL LOSSES ARE NOT COVERED BY INSURANCE. We carry comprehensive liability, fire, extended coverage and rental loss insurance on all of our properties. However, losses arising from acts of war or relating to pollution are not generally insured because they are either uninsurable or not economically insurable. If an uninsured loss or a loss in excess of insured limits should occur, we could lose our capital invested in a property, as well as any future revenue from the property. We would remain obligated on any mortgage indebtedness or other obligations related to the property.

    INVESTMENTS IN MORTGAGE DEBT COULD LEAD TO LOSSES. We may invest in mortgages secured by office or industrial properties. We may acquire the mortgaged properties through foreclosure proceedings or negotiated settlements. In addition to the risks associated with investments in commercial properties, investments in mortgage indebtedness present additional risks, including the risk that the fee owners of such properties may not make payments of interest on a current basis and we may not realize our anticipated return or sustain losses relating to the investments. Although we currently have no intention to originate mortgage loans as a significant part of our business, we may make loans to a seller in connection with our purchase of real estate. The underwriting criteria we would use for these loans would be based upon the credit and value of the underlying real estate.

- PROPERTY OWNERSHIP THROUGH PARTNERSHIPS AND JOINT VENTURES COULD LIMIT OUR CONTROL OF THOSE INVESTMENTS

    Partnership or joint venture investments may involve risks not otherwise present for investments made solely by us, including the possibility that our partners or co-venturer might become bankrupt, that our partners or co-venturer might at any time have different interests or goals than we do, and that our partners or co-venturer may take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining the qualification of Reckson Associates as a REIT. Other risks of joint venture investments include impasse on decisions, such as a sale, because neither our partner or co-venturer nor us would have full control over the partnership or joint venture. There is no limitation under our organizational documents as to the amount of funds that may be invested in partnerships or joint ventures.

    The following is a description of the significant joint ventures in which we are involved:

    OUR INVESTMENT IN THE OMNI, OUR SINGLE LARGEST PROPERTY, INCLUDES THE RISKS THAT WE CANNOT REFINANCE OR DISPOSE OF THE PROPERTY IN OUR SOLE DISCRETION AND WE COULD HAVE OUR GENERAL PARTNERSHIP INTEREST CONVERTED INTO A LIMITED PARTNERSHIP INTEREST. The Operating Partnership owns a 60% general partner interest in Omni Partners, L.P. (the "Omni Partnership"), the partnership that owns the Omni, a 575,000 square foot office building located in our Nassau West Corporate Center office park. Odyssey Partners, L.P. and an affiliate of Odyssey own the remaining 40% interest. Through our partnership interest, we act as managing partner and have the sole authority to conduct the business and affairs of the Omni Partnership subject to the limitations set forth in the amended and restated agreement of limited partnership of Omni Partners, L.P. (the "Omni Partnership Agreement"). These limitations include Odyssey's right to negotiate under certain circumstances a refinancing of the mortgage debt encumbering the Omni and the right to approve any sale of the Omni made on or before March 13, 2007 (the "Acquisition Date"). The Operating Partnership will continue to act as the sole managing partner of the Omni Partnership unless certain conditions specified in the Omni Partnership Agreement shall occur. Upon the occurrence of any of these conditions the Operating Partnership's general partnership interest shall convert to a limited partnership interest and an affiliate of Odyssey shall be the sole managing partner, or at the option of Odyssey, the Operating Partnership shall be a co-managing partner with an affiliate of Odyssey. In addition, on the Acquisition Date, the Operating Partnership will have the right to purchase Odyssey's interest in the Omni Partnership at a price (the "Option Price") based on 90% of its fair market value. If the Operating Partnership fails to exercise this option, Odyssey has the right to require the Operating Partnership to purchase Odyssey's interest in the Omni Partnership on the Acquisition Date at the Option Price. The Operating Partnership has the right to extend the Acquisition Date until March 13, 2012. The Option Price shall apply to the payment of all sums due under a loan made by the Operating Partnership in March 1997 to Odyssey in the amount of approximately $17 million. The Odyssey loan matures on the Acquisition Date, subject to the Operating Partnership's right to extend the Acquisition Date as set forth above, and is secured by a pledge of Odyssey's interest in the Omni Partnership.

    OUR JOINT VENTURE IN AN OFFICE BUILDING IN TARRYTOWN, NEW YORK INCLUDES THE RISKS THAT WE CANNOT ENTER INTO LARGE LEASES OR REFINANCE OR DISPOSE OF THE BUILDING IN OUR DISCRETION. The Operating Partnership owns a 60% managing member interest in a limited liability company that owns 520 White Plains Road, a 171,761 square foot office building located in Tarrytown, New York. The remaining 40% member interest is held by Tarrytown Corporate Center III, L.P. ("TCC"), a partnership affiliated with the Halpern organization, the organization from which we acquired eight Class A office properties for approximately $86 million in February 1996. The member agreement governing the joint venture arrangement requires us to obtain the consent of TCC prior to engaging in activities such as entering into or modifying a lease for more than 25,000 rentable square feet, financing or refinancing indebtedness encumbering the property and selling or otherwise transferring the property.

    ALTHOUGH WE CONTROL RECKSON MORRIS OPERATING PARTNERSHIP OUR JOINT VENTURE PARTNER HAS APPROVAL RIGHTS OVER A NUMBER OF MATTERS, SUCH AS THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE RECKSON MORRIS PROPERTIES. In October 1997, we entered into an agreement to invest up to $150 million in the Morris Companies, a New Jersey developer and owner of "big box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately
4.0 million square feet. As of December 31, 1998, we had invested approximately $93.8 million for an approximate 71.8% controlling interest in Reckson Morris Operating Partnership, L.P. In connection with the transaction, the Morris Companies contributed 100% of their interest in certain industrial properties to Reckson Morris Operating Partnership in exchange for operating partnership units in Reckson Morris Operating Partnership. Although we control Reckson Morris Operating Partnership, the former owners of the Morris Companies have approval rights over a number of matters, such as the sale of all or substantially all of the properties of Reckson Morris Operating Partnership.

    OUR INTEREST IN JOINT VENTURES WITH MATRIX IS GENERALLY SUBJECT TO A RIGHT OF FIRST OFFER OF MATRIX AND MATRIX CAN ALSO PUT ITS INTEREST TO US IF LEASING CONDITIONS HAVE BEEN SATISFIED. As of December 31, 1998, the Operating Partnership had invested $15.3 million in joint ventures with Matrix Development Group for the development of industrial and flex properties located in a New Jersey submarket. Although the terms of each of the joint ventures vary, Matrix generally identifies and develops projects for which we provide the capital. We control the joint ventures and receive a priority return on our invested capital. We also receive a return of our capital upon any sale or refinancing of a project, and, generally, three-quarters of the proceeds in excess thereof. Matrix typically has a right of first offer in the event we seek to dispose of a project and has the right to put its interest in a project to us once specified leasing parameters have been satisfied.

    OUR PRIVATIZATION OF GOVERNMENT OFFICE BUILDINGS AND CORRECTIONAL FACILITIES IS DEPENDENT UPON CONTINUED OUTSOURCING BY GOVERNMENTS AND COMPETITIVE BIDDING. From time to time, the Operating Partnership may make joint venture investments in real estate assets with Reckson Strategic Venture Partners, LLC. Reckson Service Industries, Inc., an entity that Reckson Associates spun-off to its shareholders in 1998, owns 100% of the common ownership interests of Reckson Strategic Venture Partners and, accordingly, controls Reckson Strategic Venture Partners. The strategy of Reckson Strategic Venture Partners is to acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer circumstances for attractive investments as well as opportunities for future growth. Joint venture investments with Reckson Strategic Venture Partners may involve various types of real estate assets and involve different risks than those in our office and industrial sectors, as to which we have no prior experience or expertise. No assurance can be given as to the success of these investments. As of December 31, 1998, the Operating Partnership had made a joint venture investment with Reckson Strategic Venture Partners of $10.1 million in the area of privatization of government occupied office buildings and correctional facilities. In addition to the joint venture risks discussed above, this investment includes the following specific risks:

    - dependence upon the continued outsourcing of real estate functions by governmental entities;

    - the ability to compete effectively in bidding on specific projects; and

    - significant government regulation and/or oversight

- ENVIRONMENTAL PROBLEMS ARE POSSIBLE AND MAY BE COSTLY

    Federal, state and local laws and regulations relating to the protection of the environment may require a current or previous owner or operator of real estate to investigate and clean up hazardous or toxic substances or petroleum product releases at a property. An owner of real estate is liable for the costs of removal or remediation of certain hazardous or toxic substances on or in the property. These laws often impose such liability without regard to whether the owner knew of, or caused, the presence of the contaminants. Clean-up costs and the owner's liability generally are not limited under the enactments and could exceed the value of the property and/or the aggregate assets of the owner. The presence of or the failure to properly remediate the substances may adversely affect the owner's ability to sell or rent the property or to borrow using the property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the clean-up costs of the substances at a disposal or treatment facility, whether or not such facility is owned or operated by the person. Even if more than one person was responsible for the contamination, each person covered by the environmental laws may be held responsible for the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages and costs resulting from environmental contamination emanating from that site.

    Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials ("ACMs"). These laws impose liability for release of ACMs into the air and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs. In connection with the ownership (direct or indirect), operation, management and development of real properties, we may be considered an owner or operator of properties containing ACMs. Having arranged for the disposal or treatment of contaminants we may be potentially liable for removal, remediation and other costs, including governmental fines and injuries to persons and property.

    All of our office properties and all of our industrial properties have been subjected to a Phase I or similar environmental site assessment after April 1, 1994 that were completed by independent environmental consultant companies, except for the property located at 35 Pinelawn Road which was originally developed by us and subjected to a Phase I in April 1992. These Phase I or similar environmental site assessments involved general inspections without soil sampling, ground water analysis or radon testing and, for our properties constructed in 1978 or earlier, survey inspections to ascertain the existence of ACMs. These environmental site assessments have not revealed any environmental liability that would have a material adverse effect on our business.

- FAILURE TO QUALIFY AS A REIT WOULD BE COSTLY

    Reckson Associates has operated (and intends to operate) so as to qualify as a REIT under the Internal Revenue Code beginning with our taxable year ended December 31, 1995. Although our management believes that Reckson Associates is organized and operated in a manner to so qualify, no assurance can be given that Reckson Associates will qualify or remain qualified as a REIT.

    If Reckson Associates fails to qualify as a REIT in any taxable year, Reckson Associates will be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Moreover, unless entitled to relief under certain statutory provisions, Reckson Associates also will be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. This treatment would significantly reduce net earnings available to service indebtedness, make investments or pay distributions to shareholders because of the additional tax liability to Reckson Associates for the years involved. Also, Reckson Associates would not then be required to pay distributions to its shareholders.

- TAX CONSEQUENCES UPON A SALE OR REFINANCING OF PROPERTIES MAY RESULT IN CONFLICTS OF INTEREST FOR DIRECTORS AND OFFICERS OF RECKSON ASSOCIATES

    Holders of units of limited partnership of the Operating Partnership or co-owners of properties not owned entirely by us may suffer different and more adverse tax consequences than we will upon the sale or refinancing of our properties. We may have different objectives from these co-owners and holders of limited partnership units regarding the appropriate pricing and timing of any sale or refinancing of these properties. While Reckson Associates, as the sole general partner of the Operating Partnership, has the exclusive authority as to whether and on what terms to sell or refinance each property owned solely by the Operating Partnership, the directors and officers of Reckson Associates who hold limited partnership units may seek to influence us not to sell or refinance the properties, even though such a sale might otherwise be financially advantageous to us, or may seek to influence us to refinance a property with a higher level of debt.

    - WE MAY HAVE CONFLICTS OF INTERESTS WITH RECKSON SERVICE INDUSTRIES

    CONFLICTS AS A RESULT OF OVERLAPPING MANAGEMENT. Donald J. Rechler serves as our Chairman of the Board and our Chief Executive Officer and Chairman of the Board of Reckson Service Industries. Scott H. Rechler serves as our President and our Chief Operating Officer and President and Chief Executive Officer of Reckson Service Industries and is a director of Reckson Associates and Reckson Service Industries. Michael Maturo serves as Executive Vice President, Treasurer and Chief Financial Officer of Reckson Associates and Reckson Service Industries and is a director of Reckson Service Industries. Furthermore, Roger Rechler, Gregg Rechler and Mitchell Rechler are executive officers of Reckson Associates and Roger Rechler and Mitchell Rechler are directors of Reckson Associates, while all three individuals are members of the management advisory committee and directors of Reckson Service Industries. Although each of the individuals referred to above is committed to the success of Reckson Associates, they are also committed to the success of Reckson Service Industries. Our senior management and directors beneficially owned approximately 12% of the outstanding common stock of Reckson Associates, with a total market value, based on the New York Stock Exchange closing price of $22.19 per share on December 31, 1998, of approximately $132.3 million, and approximately 27% of the outstanding common stock of Reckson Service Industries, with a total market value, at a stock price of $4.125 per share on December 31, 1998, of approximately $27.3 million. In calculating the ownership of common stock of Reckson Associates, we have assumed the conversion of all limited partnership units in the Operating Partnership into shares of common stock and the exercise of all vested stock options. There is a risk that the common membership of management, members of the Boards of Directors and ownership of Reckson Associates and Reckson Service Industries will lead to conflicts of interest in the fiduciary duties owed to stockholders by common directors and officers in connection with transactions between the two companies, as well as a conflict in allocating management time.

    CONFLICTS IN TRANSACTIONS WITH RECKSON SERVICE INDUSTRIES UNDER THE INTERCOMPANY AGREEMENT. The Operating Partnership and Reckson Service Industries have entered into an intercompany agreement to formalize their relationship at the outset and to limit conflicts of interest. The intercompany agreement was not negotiated at arms' length as it was negotiated while 95% of the common stock of Reckson Service Industries was owned by the Operating Partnership. Under the intercompany agreement, Reckson Service Industries granted the Operating Partnership a right of first opportunity to make any REIT-qualified investment that becomes available to Reckson Service Industries. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of Reckson Service Industries, including Reckson Strategic Venture Partners, 100% of the common ownership interest of which is indirectly owned by Reckson Service Industries, the intercompany agreement requires the Reckson Service Industries' affiliate to allow the Operating Partnership to participate in the opportunity to the extent of Reckson Service Industries' interest in the affiliate.

    Under the intercompany agreement, the Operating Partnership granted Reckson Service Industries a right of first opportunity to provide to the Operating Partnership and its tenants any type of non-customary commercial services for occupants of office, industrial and other property types, which we may not be permitted to provide because they may generate REIT non-qualifying income under Federal tax laws. Reckson Service Industries will provide services to the Operating Partnership at rates and on terms as attractive as either the best available for comparable services in the market or those offered by Reckson Service Industries to third parties. In addition, the Operating Partnership will give Reckson Service Industries access to its tenants with respect to commercial services that may be provided to tenants.

    Under the intercompany agreement, subject to certain conditions, the Operating Partnership granted Reckson Service Industries a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, because the operation of the property may involve the performance of non-customary services that under the Internal Revenue Code a REIT may not generally provide, it is required to enter into a "master" lease arrangement. Pursuant to a "master" lease arrangement, the Operating Partnership would own the property, but lease it entirely to a single lessee that would operate the property.

    With respect to services that Reckson Service Industries will provide to the Operating Partnership, management will have a conflict of interest in determining the market rates to charge the Operating Partnership for these services. In addition, management will have a conflict of interest in determining whether the Operating Partnership or Reckson Service Industries would pursue a REIT-qualified investment opportunity outside of our core business strategy of investing in office and industrial properties in the New York Tri-State area. Furthermore, the Operating Partnership and Reckson Service Industries may structure investments so that joint ventures between the Operating Partnership and Reckson Strategic Venture Partners may pursue the portion of investments generating REIT-qualified income and Reckson Strategic Venture Partners will pursue directly the other portion of these investments. Accordingly, Reckson Strategic Venture Partners and Reckson Strategic Venture Partners-Reckson Operating Partnership joint ventures may have conflicts of interest in the structuring, valuation, management and disposition of these investments.

    CONFLICTS IN OUR LOANS TO RECKSON SERVICE INDUSTRIES. In June 1998, the Operating Partnership established a credit facility with Reckson Service Industries (the "Reckson Service Industries Facility") in the amount of $100 million for Reckson Service Industries' service sector operations and other general corporate purposes. In addition, in June 1998, the Operating Partnership also established a credit facility with Reckson Service Industries (the "Reckson Strategic Venture Partners Facility", and together with the Reckson Service Industries Facility, the "Reckson Service Industries Credit Facilities") for the funding of investments of up to $100 million by Reckson Service Industries in Reckson Strategic Venture Partners. Amounts available under the Reckson Strategic Venture Partners Facility are reduced by the amount of any joint investment by the Operating Partnership into a joint venture with Reckson Strategic Venture Partners. Advances under the Reckson Strategic Venture Partners Facility in excess of $25 million in respect of any single platform will be subject to approval by the Board of Directors of Reckson Associates, while advances under the Reckson Service Industries Facility in excess of $10 million in respect of any single investment in non-customary commercial services, as well as advances for investments in opportunities in other services, will be subject to approval by the Board of Directors of Reckson Associates, or a committee thereof. Each Reckson Service Industries Credit Facility has a term of five years and advances thereunder are recourse obligations of Reckson Service Industries. Interest will accrue on advances made under the Reckson Service Industries Credit Facilities at a rate equal to the greater of (1) the prime rate plus 2% and (2) 12% per annum, with the rate on amounts that are outstanding for more than one year increasing annually at a rate of 4% of the prior year's rate. Prior to maturity, interest will be payable quarterly but only to the extent of net cash flow and on an interest-only basis and will be prepayable without penalty at the option of Reckson Service

Industries. As long as there are outstanding advances under any Reckson Service Industries Credit Facility, Reckson Service Industries will be prohibited from paying dividends on any shares of its capital stock. The Reckson Service Industries Credit Facilities are subject to certain other covenants and prohibit advances thereunder to the extent the advances could, in our determination endanger the status of Reckson Associates as a REIT. The terms of the Reckson Service Industries Credit Facilities were not negotiated at arms' length and thus may not reflect terms that could have been obtained from independent third parties. Additional indebtedness may be incurred by subsidiaries of Reckson Service Industries. As of December 31, 1998, borrowings under the Reckson Service Industries Credit Facilities aggregated approximately $33.7 million.

    POLICIES WITH RESPECT TO CONFLICTS OF INTEREST MAY NOT BE SUCCESSFUL. We have adopted policies designed to eliminate or minimize conflicts of interest. These policies include the approval by of all transactions in which directors or officers of Reckson Associates have a conflicting interest by a majority of the directors who are neither officers nor affiliated with us. These policies do not prohibit sales of assets to or from affiliates, but would require the sales to be approved by the independent directors of Reckson Associates. However, there is no assurance that these policies will be successful and, if they are not successful, decisions could be made that might fail to reflect fully the interests of all of our stockholders.

- THE TOWER TRANSACTION MAY CAUSE AN INCREASE IN OUR DEBT RATIOS AND INVOLVES OUR ENTRY INTO A NEW MARKET; THE TOWER PROPERTIES MAY NOT PERFORM AS WE ANTICIPATE

    As further described below under the caption "Reckson Associates and the Operating Partnership", on December 9, 1998, we agreed to purchase, through Metropolitan Partners LLC, 100% of the outstanding common stock of Tower Realty Trust, Inc. for a combination of cash and securities, including Reckson Associates' Class B exchangeable common stock. We control Metropolitan and own 100% of the common member interests therein. The Tower transaction is subject to the approval of Tower stockholders and, as a result, may not occur. If the Tower stockholders approve the transaction and we acquire Tower, we will be subject to the following risks:

    - as a result of the Tower merger our debt ratios will increase due to Tower's debt levels;

    - if Reckson Associates' stockholders fail to approve the issuance of the Class B exchangeable common stock as the entire non-cash portion of the merger consideration, we will incur additional indebtedness, thereby further increasing our debt ratios. The table below sets forth historical and pro forma information about our debt as of September 30, 1998. Pro forma information gives effect to the Tower merger, both with and without Reckson Associates' stockholders approving the issuance of the Class B exchangeable common stock as the entire non-cash portion of the merger consideration. In the event Reckson Associates' stockholders do not approve of the issuance of the Class B exchangeable common stock as the entire non-cash portion of the merger consideration, the Operating Partnership will issue approximately $95.7 million of its 7% Senior Notes due 2009 (par value $101.5 million) as part of the merger consideration.

                                                                                                     PRO FORMA
                                                                                     PRO FORMA        WITHOUT
                                                                       HISTORICAL  WITH APPROVAL     APPROVAL
                                                                       ----------  -------------  ---------------
Total Debt (in millions and including proportionate share of joint
  debt and net of minority interests)................................      $814.4      $1,162.0        $1,257.7
Weighted average maturity of debt (in years).........................   4.8 years     4.9 years       5.4 years
Debt Ratio...........................................................       36.9%         40.8%           44.1%
Debt-to-equity ratio.................................................      1:1.71        1:1.45          1:1.26
Portion of debt that is variable rate................................         54%           58%             54%

------------------------

    - the Tower portfolio may not perform as we anticipate

    - we may not be able to effectively integrate Tower's operations, which involve the operation and leasing of buildings in New York City, a market in which we have not previously owned and operated properties

    In addition, if the Tower merger does not occur and a court of competent jurisdiction issues a final non-appealable judgment determining that we were obligated to consummate the merger but we failed to do so, or that we failed to use our reasonable best efforts to take all actions necessary to cause the closing conditions to the merger to be satisfied, we will be obligated to return to Tower for no consideration $30 million of Tower preferred stock that we purchased at the time of the signing of the merger agreement.

- LIMITS ON OWNERSHIP AND CHANGES IN CONTROL MAY DETER CHANGES IN MANAGEMENT AND THIRD PARTY ACQUISITION PROPOSALS

    OWNERSHIP LIMIT. To maintain the qualification of Reckson Associates as a REIT, five or fewer individuals (as defined in the Internal Revenue Code of 1986, as amended, to include certain entities) may not own, directly or indirectly, more than 50% in value of the outstanding capital stock of Reckson Associates during the last half of a taxable year (other than the first year). In order to protect against the risk of losing REIT status, Reckson Associates' charter limits ownership of its issued and outstanding common stock by any single stockholder to 9.0% of the lesser of the number or value of the outstanding shares of common stock. It also will limit ownership of Reckson Associates' Class B exchangeable common stock to be issued in the pending Tower transaction by any single stockholder to 9% in value of the outstanding shares of all of Reckson Associates' common stock and limits ownership of Reckson Associates' issued and outstanding 7 5/8% Series A convertible cumulative preferred stock to 9% in value of the outstanding shares of all of Reckson Associates' capital stock. In addition, a stockholder may not acquire shares of Reckson Associates' Series A preferred stock that would result in the stockholder's owning in excess of 20% of the lesser of the number or value of outstanding shares of the Series A preferred stock. See "Restrictions on Ownership of Capital Stock," "Description of Common Stock--Restrictions on Ownership" and "Description of Preferred Stock-Restrictions on Ownership." These provisions may delay, defer or prevent a change of control in Reckson Associates or other transaction by a third party without the consent of the Board of Directors even if a change in control were in the best interests of the stockholders of Reckson Associates.

    STAGGERED BOARD. The Board of Directors of Reckson Associates is divided into three classes. The terms of the Class I, Class II and Class III directors expire in 1999, 2000 and 2001, respectively. Directors are chosen for a three-year term. These provisions may deter changes in control because of the increased time period necessary for a third party to acquire control of management through positions on the Board of Directors of Reckson Associates.

    REQUIRED CONSENT OF HOLDERS OF UNITS FOR CERTAIN TRANSACTIONS. Under the terms of the Operating Partnership's partnership agreement, through June 2, 2000, the Operating Partnership may not sell, transfer or otherwise dispose of all or substantially all of its assets (whether by way of sale or by merger, sale or consolidation into another person) without the consent of the holders of 85% of the outstanding common limited partnership units. This voting requirement could delay, defer or prevent a change in control of Reckson Associates.

    FUTURE ISSUANCES OF COMMON STOCK. The charter of Reckson Associates authorizes the Board of Directors to issue additional shares of common stock without stockholder approval. Reckson Associates may also issue shares of common stock in exchange for limited partnership units pursuant to the Operating Partnership's partnership agreement. The Board of Directors has also authorized the issuance of up to 11.7 million shares of Class B exchangeable common stock in connection with the Tower transaction. These shares will be exchangeable on a one-for-one basis for shares of Reckson common stock and will be entitled to an initial annual dividend of $2.24 per share, subject to adjustment annually. Issuance of common stock or Class B exchangeable common stock could have the effect of diluting existing common stockholders' interests in Reckson Associates.

    THE CHARTER OF RECKSON ASSOCIATES PERMITS THE ISSUANCE OF PREFERRED STOCK WHICH COULD DELAY, DEFER OR PREVENT A CHANGE IN CONTROL. The charter of Reckson Associates authorizes the Board of Directors to issue up to 25 million shares of preferred stock, of which 9,200,000 shares of its Series A preferred stock have been issued (8,000 shares of which have been converted to shares of common stock), to reclassify unissued shares of capital stock, and to establish the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption for each class or series of any capital stock issued. Although the Board of Directors does not intend to do so at the present time, it could establish a series of preferred stock that could, depending on the terms of the preferred stock, delay, defer or prevent a change in control of Reckson Associates that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders of Reckson Associates.

    LIMITATIONS ON ACQUISITION OF AND CHANGES IN CONTROL PURSUANT TO MARYLAND LAW. The Maryland General Corporation Law contains provisions, referred to as the "control share acquisition statute," which eliminate the voting rights of shares acquired in a Maryland corporation in quantities so as to constitute "control shares," as defined under the MGCL. The MGCL also contains provisions, referred to as the "business combination statute," which generally limit business combinations between a Maryland corporation and any 10% owners of the corporation's stock or any affiliate thereof. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for Reckson Associates or of delaying, deferring or preventing a change in control of Reckson Associates under circumstances that otherwise could provide the holders of shares of common stock with the opportunity to realize a premium over the then-prevailing market price. However, as permitted by the MGCL, the bylaws of Reckson Associates contain a provision exempting any and all acquisitions by any person of shares of capital stock of Reckson Associates from the control share acquisition statute. In addition, the Board of Directors adopted a resolution exempting Reckson Associates from the provisions of the business combination statute. Reckson Associates may amend or eliminate these provisions at any time.

- RISK OF IMPACT OF YEAR 2000 ISSUE ON OUR OPERATIONS AND FINANCIAL RESULTS

    Some of our older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, or engage in similar normal business activities.

    Our year 2000 project is estimated to be completed not later than July 31, 1999, which is prior to any anticipated impact on our operating systems. Additionally, we have received assurances from our contractors that all of our building management and mechanical systems are currently year 2000 compliant or will be made compliant prior to any impact on those systems. However, we cannot guarantee that all contractors will comply with their assurances and therefore we may not be able to determine year 2000 compliance of those contractors. At that time, we will determine the extent to which we will be able to replace non compliant contractors. We believe that with modifications to existing software and conversion to new software, the year 2000 issue will not pose significant operational problems for our computer systems. However, if modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on our operations.

    To date, we have expended approximately $375,000 and expect to expend an additional one million dollars in connection with upgrading building management, mechanical and computer systems. The costs of the project and the date on which we believe we will complete the year 2000 modifications are based on our management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause material differences include, but are not limited to the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

- THE MARKET VALUE OF SECURITIES COULD DECREASE BASED ON OUR PERFORMANCE AND MARKET PERCEPTION AND CONDITIONS

    EFFECT OF EARNINGS AND CASH DISTRIBUTIONS. The market value of the equity securities of a REIT may be based primarily upon the market's perception of the REIT's growth potential and its current and future cash distributions, and may be secondarily based upon the real estate market value of the underlying assets. For the year ended December 31, 1998, Reckson Associates distributed approximately 75.7% of its cash available for distribution to its common stockholders. Although we have retained operating cash flow for investment and working capital purposes, which has increased the value of our underlying assets, this has not proportionately increased the market price of the equity securities of Reckson Associates. Our failure to meet the market's expectation with regard to future earnings and cash distributions likely would adversely affect the market price of the equity securities of Reckson Associates.

    ADVERSE IMPACT OF RISING INTEREST RATES. One factor which influences the price of securities is the dividend or interest rate on the securities relative to market interest rates. Rising interest rates may lead potential buyers of equity securities of Reckson Associates to expect a higher dividend rate, which would adversely affect the market price of the securities. In addition, rising interest rates would result in increased expense, thereby adversely affecting cash flow and the ability of the Operating Partnership to service its indebtedness.

- TRANSACTIONS BY THE OPERATING PARTNERSHIP OR RECKSON ASSOCIATES COULD ADVERSELY AFFECT DEBT HOLDERS

    Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring the Operating Partnership to maintain a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with the Operating Partnership to assume all of the obligations of the Operating Partnership under the indenture pursuant to which the debt securities will be issued, the indenture does not contain any provisions that would protect holders of debt securities in the event of (i) a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Reckson Associates, or any affiliate of any these parties, (ii) a change of control, or (iii) certain reorganizations, restructuring, mergers or similar transactions involving the Operating Partnership or Reckson Associates. Although we anticipate that the pending Tower transaction will increase our overall debt level, we do not anticipate that the Tower transaction will cause a default under the indenture or otherwise affect the rights of holders of debt securities issued under the indenture.

- WE MAY NOT BE ABLE TO PAY ON GUARANTEES

    A guarantee of the Operating Partnership's debt securities by Reckson Associates effectively provides no benefit to investors and should not be viewed by investors as enhancing the credit of the debt securities or as providing any additional value to the debt securities. The Operating Partnership conducts all of Reckson Associates' operations, and the only asset of Reckson Associates is its interest in the Operating Partnership. As a result, if the Operating Partnership is unable to meet its obligations on the debt securities, Reckson Associates will not have any assets from which to pay on its guarantee of such debt securities.

 [ORGANIZATIONAL CHART OF RECKSON ASSOCIATES REALTY CORP. AND ITS SUBSIDIARIES]

                             AVAILABLE INFORMATION

    Reckson Associates is, and as a result of filing the registration statement of which this prospectus is a part, the Operating Partnership will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith Reckson Associates files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") and the Operating Partnership will file reports with the Commission. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the regional offices of the Commission at 7 World Trade Center (13th Floor), New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such information can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. These materials can also be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the exchange on which Reckson Associates' common stock and Series A preferred stock is listed. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

    We have filed with the Commission a registration statement on Form S-3 under the Securities Act, with respect to the securities. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information regarding us and the securities, reference is made to the registration statement, including the exhibits filed as a part thereof, and the documents incorporated by reference in this prospectus. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete; with respect to each contract, agreement or other document filed as an exhibit to the registration statement or to an Exchange Act report, reference is made to the exhibit for a more complete description of the matter involved, and each statement shall be deemed qualified in its entirety by reference. Copies of the registration statement and the exhibits may be inspected, without charge, at the offices of the Commission, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by Reckson Associates with the Commission pursuant to the Exchange Act are incorporated by reference in this prospectus:

SEC FILINGS (FILE NO. 1-13762)                                                PERIOD
------------------------------------------------  ---------------------------------------------------------------

Annual Report on Form 10-K                        Year ended December 31, 1997

Quarterly Reports on Form 10-Q                    Quarters ended March 31, 1998, June 30, 1998 and September 30,
                                                  1998

Current Reports on Form 8-K                       Filed February 18, 1997, May 15, 1997, June 12, 1997, August 7,
  (including Form 8-K/A)                          1997, September 9, 1997, October 21, 1997, January 6, 1998,
                                                  January 26, 1998, February 10, 1998, February 12, 1998, March
                                                  24, 1998, March 25, 1998, April 6, 1998, July 22, 1998, August
                                                  14, 1998, November 2, 1998, November 9, 1998, December 22,
                                                  1998, February 5, 1999, February 5, 1999 and March 1, 1999

Registration Statement on Form 8-A                Filed May 9, 1995 (as amended)

Registration Statement on Form 8-A                Filed April 9, 1998

    We also incorporate by reference each of the following documents that we will file with the Commission after the date of this prospectus until the particular offering is completed or after the date of the initial registration statement and prior to effectiveness of the registration statement:

    - Reports filed under Section 13(a) and (c) of the Exchange Act;

    - Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent stockholders' meeting; and

    - Any reports filed under Section 15(d) of the Exchange Act.

    Reckson Associates and the Operating Partnership will provide a copy of any or all of these documents (exclusive of exhibits unless the exhibits are specifically incorporated by reference therein), without charge, to each person to whom this prospectus is delivered, upon written or oral request to Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, New York 11747, Attn:
Jason M. Barnett, Senior Vice President and General Counsel, telephone number
(516) 694-6900.

                RECKSON ASSOCIATES AND THE OPERATING PARTNERSHIP

    Reckson Associates was incorporated in September 1994 and commenced operations effective with the completion of its initial public offering (the "IPO") on June 2, 1995. Reckson Associates, together with the Operating Partnership, was formed for the purpose of continuing the commercial real estate business of the predecessors of Reckson Associates, its affiliated partnerships and other entities. For more than 40 years, we have been engaged in the business of owning, developing, acquiring, constructing, managing and leasing suburban office and industrial properties in the New York metropolitan area. Based on industry surveys, we believe that we are one of the largest owners and managers of Class A suburban office and industrial properties in the New York City Metropolitan Tri-State area of New York, New Jersey and Connecticut (the "New York Tri-State area"). When we refer to Class A office buildings in this prospectus, we mean well maintained, high quality buildings that achieve rental rates that are at the higher end of the range of rental rates for office properties in the particular market. We operate as a self-managed REIT with in-house capabilities in property management, development, construction and acquisitions. As of December 31, 1998, we owned and controlled, directly or indirectly, 204 properties (the "Properties") encompassing approximately 21.0 million rentable square feet, all of which we manage. The Properties consist of 73 Class A suburban office properties encompassing approximately 10.1 million rentable square feet, 129 industrial properties encompassing approximately 10.8 million rentable square feet and two 10,000 square foot retail properties. In addition, as of December 31, 1998, we owned or had contracted to acquire approximately 980 acres of land (including approximately 400 acres under option) that may present future development opportunities. In addition, we have invested $17 million in a note receivable secured by the interest of Odyssey Partners, L.P. in Omni Partners, L.P.

    The office properties are Class A suburban office buildings that are well-located, well-maintained and professionally managed. In addition, these properties are modern or have been modernized to compete with newer buildings in their markets. We believe that these properties achieve among the highest rent and occupancy rates within their markets. The majority of the office properties are located in eleven planned office parks and are tenanted by, among others, national service firms, such as telecommunications firms, "big five" accounting firms, securities brokerage houses, insurance companies and health care providers. The industrial properties are utilized for distribution, warehousing, research and development and light manufacturing/assembly activities and are located primarily in three planned industrial parks.

    On December 8, 1998, Reckson Associates, the Operating Partnership, Metropolitan and Tower, executed a merger agreement pursuant to which Tower will be merged into Metropolitan, with Metropolitan surviving the merger. Concurrently with the merger, the Tower operating partnership will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of (1) 25% cash and (2) 75% of shares of Reckson Associates' Class B exchangeable common stock, or in certain circumstances described below, shares of Class B common stock and unsecured notes of the Operating Partnership. We control Metropolitan and own 100% of the common equity interests, while Crescent Real Estate Equities Company owns a preferred equity interest in Metropolitan. The merger agreement replaces a previously existing merger agreement among Reckson, Crescent, Metropolitan and Tower relating to the acquisition by Metropolitan, which at that time was a 50/50 joint venture between Reckson Associates and Crescent.

    Pursuant to the terms of the merger agreement, holders of shares of outstanding common stock of Tower, and outstanding units of limited partnership interest of the Tower operating partnership will have the option to elect to receive cash or shares of Class B common stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower common stock and each unit of limited partnership interest of the Tower operating partnership: (1) $5.75 (in cash) and (2) 0.6273 of a share of Class B common stock. The shares of Class B common stock are entitled to receive an initial annual dividend of $2.24 per share, which is subject to adjustment annually. We may redeem any or all of the Class B common stock in exchange for an equal number of shares of Reckson Associates' common stock at any time following the four year, six-month anniversary of the issuance of Class B common stock. It is anticipated that Reckson Associates' Board of Directors will recommend to Reckson Associates' stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (1) the number of outstanding shares of the Tower common stock and (2) the number of units of limited partnership interest of the Tower operating partnership, in each case, at the effective time of the mergers. If Reckson Associates' stockholders do not approve the issuance of the Class B common stock as proposed, the merger agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B common stock will be replaced by senior unsecured notes of the Operating Partnership, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if Reckson Associates' stockholders do not approve the issuance of Class B common stock as proposed and Reckson Associates' Board of Directors does not recommend, or withdraws or amends or modifies in any material respect its recommendation for, approval of the proposal, then the total principal amount of notes to be issued and distributed in the merger will be increased by $15 million.

    Simultaneously with the execution of the merger agreement, Metropolitan purchased from Tower approximately 2.2 million shares of Series A convertible preferred stock of Tower, for an aggregate purchase price of $40 million. This transaction provided Tower with funds to reduce its outstanding secured indebtedness so that it could borrow additional amounts under its credit facility without violating covenants thereunder limiting the amount of secured indebtedness. If the merger agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that Reckson Associates and Metropolitan are obligated to consummate the merger but have failed to do so, or determining that Reckson Associates and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Tower Series A preferred stock. Tower required that these provisions be included in the preferred stock transaction in its efforts to attain greater certainty that the merger would occur.

    We have engaged brokers to, and anticipate that we will, dispose of the Tower properties located outside of the New York City metropolitan area. In addition, we have reached an agreement with Tower and a third party for the third party to purchase four of Tower's New York City properties for approximately $85 million shortly prior to the completion of the merger.

    In connection with the new merger agreement, Tower, Reckson Associates, Crescent and Metropolitan have exchanged mutual releases for any claims relating to the previous merger agreement.

    In December 1998, New York State announced it had selected us to develop a 655 acre tract of land in western Suffolk County on Long Island. We estimate that we will invest $250 million in the development of this project over a number of years.

    Our executive offices are located at 225 Broadhollow Road, Melville, New York 11747 and our telephone number at that location is (516) 694-6900. At October 20, 1998, we had approximately 240 employees.

                                USE OF PROCEEDS

    Unless otherwise specified in the applicable prospectus supplement, the net proceeds to Reckson Associates or the Operating Partnership, as the case may be, from the sale of the securities offered by the applicable prospectus supplement will be used for the repayment of existing indebtedness, the development or acquisition of additional properties as suitable opportunities arise and the renovation, expansion and improvement of our existing properties, in each case, as described in detail in the prospectus supplement depending on the circumstances at the time of the related offering, and for other general corporate purposes.

                  RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

    The following table sets forth the consolidated ratios of earnings to fixed charges and preferred stock dividends of Reckson Associates and the Operating Partnership for the periods shown:

                                                                   JUNE 3, 1995     JANUARY 1, 1995
                                                                        TO                TO           ENDED YEAR
                                     YEAR ENDED DECEMBER 31,       DECEMBER 31,         JUNE 2,       DECEMBER 31,
                                 -------------------------------  ---------------  -----------------  ------------
                                   1998       1997       1996          1995              1995             1994
                                 ---------  ---------  ---------  ---------------  -----------------  ------------
RECKSON ASSOCIATES:
Ratio of Earnings to Fixed
  Charges......................      2.11x      2.77x      2.72x         2.71x             1.02x(1)    ($ 493,000)(1)(3)
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends..............      1.89x(2)        --        --           --                --               --
OPERATING PARTNERSHIP:
Ratio of Earnings to Fixed
  Charges......................      2.12x      2.78x      2.71x         2.71x             1.02x(1)    ($ 493,000)(1)(3)
Ratio of Earnings to Combined
  Fixed Charges and Preferred
  Stock Dividends..............      1.90x(2)

------------------------

(1) Prior to completion of the IPO on June 2, 1995, our predecessors operated in a manner as to minimize net taxable income to the owners. The IPO and the related formation transactions permitted us to deleverage our properties significantly, resulting in a significantly improved ratio of earnings to fixed charges.

(2) Neither Reckson Associates nor the Operating Partnership had preferred stock outstanding prior to April 1998.

(3) Represents the excess of fixed charges over earnings for the year ended December 31, 1994.

    The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. The ratio of earnings to combined fixed charges and preferred dividends were computed by dividing earnings by the aggregate of fixed charges and preferred dividends. For this purpose, earnings consist of income from continuing operations before minority interest, fixed charges and preferred dividends. Fixed charges consist of interest expense (including interest costs capitalized) and the amortization of debt issuance costs.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities of the Operating Partnership covered by this prospectus (the "Debt Securities") will be issued under an Indenture (the "Indenture") among the Operating Partnership, Reckson Associates and The Bank of New York (the "Trustee"). The Indenture has been filed as an exhibit to the Registration Statement of which this prospectus is a part and is available for inspection at the corporate trust office of the trustee at One Wall Street, New York, NY 10286. The Indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended (the "TIA"). The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries of the material provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and the Debt Securities. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

GENERAL

    The Debt Securities will be direct, unsecured obligations of the Operating Partnership and will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Directors of Reckson Associates as sole general partner of the Operating Partnership, or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of the series, for issuances of additional Debt Securities of the same series.

    The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

    Reference is made to the prospectus supplement relating to the series of Debt Securities being offered for the specific terms thereof, including:

    (1) the title of the Debt Securities;

    (2) the aggregate principal amount of the Debt Securities and any limit on the aggregate principal amount;

    (3) the percentage of the principal amount at which the Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof;

    (4) the date or dates, or the method for determining the date or dates, on which the principal of such Debt Securities will be payable;

    (5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which the Debt Securities will bear interest, if any;

    (6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the dates on which any interest will be payable, the record dates for such interest payment dates, or the method by which any date shall be determined, the person to whom the interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

    (7) the place or places where the principal of (and premium, if any) and interest, if any, on the Debt Securities will be payable, the Debt Securities may be surrendered for registration of transfer or exchange and notices or demands to or upon the Operating Partnership in respect of the Debt Securities and the Indenture may be served;

    (8) the date or dates on which or the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have an option;

    (9) the obligation, if any, of the Operating Partnership to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the date or dates on which or the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to its obligation;

   (10) if other than U.S. dollars, the currency or currencies in which the Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

   (11) whether the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which the amounts shall be determined;

   (12) any additional events of default or covenants of the Debt Securities;

   (13) whether the Debt Securities will be issued in certificated and/or book-entry form;

   (14) whether the Debt Securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof if other than $5,000 and terms and conditions relating thereto;

   (15) whether the Debt Securities will be fully and unconditionally guaranteed by Reckson Associates pursuant to the Guarantees (the "Guaranteed Securities");

   (16) if the defeasance and covenant defeasance provisions described herein are to be inapplicable or any modification of these provisions;

   (17) if the Debt Securities are to be issued upon the exercise of debt warrants, the time, manner and place for the Debt Securities to be authenticated and delivered;

   (18) whether and under what circumstances the Operating Partnership will pay additional amounts on the Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem such Debt Securities in lieu of making a payment;

   (19) if other than the Trustee, the identity of each security registrar and/or paying agent; and

   (20) any other material terms of the Debt Securities.

    The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). If material or applicable, special U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable prospectus supplement.

    Except with respect to a covenant limiting the incurrence of indebtedness, a covenant requiring a certain percentage of unencumbered assets and a covenant requiring any successor in a business combination with the Operating Partnership to assume all of the obligations of the Operating Partnership under the Indenture, the Indenture does not contain any other provisions that would limit the ability of the Operating Partnership or Reckson Associates to incur indebtedness or that would afford Holders of the Debt Securities protection in the case of any of the following events:

    - a highly leveraged or similar transaction involving the Operating Partnership, the management of the Operating Partnership or Reckson Associates, or any affiliate of any these parties;

    - a change of control; or

    - a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or Reckson Associates that may adversely affect the Holders of the Debt Securities.

    In addition, subject to the covenants referred to above, the Operating Partnership or Reckson Associates may, in the future, enter into certain transactions, such as the sale of all or substantially all of its assets or the merger or consolidation of the Operating Partnership or Reckson Associates, that would increase the amount of the Operating Partnership's indebtedness or substantially reduce or eliminate the Operating Partnership's assets, which may have an adverse effect on the Operating Partnership's ability to service its indebtedness, including the Debt Securities. In addition, restrictions on ownership and transfers of Reckson Associates' common stock and preferred stock which are designed to preserve its status as a REIT may act to prevent or hinder a change of control. See "Description of Common Stock--Restrictions on Ownership" and "Description of Preferred Stock-- Restrictions on Ownership."

GUARANTEES

    Reckson Associates will fully and unconditionally guarantee the due and punctual payment of principal of, premium, if any, and interest on any Debt Securities not rated investment grade by at least one nationally recognized statistical rating organization at the time of issuance by the Operating Partnership, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

    Unless otherwise described in the applicable prospectus supplement, the Debt Securities of any series which are registered securities, other than registered securities issued in global form (which may be of any denomination), shall be issuable in denominations of $1,000 and any integral multiple thereof and the Debt Securities which are bearer securities, other than bearer securities issued in global form (which may be of any denomination), shall be issuable in denominations of $5,000.

    Unless otherwise specified in the applicable prospectus supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the corporate trust office of the Trustee provided that, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the applicable Security Register or by wire transfer of funds to the Person at an account maintained within the United States.

    Any interest not punctually paid or duly provided for on any Interest Payment Date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the Holder on the applicable Regular Record Date and may either be paid to the Person in whose name the Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of the Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of the Debt Security not less than 10 days prior to the Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

    Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the Debt Securities at the corporate trust office of the Trustee referred to above. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for registration of transfer thereof at the corporate trust office of the Trustee referred to above. Every Debt Security surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable prospectus supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Operating Partnership with respect to any series of Debt Securities, the Operating Partnership may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that the Operating Partnership will be required to maintain a transfer agent in each place of payment for the series. The Operating Partnership may at any time designate additional transfer agents with respect to any series of Debt Securities.

    Neither the Operating Partnership nor the Trustee shall be required to:

    - issue, register the transfer of or exchange any Debt Security if the Debt Security may be among those selected for redemption during a period beginning at the opening of business 15 days before selection of the Debt Securities to be redeemed and ending at the close of business on the day of selection;

    - register the transfer of or exchange any Registered Security so selected for redemption in whole or in part, except, in the case of any Registered Security to be redeemed in part, the portion thereof not to be redeemed;

    - exchange any Bearer Security so selected for redemption except that the Bearer Security may be exchanged for a Registered Security of that series and like tenor, PROVIDED that the Registered Security shall be simultaneously surrendered for redemption; or

    - issue, register the transfer of or exchange any Security which has been surrendered for repayment at the option of the Holder, except the portion, if any, of the Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE

    The Operating Partnership or, with respect to the Guaranteed Securities, Reckson Associates may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are met:

    - the Operating Partnership or Reckson Associates, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or Reckson Associates, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall expressly assume payment of the principal of (and premium, if any) and interest on all the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture and, if applicable, the Guarantees;

    - immediately after giving effect to the transaction, no Event of Default under the Indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

    - an officer's certificate and legal opinion covering these conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

    LIMITATIONS ON INCURRENCE OF DEBT. The Operating Partnership will not, and will not permit any Subsidiary (as defined below) to, incur any Indebtedness (as defined below), other than Permitted Debt (as defined below), if, immediately after giving effect to the incurrence of additional Indebtedness, the aggregate principal amount of all outstanding Indebtedness of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (as defined below), is greater than 60% of the sum of:

    (1) the Total Assets (as defined below) as of the end of the calendar quarter covered in the Operating Partnership's Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission prior to the incurrence of such additional Indebtedness or, if the Operating Partnership is not then subject to the reporting requirements of the Exchange Act, as of its most recent calendar quarter and

    (2) any increase in the Total Assets since the end of the quarter, including, without limitation, any increase in Total Assets resulting from the incurrence of additional Indebtedness (the Total Assets adjusted by this increase are referred to as the "Adjusted Total Assets").

    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness, other than Permitted Debt, if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which additional Indebtedness is to be incurred, the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of Indebtedness and to the application of the proceeds therefrom, and calculated on the assumption that:

    - the Indebtedness and any other Indebtedness incurred by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of the period,

    - the repayment or retirement of any other Indebtedness by the Operating Partnership or its Subsidiaries since the first day of the four-quarter period had been incurred, repaid or retained at the beginning of the period (except that, in making the computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of borrowings under the credit facility during the period),

    - any income earned as a result of any increase in Adjusted Total Assets since the end of the four-quarter period had been earned, on an annualized basis, for the period, and

    - in the case of an acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of the four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of the period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation of Consolidated Income Available for Debt Service to the Annual Service Charge.

    The Operating Partnership will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Lien (as defined below) of any kind upon any of the property of the Operating Partnership or any of its Subsidiaries (the "Secured Debt") if, immediately after giving effect to the incurrence of the additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, is greater than 40% of the Adjusted Total Assets.

    MAINTENANCE OF TOTAL UNENCUMBERED ASSETS. The Operating Partnership will maintain Total Unencumbered Assets (as defined below) of not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt.

    EXISTENCE. Except as permitted under "Merger, Consolidation or Sale," the Operating Partnership is required to do or cause to be done all things necessary to preserve and keep in full force and effect its existence and that of each Subsidiary and their respective rights and franchises; PROVIDED, HOWEVER, that the Operating Partnership shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Holders of the Debt Securities.

    MAINTENANCE OF PROPERTIES. The Operating Partnership is required to cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and to cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Operating Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; PROVIDED, HOWEVER,that the Operating Partnership and its Subsidiaries shall not be prevented from selling or otherwise disposing for value their respective properties in the ordinary course of business.

    INSURANCE. The Operating Partnership is required to, and is required to cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with financially sound and reputable insurance companies.

    PAYMENT OF TAXES AND OTHER CLAIMS. The Operating Partnership is required to pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon them or any Subsidiary or upon their income, profits or property or that of any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Operating Partnership or any Subsidiary; PROVIDED, HOWEVER, that the Operating Partnership shall not be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

    PROVISION OF FINANCIAL INFORMATION. The Holders of Debt Securities will be provided with copies of the annual reports and quarterly reports of the Operating Partnership. Whether or not the Operating Partnership is subject to
Section 13 or 15(d) of the Exchange Act and for so long as any Debt Securities are outstanding, the Operating Partnership will, to the extent permitted under the Exchange Act, be required to file with the Commission the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Operating Partnership were so subject, the documents to be filed with the Commission on or prior to the respective dates (the "Required Filing

Dates") by which the Operating Partnership would have been required so to file the documents if the Operating Partnership were so subject. If the Operating Partnership is no longer required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act the Operating Partnership will also in any event:

    - within 15 days of each Required Filing Date (1) transmit by mail to all Holders of Debt Securities, as their names and addresses appear in the Security Register, without cost to the Holders, copies of the annual reports and quarterly reports which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to these Sections and (2) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Operating Partnership would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Operating Partnership were subject to these Sections and

    - if filing these documents by the Operating Partnership with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of the documents to any prospective Holder.

    As used herein and in the prospectus supplement:

    "ANNUAL SERVICE CHARGE" as of any date means the amount which is expensed in any 12-month period for interest on Indebtedness.

    "CONSOLIDATED INCOME AVAILABLE FOR DEBT SERVICE" for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries (1) plus amounts which have been deducted for (a) interest on Indebtedness of the Operating Partnership and its Subsidiaries, (b) provision for taxes of the Operating Partnership and its Subsidiaries based on income, (c) amortization of debt discount, (d) depreciation and amortization, (e) the effect of any noncash charge resulting from a change in accounting principles in determining Consolidated Net Income for the period, (f) amortization of deferred charges, and (g) provisions for or realized losses on properties and (2) less amounts which have been included for gains on properties.

    "GAAP" means accounting principles as are generally accepted in the United States of America as of the date or time of any required computation.

    "INDEBTEDNESS" means any indebtedness, whether or not contingent, in respect of (1) borrowed money evidenced by bonds, notes, debentures or similar instruments, (2) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property, (3) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any balance that constitutes an accrued expense or trade payable or (4) any lease of property as lessee which would be reflected on a balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any items (other than letters of credit) would appear as a liability on a balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another Person.

    "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of the Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of the Person. A Capital Lease is a lease to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

    "PERMITTED DEBT" means Indebtedness of the Operating Partnership or any Subsidiary owing to any Subsidiary or the Operating Partnership; PROVIDED that any Indebtedness is made pursuant to an intercompany note and is subordinated in right of payment to the Securities; PROVIDED FURTHER that any disposition, pledge or transfer of any Indebtedness to a Person (other than the Operating Partnership or another Subsidiary) shall be deemed to be an incurrence of Indebtedness by the Operating Partnership or a Subsidiary, as the case may be, and not Permitted Debt.

    "SIGNIFICANT SUBSIDIARY" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership or Reckson Associates.

    "SUBSIDIARY" means any entity of which the Operating Partnership or one or more other Subsidiaries owns or controls, directly or indirectly, more than 50% of the shares of Voting Stock.

    "TOTAL ASSETS" as of any date means the sum of (1) the Undepreciated Real Estate Assets, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each Subsidiary, determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation.

    "TOTAL UNENCUMBERED ASSETS" means the sum of (1) those Undepreciated Real Estate Assets not subject to a Lien on a consolidated basis, (2) all other assets of the Operating Partnership, and of its Subsidiaries determined at the applicable proportionate interest of the Operating Partnership in each such Subsidiary, which are not subject to a Lien determined in accordance with GAAP (but excluding intangibles and accounts receivable) and (3) the cost of any property of the Operating Partnership, or any Subsidiary thereof, in which the Operating Partnership, or Subsidiary, as the case may be, has a firm, non-contingent purchase obligation and which is not subject to a Lien.

    "UNDEPRECIATED REAL ESTATE ASSETS" means as of any date the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on the date, before depreciating and amortization, determined on a consolidated basis in accordance with GAAP.

    "UNSECURED DEBT" means Indebtedness of the Operating Partnership or any Subsidiary which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties owned by the Operating Partnership or any of its Subsidiaries.

    "VOTING STOCK" means stock having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees, provided that stock that carries only the right to vote conditionally on the happening of an event shall not be considered Voting Stock.

    ADDITIONAL COVENANTS. Any additional or different covenants of the Operating Partnership or Reckson Associates with respect to any series of Debt Securities will be set forth in the prospectus supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

    The Indenture provides that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder:

    a. default for 30 days in the payment of any installment of interest on any Debt Security of the series;

    b. default in the payment of the principal of (or premium, if any, on) any Debt Security of the series at its maturity;

    c. default in making any sinking fund payment as required for any Debt Security of the series;

    d. default in the performance of any other covenant of the Operating Partnership or Reckson Associates (if the Debt Securities of the series are Guaranteed Securities) contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than the series), the default having continued for 60 days after written notice as provided in the Indenture;

    e. the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities), any Subsidiary in which the Operating Partnership has invested at least $20,000,000 in capital or any entity in which the Operating Partnership is the general partner shall fail to pay any principal of, premium or interest on or any other amount payable in respect of, any recourse Indebtedness that is outstanding in a principal or notional amount of at least $20,000,000 (or the equivalent thereof in one or more other currencies), either individually or in the aggregate (but excluding Indebtedness outstanding hereunder), of the Operating Partnership and its consolidated Subsidiaries, taken as a whole, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and the failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to the Indebtedness, or any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or otherwise relating to the Indebtedness and shall continue after the applicable grace period, if any, specified in the agreement or instrument, if the effect of the event or condition is to accelerate, or to permit the acceleration of, the maturity of the Indebtedness or otherwise to cause, or to permit the holder or holders thereof (or a trustee or agent on behalf of the holders) to cause the Indebtedness to mature prior to its stated maturity;

    f. one or more final, non-appealable judgments or orders for the payment of money aggregating $20,000,000 (or the equivalent thereof in one or more other currencies) or more are rendered against one or more of the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities), any Subsidiary in which the Operating Partnership has invested at least $20,000,000 in capital and remain unsatisfied and either (1) enforcement proceedings shall have been commenced by any creditor upon any judgment or order or (2) there shall be a period of at least 60 days after entry thereof during which a stay of enforcement of any judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; PROVIDED, HOWEVER, that any judgment or order shall not give rise to an Event of Default under this clause if and for so long as (A) the amount of the judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering full payment thereof and (B) the insurer has been notified, and has not disputed the claim made for payment, of the amount of the judgment or order; or

    g. certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Reckson Associates (if the Debt Securities of the series are Guaranteed Securities) or any Significant Subsidiary or any substantial part of their respective property;

    h. any other Event of Default provided with respect to a particular series of Debt Securities.

    If an Event of Default under the Indenture with respect to Debt Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in subsection (g) above, which shall result in an automatic acceleration), then in every case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, the portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series, or such lesser amount as may be provided for in the Debt Securities of that series, to be due and payable immediately by written notice thereof to the Operating

Partnership and Reckson Associates (and to the Trustee if given by the Holders). However, at any time after the declaration of acceleration with respect to Debt Securities of the series has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of not less than a majority in principal amount of Outstanding Debt Securities of the series may rescind and annul the declaration and its consequences if

    (a) the Operating Partnership or Reckson Associates shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of the series, plus certain fees, expenses, disbursements and advances of the Trustee and

    (b) all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof), or premium (if any) or interest on the Debt Securities of the series have been cured or waived as provided in the Indenture.

    The Indenture also provides that the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default with respect to the series and its consequences, except a default

    - in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series or

    - in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of the series affected thereby.

    The Trustee will be required to give notice to the Holders of Debt Securities within 90 days of a default under the Indenture unless the default has been cured or waived; PROVIDED, HOWEVER, that the Trustee may withhold notice to the Holders of any series of Debt Securities of any default with respect to the series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of the series or in the payment of any sinking fund installment in respect of any Debt Security of the series) if specified Responsible Officers of the Trustee consider the withholding to be in the interest of the Holders.

    The Indenture provides that no Holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of the series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the Debt Securities at the respective due dates thereof.

    Subject to provisions in the Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any Holders of any series of Debt Securities then Outstanding under the Indenture, unless the Holders shall have offered to the Trustee thereunder reasonable security or indemnity. The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series (or of all Debt Securities then Outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, or which may be unduly prejudicial to the Holders of Debt Securities of the series not joining therein.

    Within 120 days after the close of each fiscal year, the Operating Partnership and Reckson Associates must deliver a certificate of an officer certifying to the Trustee whether or not the officer has knowledge of any default under the Indenture and, if so, specifying each default and the nature and status thereof.

MODIFICATION OF THE INDENTURE

    Modifications and amendments of the Indenture will be permitted to be made only with the consent of the Holders of not less than a majority in principal amount of Outstanding Debt Securities of each series which are affected by the modification or amendment; PROVIDED, HOWEVER, that no modification or amendment may, without the consent of the Holder of each Debt Security affected thereby:

    - change the Stated Maturity of the principal of, or premium (if any) or any installment of interest on, any Debt Security, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any Debt Security, change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any Debt Security or impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security;

    - reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture;

    - modify or affect in any manner adverse to the Holders the terms and conditions of the obligations of Reckson Associates in respect of the payment of principal (and premium, if any) and interest on any Guaranteed Securities; or

    - modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the Holder of the Debt Security.

    In addition to the Operating Partnership's obligation to pay the principal of, and premium (if any) and interest on, the Debt Securities, the Indenture contains several other affirmative and negative covenants as described under "--Certain Covenants." None of the Operating Partnership, Reckson Associates and the Trustee may waive compliance with the other covenants unless the Holders of not less than a majority in principal amount of a series of Outstanding Debt Securities consent to the waiver.

    Modifications and amendments of the Indenture will be permitted to be made by the Operating Partnership, Reckson Associates and the Trustee without the consent of any Holder of Debt Securities for any of the following purposes:

    1. to evidence the succession of another Person to the Operating Partnership as obligor or Reckson Associates as guarantor under the Indenture;

    2. to add to the covenants of the Operating Partnership or Reckson Associates for the benefit of the Holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Operating Partnership or Reckson Associates in the Indenture;

    3. to add Events of Default for the benefit of the Holders of all or any series of Debt Securities;

    4. to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form, PROVIDED that this action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect;

    5. to amend or supplement any provisions of the Indenture, PROVIDED that no amendment or supplement shall materially adversely affect the interests of the Holders of any Debt Securities then Outstanding;

    6.  to secure the Debt Securities;

    7.  to establish the form or terms of Debt Securities of any series;

    8. to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;

    9. to cure any ambiguity, defect or inconsistency in the Indenture, PROVIDED that this action shall not adversely affect the interests of Holders of Debt Securities of any series in any material respect; or

    10. to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the Debt Securities, PROVIDED that the action shall not adversely affect the interests of the Holders of the Debt Securities of any series in any material respect.

    In addition, with respect to Guaranteed Securities, without the consent of any Holder of Debt Securities, Reckson Associates, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the Guaranteed Securities and the performance of every covenant of the Indenture on the part of the Operating Partnership to be performed or observed. Upon any assumption, Reckson Associates or the subsidiary shall succeed to, and be substituted for and may exercise every right and power of, the Operating Partnership under the Indenture with the same effect as if Reckson Associates or the subsidiary had been the issuer of the Guaranteed Securities and the Operating Partnership shall be released from all obligations and covenants with respect to the Guaranteed Securities. No assumption shall be permitted unless Reckson Associates has delivered to the Trustee (1) an officers' certificate and an opinion of counsel, stating, among other things, that the Guarantee and all other covenants of Reckson Associates in the Indenture remain in full force and effect and (2) an opinion of independent counsel that the Holders of Guaranteed Securities shall have no materially adverse United States federal tax consequences as a result of the assumption, and that, if any Debt Securities are then listed on the New York Stock Exchange, that the Debt Securities shall not be delisted as a result of the assumption.

    In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Debt Securities, the Indenture provides that:

    1. the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity thereof;

    2. the principal amount of a Debt Security denominated in a foreign currency that shall be deemed Outstanding shall be the U.S. dollar equivalent, determined on the issue date for the Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of the Debt Security of the amount determined as provided in (1) above);

    3. the principal amount of an Indexed Security that shall be deemed Outstanding shall be the principal face amount of the Indexed Security at original issuance, unless otherwise provided with respect to the Indexed Security pursuant to the Indenture; and

    4. Debt Securities owned by the Operating Partnership or any other obligor upon the Debt Securities or any affiliate of the Operating Partnership or of the other obligor shall be disregarded.

    The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. A meeting will be permitted to be called at any time by the Trustee, and also, upon request, by the Operating Partnership, Reckson Associates (in respect of a series of Guaranteed Securities) or the Holders of at least 10% in principal amount of the Outstanding Debt Securities of the series, in any case upon notice given as provided in the Indenture. Except for any consent that must be given by the Holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Debt Securities of that series; PROVIDED, HOWEVER, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the Outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the Outstanding Debt Securities of a series; PROVIDED, HOWEVER, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the Holders of not less than a specified percentage in principal amount of the Outstanding Debt Securities of a series, the Persons holding or representing the specified percentage in principal amount of the Outstanding Debt Securities of the series will constitute a quorum.

    Notwithstanding the foregoing provisions, any action to be taken at a meeting of Holders of Debt Securities of any series with respect to any action that the Indenture expressly provides may be taken by the Holders of a specified percentage which is less than a majority in principal amount of the Outstanding Debt Securities of a series may be taken at a meeting at which a quorum is present by the affirmative vote of Holders of the specified percentage in principal amount of the Outstanding Debt Securities of the series.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

    The Operating Partnership may discharge certain obligations to Holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are payable in an amount sufficient to pay the entire indebtedness on the Debt Securities in respect of principal (and premium, if any) and interest to the date of the deposit (if the Debt Securities have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be.

    The Indenture provides that, unless these provisions are made inapplicable to the Debt Securities of or within any series pursuant to the Indenture, the Operating Partnership may elect either (a) to defease and discharge itself and Reckson Associates (if the Debt Securities are Guaranteed Securities) from any and all obligations with respect to the Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on the Debt Securities and the obligations to register the transfer or exchange of Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities and to hold moneys for payment in trust) ("defeasance") or (b) to release itself and Reckson Associates (if the Debt Securities are Guaranteed Securities) from their obligations with respect to the Debt Securities under certain sections of the Indenture (including the restrictions described under "Certain Covenants") and, if provided pursuant to the Indenture, their obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Operating Partnership or Reckson Associates with the Trustee, in trust, of an amount, in the currency or currencies, currency unit or units or composite currency or currencies in which the Debt Securities are payable at Stated Maturity, or Government Obligations (as defined below), or both, applicable to the Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on the Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

    A trust will only be permitted to be established if, among other things, the Operating Partnership or Reckson Associates has delivered to the Trustee an Opinion of Counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the Opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law.

    "Government Obligations" means securities which are (1) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or the government which issued the foreign currency in which the Debt Securities of the series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of any Government Obligation held by the custodian for the account of the holder of a depository receipt, PROVIDED that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by the depository receipt.

    Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership or Reckson Associates has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series:

    (a) the Holder of a Debt Security of the series is entitled to, and does, elect pursuant to the Indenture or the terms of the Debt Security to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the Debt Security, or

    (b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which the deposit has been made, the indebtedness represented by the Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Debt Security into the currency, currency unit or composite currency in which the Debt Security becomes payable as a result of the election or the Conversion Event based on the applicable market exchange rate.

    "Conversion Event" means the cessation of use of:

    - a currency, currency unit or composite currency both by the government of the country which issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community or

    - the euro both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Community.

    Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

    In the event the Operating Partnership effects covenant defeasance with respect to any Debt Securities and the Debt Securities are declared due and payable because of the occurrence of any Event of Default other than the Event of Default described in clause (d) under "Event of Default, Notice and Waiver" with respect to sections no longer applicable to the Debt Securities or described in clause (h) under "Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which the Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on the Debt Securities at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities at the time of the acceleration resulting from the Event of Default. However, the Operating Partnership and Reckson Associates (if the Debt Securities are Guaranteed Securities) would remain liable to make payment of the amounts due at the time of acceleration.

GOVERNING LAW

    The Indenture and the Debt Securities shall be governed by the laws of the State of New York.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which any Debt Securities are convertible into debt securities of the Operating Partnership or exchangeable for equity securities of Reckson Associates will be set forth in the applicable prospectus supplement. The terms will include the number or principal amount of securities into which the debt securities are convertible or for which the debt securities are exchangeable, the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of the debt securities, Reckson Associates or the Operating Partnership, the events requiring an adjustment of the conversion or exchange price (or the manner of calculation thereof) and any provisions affecting conversion or exchange in the event of the redemption of the debt securities.

GLOBAL SECURITIES

    The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable prospectus supplement relating to the series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable prospectus supplement relating to the series.

                          DESCRIPTION OF COMMON STOCK

GENERAL

    The charter of Reckson Associates (the "Charter") provides that Reckson Associates may issue up to 100 million shares of common stock, $.01 par value per share. In addition, units of limited partnership interest in the Operating Partnership may be redeemed for cash or, at the option of Reckson Associates, common stock of Reckson Associates on a one-for-one basis. See also "Description of Preferred Stock" for a discussion of the 7 5/8% Series A Convertible Cumulative preferred stock and related units, as well as the convertible units issued by the Operating Partnership in connection with the acquisition of the Cappelli portfolio. On February 26, 1999, there were 40,053,358 shares of common stock outstanding.

    The Board of Directors of Reckson Associates has authorized the issuance of Class B exchangeable common stock in connection with the Tower transaction. See "Reckson Associates and The Operating Partnership." The shares of Class B common stock will be entitled to receive an annual dividend of $2.24 per share, payable quarterly, for the first four full quarters immediately following their issuance. The cash dividend on the Class B common stock will be subject to adjustment annually, beginning on the first anniversary of the end of the quarter following the issuance of the Class B common stock, by a percentage equal to 70% of the cumulative percentage change in Reckson Associates' FFO per share above the FFO per share during the year prior to issuance. The shares of Class B common stock will be convertible at any time, at the option of the holder, into an equal number of shares of common stock of Reckson Associates, subject to customary antidilution adjustments. Reckson Associates, at its option, may redeem any or all of the Class B common stock in exchange for an equal number of shares of its common stock at any time following the four year, six-month anniversary of the issuance of the Class B common stock. The Class B common stock will rank PARI PASSU with Reckson Associates' existing common stock, including the common stock offered hereby.

    All shares of common stock offered hereby have been duly authorized and will be fully paid and nonassessable. Subject to the preferential rights of any other shares or series of stock and to the provisions of the Charter regarding Excess Stock (as defined under "Restrictions on Ownership of Capital Stock"), holders of shares of common stock offered hereby will be entitled to receive dividends on the stock if, as and when authorized and declared by the Board of Directors of Reckson Associates out of assets legally available therefor and to share ratably in the assets of Reckson Associates legally available for distribution to its common stockholders in the event of its liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of Reckson Associates.

    Subject to the provisions of the Charter regarding Excess Stock, each outstanding share of Reckson Associates' existing common stock and, if and when issued, the Class B common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of stock, the holders of these shares will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of Reckson Associates' existing common stock and, if and when issued, the Class B common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

    Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any other securities. Subject to the provisions of the Charter regarding Excess Stock, shares of common stock will have equal dividend, liquidation and other rights.

CERTAIN PROVISIONS OF THE CHARTER

    Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. The Charter does not provide for a lesser percentage in these situations. In addition, the Operating Partnership's partnership agreement provides that for the five-year period following the completion of the IPO (I.E.through June 2, 2000), the Operating Partnership may not sell, transfer or otherwise dispose of all or substantially all of its assets or engage in any other similar transaction (regardless of the form of the transaction) without the consent of the holders of 85% of all outstanding limited partnership units.

    The Charter authorizes the Board of Directors of Reckson Associates to reclassify any unissued shares of common stock into other classes or series of classes of capital stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations and restrictions on ownership, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

    The Board of Directors is divided into three classes of directors, each class constituting approximately one-third of the total number of directors, with the classes serving staggered terms. At each annual meeting of stockholders, the class of directors to be elected at the meeting will be elected for a three-year term and the directors in the other two classes will continue in office. We believe that classified directors will help to assure the continuity and stability of the Board of Directors and our business strategies and policies as determined by the Board. The use of a staggered board may delay or defer a change in control of Reckson Associates or removal of incumbent management.

RESTRICTIONS ON OWNERSHIP

    In order to qualify as a REIT under the Code, not more than 50% in value of the outstanding common stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code) during the last half of a taxable year and the common stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). To satisfy the above ownership requirements and certain other requirements for qualification as a REIT, the Board of Directors has adopted, and the stockholders prior to the IPO approved, a provision in the Charter restricting the ownership or acquisition of shares of common stock. See "Restrictions on Ownership of Capital Stock."

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

                         DESCRIPTION OF PREFERRED STOCK

GENERAL

    The Charter of Reckson Associates provides that Reckson Associates may issue up to 25 million shares of preferred stock, $.01 par value per share. On February 26, 1999 there were 9,192,000 shares of 7 5/8% Series A Convertible Cumulative preferred stock outstanding. Dividends on the Series A Preferred Stock are payable quarterly in arrears at an annual rate of 7 5/8% of the liquidation preference of $25 per share. The Series A Preferred Stock is convertible at any time at the option of the holder at a conversion price of $28.51 per share of common stock, subject to adjustment in certain circumstances.

On or after April 13, 2003, the shares of Series A Preferred Stock will be redeemable, in whole or in part, at the option of Reckson Associates.

    In connection with the acquisition of the Cappelli portfolio, the Amended and Restated Agreement of Limited Partnership of the Operating Partnership was supplemented (the "Supplements") to establish a series of 25,000 preferred units of limited partnership interest of the Operating Partnership designated as Series B preferred units, a series of 11,518 preferred units designated as Series C preferred units and a series of 6,000 preferred units designated as Series D preferred units. Each of the Series B, C and D preferred units have a liquidation preference of $1,000 per unit. Distributions on each Series B, C and D preferred unit are payable in arrears quarterly in an amount equal to the greater of: (1) $17.50 or (2) the quarterly distribution attributable to each Series B, C and D preferred unit if the unit was converted into common stock, subject to a maximum increase of 5% of the distributions on the Series B, C or D preferred units over the immediately preceding year. The distribution amount due on all Series B, C or D preferred units may be reduced during any period which certain Cappelli indebtedness remains subject to a prepayment premium or prepayment penalty. Commencing two years after the issuance of each of the Series B, C or D preferred units, the distribution amount may be adjusted to reflect increases or decreases in the dividends on the common stock of Reckson Associates.

    The holders of Series B, C or D preferred units have the right to convert their preferred units into common stock of Reckson Associates at a price per share of $32.51, $29.39 or $29.12, respectively. The holders of Series B preferred units also have the right to convert their units into Series C preferred units, at any time through April 21, 2000. Each Series B, C or D preferred unit is exchangeable, at the option of its holder, for shares of the preferred stock of Reckson Associates with a liquidation preference equal to the liquidation preference of the Series B, C or D preferred units and otherwise with the same terms as the Series B, C or D preferred units other than the conversion and exchange rights referred to above. The Operating Partnership, with regard to any notice of an exchange, may elect to redeem all of the Series B, C or D preferred units that are the subject of the exchange for cash in an amount equal to the stated value of Series B, C or D preferred units plus any accrued distributions thereon.

    The statements made hereunder relating to the preferred stock are summaries of the material terms thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the applicable provisions of the Charter and Bylaws and any applicable articles supplementary to the Charter designating terms of a series of preferred stock (a "Designating Amendment").

    The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock. Although the Board of Directors has no intention at the present time, it could establish a series of preferred stock that could, depending on the terms of the series, delay, defer or prevent a transaction or a change in control of Reckson Associates that might involve a premium price for the common stock or otherwise be in the best interest of the holders thereof. Management believes that the availability of preferred stock will provide us with increased flexibility in structuring possible future financing and acquisitions and in meeting other needs that might arise.

TERMS

    Subject to the limitations prescribed by the Charter, the Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the Board of Directors. The preferred stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

    Reference is made to the prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

    - The title and stated value of the preferred stock;

    - The number of shares of the preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

    - The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

    - The date from which dividends on the preferred stock shall accumulate, if applicable;

    - The procedures for any auction and remarketing, if any, for the preferred stock;

    - The provision for a sinking fund, if any, for the preferred stock;

    - The provisions for redemption, if applicable, of the preferred stock;

    - Any listing of the preferred stock on any securities exchange;

    - The terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

    - The relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of Reckson Associates;

    - Any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Reckson Associates as a REIT;

    - A discussion of material federal income tax considerations applicable to the preferred stock; and

    - Any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

RANK

    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Reckson Associates, rank:

     i. senior to the common stock and to all classes or series of equity securities issued by Reckson Associates the terms of which provide that the equity securities shall rank junior to the preferred stock;

     ii. on a parity with all classes or series of equity securities issued by Reckson Associates, including the Series A preferred stock, other than those referred to in clauses (i) and (iii); and

    iii. junior to all classes or series of equity securities issued by Reckson Associates which the terms of the preferred stock provide will rank senior to it. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Unless otherwise specified in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of Reckson Associates, out of assets of Reckson Associates legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on the stock transfer books of Reckson Associates on the record dates as shall be fixed by the Board of Directors of Reckson Associates.

    Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable prospectus supplement. If the Board of Directors of Reckson Associates fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of the series of preferred stock will have no right to receive a dividend in respect of the related dividend period and Reckson Associates will have no obligation to pay the dividend accrued for the period, whether or not dividends on the series of preferred stock are declared payable on any future dividend payment date.

    If preferred stock of any series is outstanding, no full dividends will be declared or paid or set apart for payment on any of the capital stock of Reckson Associates of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of the series for any period unless:

    - if the series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment for all past dividend periods and the then current dividend period or

    - if the series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for the payment on the preferred stock of the series.

    When dividends are not paid in full (or a sum sufficient for the full payment is not so set apart) upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of the series, all dividends declared upon preferred stock of the series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of the series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of the series and the other series of preferred stock (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of the series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of the series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends (other than in shares of common stock or other capital stock ranking junior to the preferred stock of the series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution shall be declared or made upon the common stock, or any other of the capital stock of Reckson Associates ranking junior to or on a parity with the preferred stock of the series as to dividends or upon liquidation, nor shall any shares of common stock, or any other capital stock of Reckson Associates ranking junior to or on a parity with the preferred stock of the series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares) by Reckson Associates except:

    (1) by conversion into or exchange for other capital stock of Reckson Associates ranking junior to the preferred stock of the series as to dividends and upon liquidation or

    (2) redemption's for the purpose of preserving the status of Reckson Associates as a REIT.

REDEMPTION

    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at the option of Reckson Associates, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in the prospectus supplement.

    The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of the preferred stock that Reckson Associates will redeem in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accumulated and unpaid dividends thereon (which shall not, if the preferred stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of capital stock of Reckson Associates, the terms of the preferred stock may provide that, if no capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred stock shall automatically and mandatorily be converted into the applicable capital stock of Reckson Associates pursuant to conversion provisions specified in the applicable prospectus supplement.

    Notwithstanding the foregoing, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all shares of any series of preferred stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of any series of preferred stock shall be redeemed unless all outstanding preferred stock of the series is simultaneously redeemed; PROVIDED, HOWEVER,that the foregoing shall not prevent the purchase or acquisition of preferred stock of the series to preserve the status of Reckson Associates as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of the series. In addition, unless (1) if the series of preferred stock has a cumulative dividend, full cumulative dividends on all outstanding shares of any series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and
(2) if the series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, Reckson Associates shall not purchase or otherwise acquire, directly or indirectly, any shares of preferred stock of the series (except by conversion into or exchange for capital stock of Reckson Associates ranking junior to the preferred stock of the series as to dividends and upon liquidation); PROVIDED, HOWEVER, that the foregoing shall not prevent the purchase or acquisition of preferred stock of the series to preserve the status of Reckson Associates as a REIT or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of the series.

    If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, the number of shares to be redeemed will be determined by Reckson Associates and the shares may be redeemed pro rata from the holders of record of the shares in proportion to the number of the shares held or for which redemption is requested by the holder (with adjustments to avoid redemption of fractional shares) or by lot or in any other reasonable manner.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock of any series to be redeemed at the address shown on the stock transfer books. Each notice shall state:

    - the redemption date;

    - the number of shares and series of the preferred stock to be redeemed;

    - the redemption price;

    - the place or places where certificates for the preferred stock are to be surrendered for payment of the redemption price;

    - that dividends on the shares to be redeemed will cease to accumulate on the redemption date; and

    - the date upon which the holder's conversion rights, if any, as to the shares shall terminate.

    If fewer than all the shares of preferred stock of any series are to be redeemed, the notice mailed to each holder thereof shall also specify the number of shares of preferred stock to be redeemed from each holder. If notice of redemption of any preferred stock has been given and if the funds necessary for redemption have been set aside by Reckson Associates in trust for the benefit of the holders of any preferred stock so called for redemption, then from and after the redemption date dividends will cease to accumulate on the preferred stock, and all rights of the holders of the preferred stock will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Reckson Associates (referred to herein as a "liquidation"), then, before any distribution or payment shall be made to the holders of any common stock or any other class or series of capital stock of Reckson Associates ranking junior to the preferred stock of the series in the distribution of assets upon any liquidation, dissolution or winding up of Reckson Associates, the holders of the preferred stock shall be entitled to receive out of assets of Reckson Associates legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable prospectus supplement), plus an amount equal to all dividends accumulated and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, the available assets of Reckson Associates are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of the series and the corresponding amounts payable on all shares of other classes or series of capital stock of Reckson Associates ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    The consolidation or merger of Reckson Associates with or into any other entity, or the merger of another entity with or into Reckson Associates, or a statutory share exchange by Reckson Associates, or the sale, lease or conveyance of all or substantially all of the property or business of Reckson Associates, shall not be deemed to constitute a liquidation, dissolution or winding up of Reckson Associates.

VOTING RIGHTS

    Holders of the preferred stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable prospectus supplement.

    Whenever dividends on any series of preferred stock shall be in arrears for six or more quarterly periods, the holders of the preferred stock (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors of Reckson Associates at a special meeting called by the holders of record of at least ten percent (10%) of any series of preferred stock so in arrears, unless the request is received less than 90 days before the date fixed for the next annual or special meeting of the stockholders, or at the next annual meeting of stockholders, and at each subsequent annual meeting until (i) if the series of preferred stock has a cumulative dividend, all dividends accumulated on the shares of preferred stock for the past dividend periods and the then current dividend period shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment or (ii) if the series of preferred stock does not have a cumulative dividend, four quarterly dividends shall have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In these cases, the entire Board of Directors of Reckson Associates will be increased by two directors.

    Unless provided otherwise for any series of preferred stock, so long as any shares of the preferred stock remain outstanding, Reckson Associates will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of the series of preferred stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (the series voting separately as a class):

    (1) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to the preferred stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson Associates, or reclassify any authorized capital stock of Reckson Associates into preferred stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any stock; or

    (2) amend, alter or repeal the provisions of the Charter or the Designating Amendment for the series of preferred stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the series of preferred stock or the holders thereof;

    PROVIDED, HOWEVER, with respect to the occurrence of any of the Events set forth in (2) above, so long as the series of preferred stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event Reckson Associates may not be the surviving entity, the occurrence of any Event shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of holders of the series of preferred stock; and provided, further, that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other series of preferred stock, or (y) any increase in the amount of authorized shares of the series of preferred stock or any other series of preferred stock, in each case ranking on a parity with or junior to the preferred stock of the series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Reckson Associates, shall not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which the vote or consent would otherwise be required shall be effected, all outstanding shares of the series of preferred stock shall have been converted, redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect the redemption.

CONVERSION RIGHTS

    The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred stock of Reckson Associates, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

SHAREHOLDER LIABILITY

    As discussed below under "Description of Common Stock--General," applicable Maryland law provides that no shareholder, including holders of preferred stock, shall be personally liable for the acts and obligations of Reckson Associates and that the funds and property of Reckson Associates shall be the only recourse for these acts or obligations.

RESTRICTIONS ON OWNERSHIP

    As discussed below under "Restrictions on Ownership of Capital Stock," for Reckson Associates to qualify as a REIT under the Code, not more than 50% in value of the outstanding capital stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. Therefore, the Designating Amendment for each series of preferred stock may contain provisions restricting the ownership and transfer of the preferred stock. The applicable prospectus supplement will specify any additional ownership limitation relating to a series of preferred stock.

REGISTRAR AND TRANSFER AGENT

    Unless otherwise specified in the applicable prospectus supplement, the Registrar and Transfer Agent for the preferred stock will be American Stock Transfer & Trust Company.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

    Reckson Associates may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest or a share of a particular series of a class of preferred stock, as specified in the applicable prospectus supplement. Preferred stock of each series of each class represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among Reckson Associates, the depositary named therein (the depositary or its successor, the "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of the particular series of a class of preferred stock represented by the Depositary Shares evidenced by the Depositary Receipt, to all the rights and preferences of the preferred stock represented by the Depositary Shares, including dividend, voting, conversion, redemption and liquidation rights.

    The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the preferred stock by Reckson Associates to the Preferred Stock Depositary, Reckson Associates will cause the Preferred Stock

Depositary to issue, on our behalf, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from Reckson Associates upon request.

DIVIDENDS AND OTHER DISTRIBUTIONS

    The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of the Depositary Receipts evidencing the related Depositary Shares in proportion to the number of the Depositary Receipts owned by the holder, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

    In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make the distribution, in which case the Preferred Stock Depositary may, with the approval of Reckson Associates, sell the property and distribute the net proceeds from the sale to holders.

WITHDRAWAL OF SHARES

    Upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at the office, to or upon the holder's order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the Depositary Shares evidenced by the Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related preferred stock on the basis of the proportion of preferred stock represented by each Depositary Share as specified in the applicable prospectus supplement, but holders of the preferred stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of preferred stock to be withdrawn, the Preferred Stock Depositary will deliver to the holder at the same time a new Depositary Receipt evidencing the excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

    Whenever Reckson Associates redeems preferred stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the preferred stock so redeemed, provided Reckson Associates shall have paid in full to the Preferred Stock Depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the redemption price and any other amounts per share payable with respect to the preferred stock. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot.

    After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon redemption and any money or other property to which the holders of the Depositary Receipts were entitled upon redemption upon surrender thereof to the Preferred Stock Depositary.

VOTING OF THE UNDERLYING PREFERRED SHARES

    Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in the notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares which represent the preferred stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by the holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of preferred stock represented by the Depositary Shares in accordance with the instructions, and we will agree to take all reasonable action which may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of preferred stock represented by the Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing the Depositary Shares.

LIQUIDATION PREFERENCE

    In the event of liquidation, dissolution or winding up of Reckson Associates, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the Depositary Share evidenced by the Depositary Receipt, as set forth in the applicable prospectus supplement.

CONVERSION OF PREFERRED SHARES

    The Depositary Shares, as such, are not convertible into common stock or any other securities or property of Reckson Associates. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct Reckson Associates to cause conversion of the preferred stock represented by the Depositary Shares evidenced by Depositary Receipts into whole shares of common stock, other preferred stock of Reckson Associates or other shares of capital stock of Reckson Associates, and Reckson Associates has agreed that upon receipt of instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect the conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if the conversion will result in a fractional share being issued, an amount will be paid in cash by Reckson Associates equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The form of Depositary Receipt evidencing the Depositary Shares which represent the preferred stock and any provision of the Deposit Agreement may at any time be amended by agreement between Reckson Associates and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless the amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding.

    The Deposit Agreement may be terminated by Reckson Associates upon not less than 30 days' prior written notice to the Preferred Stock Depositary if (1) the termination is to preserve the status of Reckson Associates as a REIT or (2) a majority of each class of preferred stock affected by the termination consents to the termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by the holder, the number of whole or fractional shares of preferred stock as are represented by the Depositary Shares evidenced by Depositary Receipts. In addition, the Deposit Agreement will automatically terminate if (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding up of Reckson Associates and the distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing the preferred stock or (iii) each related share of preferred stock shall have been converted into capital stock of Reckson Associates not so represented by Depositary Shares.

CHARGES OF PREFERRED SHARES DEPOSITARY

    Reckson Associates will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, Reckson Associates will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by the holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Preferred Stock Depositary may resign at any time by delivering to Reckson Associates notice of its election to do so, and Reckson Associates may at any time remove the Preferred Stock Depositary, any resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Shares Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

    The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from Reckson Associates which are received by the Preferred Stock Depositary with respect to the related preferred stock.

    Neither Reckson Associates nor the Preferred Stock Depositary will be liable if the Preferred Stock Depositary is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of Reckson Associates and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing specified duties thereunder in good faith and without negligence, gross negligence or willful misconduct, and Reckson Associates and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or preferred stock represented thereby unless satisfactory indemnity is furnished. Reckson Associates and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting the preferred stock represented thereby for deposit, holders of Depositary Receipts or other persons believed to be competent to give information, and on documents believed to be genuine and signed by a proper party.

    If the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and from Reckson Associates, on the other hand, the Preferred Stock Depositary shall be entitled to act on claims, requests or instructions received from Reckson Associates.

                   RESTRICTIONS ON OWNERSHIP OF CAPITAL STOCK

EXCESS STOCK

    The Charter provides that Reckson Associates may issue up to 75 million shares of excess stock, par value $.01 per share ("Excess Stock"). For a description of Excess Stock, see "--Restrictions on Ownership" below.

RESTRICTIONS ON OWNERSHIP

    In order for Reckson Associates to qualify as a REIT under the Code, among other things, not more than 50% in value of the outstanding capital stock of Reckson Associates may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities) during the last half of a taxable year (other than the first year) (the "Five or Fewer Requirement"), and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year) or during a proportionate part of a shorter taxable year. Pursuant to the Code, common stock held by certain types of entities, the as pension trusts qualifying under Section 401(a) of the Code, United States investment companies registered under the Investment Company Act of 1940, partnerships, trusts and corporations, will be attributed to the beneficial owners of the entities for purposes of the Five or Fewer Requirement (I.E., the beneficial owners of the entities will be counted as shareholders of Reckson Associates).

    In order to protect Reckson Associates against the risk of losing its status as a REIT due to a concentration of ownership among stockholders, the Charter, subject to certain exceptions, provides that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.0% (the "Ownership Limit") of the aggregate number or value of the outstanding shares of common stock. Reckson Associates may also impose limitations on the ownership of preferred stock. See "Description of Preferred Stock--Restrictions on Ownership." Any transfer of shares of stock that would result in a violation of the Ownership Limit or that would result in disqualification as a REIT, including any transfer that results in shares of capital stock being owned by fewer than 100 persons or results in Reckson Associates being "closely held" within the meaning of Section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the shares of capital stock. The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of Reckson Associates to attempt to qualify, or to continue to qualify, as a REIT. The Board of Directors may, in its sole discretion, waive the Ownership Limit if evidence satisfactory to the Board of Directors and tax counsel is presented that the changes in ownership will not then or in the future jeopardize REIT status and the Board of Directors otherwise decides that waiving the Ownership Limit is in the best interests of Reckson Associates.

    Shares of capital stock owned, or deemed to be owned, or transferred to a stockholder in excess of the Ownership Limit will automatically be converted into shares of Excess Stock that will be transferred, by operation of law, to the trustee of a trust for the exclusive benefit of one or more charitable organizations described in Section 170(b)(1)(A) and 170(c) of the Code (the "Charitable Beneficiary"). The trustee of the trust will be deemed to own the Excess Stock for the benefit of the Charitable Beneficiary on the date of the violative transfer to the original transferee-stockholder. Any dividend or distribution paid to the original transferee-stockholder of Excess Stock prior to our discovery that capital stock has been transferred in violation of the provisions of the Charter shall be repaid to the trustee upon demand. Any dividend or distribution authorized and declared but unpaid shall be rescinded as void AB INITIO with respect to the original transferee-stockholder and shall instead be paid to the trustee of the trust for the benefit of the Charitable Beneficiary. Any vote cast by an original transferee-stockholder of shares of capital stock constituting Excess Stock prior to the discovery by us that shares of capital stock have been transferred in violation of the provisions of the Charter shall be rescinded as void AB INITIO. While the Excess Stock is held in trust, the original transferee-stockholder will be deemed to have given an irrevocable proxy to the trustee to vote the capital stock for the benefit of the Charitable Beneficiary. The trustee of the trust may transfer the interest in the trust representing the Excess Stock to any person whose ownership of the shares of capital stock converted into Excess Stock would be permitted under the Ownership Limit. If the transfer is made, the interest of the Charitable Beneficiary shall terminate and the proceeds of the sale shall be payable to the original transferee-stockholder and to the Charitable Beneficiary as described herein. The original transferee-stockholder shall receive the lesser of (1) the price paid by the original transferee-stockholder for the shares of capital stock that were converted into Excess Stock or, if the original transferee-stockholder did not give value for the shares (E.G., the stock was received through a gift, devise or other transaction), the average closing price for the class of shares from which the shares of capital stock were converted for the ten trading days immediately preceding the sale or gift, and (2) the price received by the trustee from the sale or other disposition of the Excess Stock held in trust. The trustee may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Any proceeds in excess of the amount payable to the original transferee-stockholder shall be paid by the trustee to the Charitable Beneficiary. Any liquidation distributions relating to Excess Stock shall be distributed in the same manner as proceeds of a sale of Excess Stock. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulations, then the original transferee-stockholder of any shares of Excess Stock may be deemed, at the option of Reckson Associates, to have acted as an agent for Reckson Associates in acquiring the shares of Excess Stock and to hold the shares of Excess Stock for Reckson Associates.

    In addition, Reckson Associates will have the right, for a period of 90 days during the time any shares of Excess Stock are held in trust, to purchase all or any portion of the shares of Excess Stock at the lesser of (i) the price initially paid for the shares by the original transferee-stockholder, or if the original transferee-stockholder did not give value for the shares (E.G., the shares were received through a gift, devise or other transaction), the average closing price for the class of stock from which the shares of Excess Stock were converted for the ten trading days immediately preceding the sale or gift, and
(ii) the average closing price for the class of stock from which the shares of Excess Stock were converted for the ten trading days immediately preceding the date Reckson Associates elects to purchase the shares. Reckson Associates may reduce the amount payable to the original transferee-stockholder by the amount of dividends and distributions relating to the shares of Excess Stock which have been paid to the original transferee-stockholder and are owed by the original transferee-stockholder to the trustee. Reckson Associates may pay the amount of the reductions to the trustee for the benefit of the Charitable Beneficiary. The 90-day period begins on the later date of which notice is received of the violative transfer if the original transferee-stockholder gives notice to Reckson Associates of the transfer or, if no notice is given, the date the Board of Directors determines that a violative transfer has been made.

    These restrictions will not preclude settlement of transactions through the New York Stock Exchange.

    All certificates representing shares of stock will bear a legend referring to the restrictions described above.

    Each stockholder shall upon demand be required to disclose to Reckson Associates in writing any information with respect to the direct, indirect and constructive ownership of the capital stock of Reckson Associates as the Board of Directors deems necessary to comply with the provisions of the Code applicable to REITs, to comply with the requirements of any taxing authority or governmental agency or to determine any compliance.

    The Ownership Limit may have the effect of delaying, deferring or preventing a change in control of Reckson Associates unless the Board of Directors determines that maintenance of REIT status is no longer in the best interests of Reckson Associates.

                            DESCRIPTION OF WARRANTS

    Reckson Associates may issue Warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. Each series of Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between Reckson Associates and a warrant agent specified therein ("Warrant Agent"). The Warrant Agent will act solely for Reckson Associates in connection with the Warrants of the series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

    The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

    - the title of the Warrants;

    - the aggregate number of the Warrants;

    - the price or prices at which the Warrants will be issued;

    - the currencies in which the price or prices of the Warrants may be payable;

    - the designation, amount and terms of the Securities purchasable upon exercise of the Warrants;

    - the designation and terms of the other Securities, if any, with which the Warrants are issued and the number of the Warrants issued with each security;

    - if applicable, the date on and after which the Warrants and the Securities purchasable upon exercise of the Warrants will be separately transferable;

    - the price or prices at which and currency or currencies in which the Securities purchasable upon exercise of the Warrants may be purchased;

    - the date on which the right to exercise the Warrants shall commence and the date on which the right shall expire;

    - the minimum or maximum amount of the Warrants which may be exercised at any one time;

    - information with respect to book-entry procedures, if any;

    - a discussion of material federal income tax considerations; and

    - any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

                       FEDERAL INCOME TAX CONSIDERATIONS

    Based on various assumptions and factual representations made by us regarding our operations, in the opinion of Brown & Wood LLP, our counsel, commencing with our taxable year ended December 31, 1995, Reckson Associates has been organized in conformity with the requirements for qualification as a REIT under the Code, and the proposed method of operating Reckson Associates will enable it to meet the requirements for qualification and taxation as a REIT. The qualification of Reckson Associates depends upon our ability to meet the various requirements imposed under the Code through actual operations, as discussed below. Brown & Wood LLP will not review our operations, and no assurance can be given that actual operations will meet these requirements. The opinion of Brown & Wood LLP is not binding on the IRS or any court. The opinion of Brown & Wood LLP is based upon existing law, IRS regulations and currently published administrative positions of the IRS and judicial decisions, which are subject to change either prospectively or retroactively.

    The provisions of the Code pertaining to REITs are highly technical and complex. The following is a brief and general summary of certain provisions that currently govern Reckson Associates and its stockholders' federal income tax treatment. For the particular provisions that govern Reckson Associates and its stockholders' federal income tax treatment, reference is made to Sections 856 through 860 of the Code and the regulations thereunder. The following summary is qualified in its entirety by reference.

    Under the Code, if certain requirements are met in a taxable year, a REIT generally will not be subject to federal income tax with respect to income that it distributes to its stockholders. If Reckson Associates fails to qualify during any taxable year as a REIT, unless certain relief provisions are available, it will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, which could have a material adverse effect upon its stockholders. See "Risk Factors-Risks of Failure to Qualify as a REIT."

    In any year in which Reckson Associates qualifies to be taxed as a REIT, distributions made to its stockholders out of current or accumulated earnings and profits will be taxed to stockholders as ordinary income except that distributions of net capital gains designated by Reckson Associates as capital gain dividends will be taxed as long-term capital gain income to the stockholders. To the extent that distributions exceed current or accumulated earnings and profits, they will constitute a return of capital, rather than dividend or capital gain income, and will reduce the basis for the stockholder's common stock or preferred stock with respect to which the distribution is paid or, to the extent that they exceed the basis, will be taxed in the same manner as gain from the sale of that common stock or preferred stock. Beginning in 1998, Reckson Associates may elect to retain long-term capital gains and pay corporate-level income tax on them and treat the retained gains as if they had been distributed to stockholders. In this case, each stockholder would include in income, as long-term capital gain, its proportionate share of the undistributed gains and would be deemed to have paid its proportionate share of the tax paid by Reckson Associates with respect thereto. In addition, the basis for a stockholder's common stock or preferred stock would be increased by the amount of the undistributed long-term capital gain included in its income, less the amount of the tax it is deemed to have paid with respect thereto.

    Investors are urged to consult their own tax advisors with respect to the appropriateness of an investment in the securities offered hereby and with respect to the tax consequences arising under federal law and the laws of any state, municipality or other taxing jurisdiction, including tax consequences resulting from the investor's own tax characteristics. In particular, foreign investors should consult their own tax advisors concerning the tax consequences of an investment in Reckson Associates, including the possibility of United States income tax withholding on our distributions.

                              PLAN OF DISTRIBUTION

    Reckson Associates and the Operating Partnership may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement.

    Underwriters may offer and sell the securities at a fixed price or prices, which may be changed, at prices related to the prevailing market prices at the time of sale or at negotiated prices. Reckson Associates and the Operating Partnership also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from Reckson Associates or the Operating Partnership in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

    Any underwriting compensation paid by Reckson Associates or the Operating Partnership to underwriters or agents in connection with the offering of securities, and any discounts, concessions for commissions allowed by underwriters to participating dealers, will be set forth in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements entered into with Reckson Associates and the Operating Partnership, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

    Certain of the underwriters and their affiliates may be customers of, engage in transactions with, and perform services for, Reckson Associates and the Operating Partnership and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

    The validity of the issuance of the securities offered hereby and certain legal matters described under "Federal Income Tax Considerations" will be passed upon for Reckson Associates and the Operating Partnership by Brown & Wood LLP, New York, New York.

                                    EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule as of December 31, 1998 and December 31, 1997 and for each of the years in the three year period ended December 31, 1998 appearing in our Form 8-K, dated March 1, 1999; and the combined statement of revenues and certain expenses of the New Jersey Portfolio (as defined therein) for the year ended December 31, 1996, the combined statement of revenues and certain expenses for the Hauppauge Portfolio (as defined therein) for the year ended December 31, 1996 and the statement of revenues and certain expenses of the Uniondale Office Property (as defined therein), for the year ended December 31, 1996, appearing in Reckson Associates' Form 8-K, dated February 18, 1997; and the statement of revenues and certain expenses of 710 Bridgeport Avenue (as defined therein), for the year ended December 31, 1996 and the statement of revenues and certain expenses of the Shorthills Office Center (as defined therein), for the year ended December 31, 1996 appearing in Reckson Associates' Form 8-K dated June 12, 1997; and the statement of revenues and certain expenses of Garden City Plaza for the year ended December 31, 1996, appearing in Reckson Associates' Form 8-K dated September 9, 1997, and the statement of revenues and certain expenses of the Christiana Office Property (as defined therein) for the year ended June 30, 1997, appearing in Reckson Associates' Form 8-K dated February 10, 1998, and the statement of revenues and certain expenses of the Stamford Office Property (as defined therein) for the year ended December 31, 1997, appearing in Reckson Associates' Form 8-K dated March 24, 1998; and the statement of revenues and certain expenses of the Cappelli Portfolio for the year ended December 31, 1997, appearing in Reckson Associates' Form 8-K dated April 6, 1998, incorporated in this Registration Statement by reference. These consolidated and combined financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

    Ernst & Young LLP, independent auditors, have audited the consolidated financial statements and schedule of Reckson Operating Partnership, L.P. as of December 31, 1998 and December 31, 1997 and for each of the years in the three year period ended December 31, 1998 as set forth in their report, which is included in this Registration Statement. These financial statements are included in reliance on their report, given on their authority as experts in accounting and auditing.

    PricewaterhouseCoopers LLP, independent auditors, have audited the consolidated financial statements of Tower Realty Trust, Inc. as of December 31, 1997 and for the period from March 27, 1997 through December 31, 1997 and the combined financial statements of Tower Predecessor for the period form January 1, 1997 through October 15, 1997 and as of and for the years ended December 31, 1996 and 1995, which report is included in Form 8-K dated February 5, 1999. These consolidated and combined financial statements are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

                      RECKSON OPERATING PARTNERSHIP, L.P.

PAGE
-----------------------------------------------------------------------------------------------------------
Selected Financial Data....................................................................................  F-2
Management's Discussion and Analysis of Financial Condition and Results of Operations......................  F-3
CONSOLIDATED FINANCIAL STATEMENTS
Report of Independent Auditors.............................................................................  F-14
Consolidated Balance Sheets as of December 31, 1998 and December 31, 1997..................................  F-15
Consolidated Statements of Income for the years ended December 31, 1998, 1997, and 1996....................  F-16
Consolidated Statements of Partners' Capital for the years ended December 31, 1998, 1997, and 1996.........  F-17
Consolidated Statements of Cash Flows for the years ended December 31, 1998, 1997, and 1996................  F-18
Notes to Consolidated Financial Statements.................................................................  F-19
Schedule III--Real Estate and Accumulated Depreciation.....................................................  F-36

                            SELECTED FINANCIAL DATA

                 (IN THOUSANDS EXCEPT UNIT AND PROPERTIES DATA)

                                       RECKSON OPERATING PARTNERSHIP                                RECKSON GROUP
                                      -------------------------------                        ----------------------------
                                                                                             FOR THE PERIOD
                                      FOR THE YEAR ENDED DECEMBER 31,  FOR THE PERIOD JUNE   JANUARY 1, 1995    FOR THE
                                      -------------------------------  3, 1995 TO DECEMBER     TO JUNE 2,     YEAR ENDED
                                        1998       1997       1996         31, 1995(1)           1995(1)         1994
                                      ---------  ---------  ---------  --------------------  ---------------  -----------
OPERATING DATA:
Revenues............................  $ 266,312  $ 153,348  $  96,030       $   38,455          $  20,889      $  56,931
Total expenses......................    201,003    107,639     70,935           27,892             20,695         55,685
Income (loss) before distribution to
  preferred unit holders, minority
  interests and extraordinary
  items.............................     65,309     45,709     25,095           10,563                194          1,246
Minority interests..................      2,819        920        915              246                 --             --
Extraordinary items--gain (loss)....     (1,993)    (2,808)    (1,259)          (6,022)                --          4,434
Preferred distributions.............     14,244         --         --               --                 --             --
Net income available to common unit
  holders...........................     46,253     41,981     22,921            4,295                194          5,680
PER UNIT DATA:(2)
Net income per common unit:
  General Partner...................  $     .98  $    1.06  $     .87       $      .22                 --             --
  Limited Partners'.................  $     .98  $    1.03  $     .86       $      .19                 --             --
Weighted average common units
  outstanding
  General Partner...................  39,473,000 32,727,000 19,928,000      14,678,000                 --             --
  Limited Partners..................  7,728,000  7,016,000  6,503,000        5,648,000                 --             --
BALANCE SHEET DATA:
  (PERIOD END)
Real estate, before accumulated
  depreciation......................  $1,743,223 $1,015,282 $ 519,504       $  290,712                 --      $ 162,192
Total assets........................  1,854,520  1,113,105    543,391          242,540                 --        132,035
Mortgage notes payable..............    253,463    180,023    161,513           98,126                 --        180,286
Unsecured credit facility...........    465,850    210,250    108,500           40,000                 --             --
Unsecured term loan.................     20,000         --         --               --                 --             --
Senior unsecured notes..............    150,000    150,000         --               --                 --             --
Market value of equity (3)..........  1,332,882  1,141,592    653,606          303,943                 --             --
Total market capitalization
  including debt (3 and 4)..........  2,119,936  1,668,800    921,423          426,798                 --             --
OTHER DATA:
Funds from operations(5)............  $  99,702  $  69,619  $  40,938       $   17,190                 --             --
Total square feet (at end of
  period)...........................     21,000     13,645      8,800            5,430              4,529          4,529
Number of properties (at end of
  period)...........................        204        155        110               81                 72             72

------------------------------

(1) Represents certain financial information on a consolidated historical basis for Reckson Operating Partnership, L.. P., and on a combined historical basis for the Reckson Group.

(2) Based on the weighted average units outstanding for the period then ended.

(3) Based on the value of the Operating Partnership's common units (assuming a value equivalent to a share of the Company's common stock), the stated value of the Operating Partnership's preferred units and the number of units outstanding at the end of the period.

(4) Debt amount is net of minority partners' proportionate share of Omni debt plus the Company's share of joint venture debt.

(5) See "Management's Discussion and Analysis" for a discussion of funds from operations.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the historical financial statements of Reckson Operating Partnership, L.P. (the "Operating Partnership") and related notes.

    The Operating Partnership considers certain statements set forth herein to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the Operating Partnership's expectations for future periods. Certain forward-looking statements, including, without limitation, statements relating to the timing and success of acquisitions, the financing of the Operating Partnership's operations, the ability to lease vacant space and the ability to renew of relet space under expiring leases, involve certain risks and uncertainties. Although the Operating Partnership believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, the actual results may differ materially from those set forth in the forward-looking statements and the Operating Partnership can give no assurance that its expectation will be achieved. Certain factors that might cause the results of the Operating Partnership to differ materially from those indicated by such forward-looking statements include, among other factors, general economic conditions, general real estate industry risks, tenant default and bankruptcies, loss of major tenants, the impact of competition and acquisition, redevelopment and development risks, the ability to finance business opportunities and local real estate risks such as an oversupply of space or a reduction in demand for real estate in the Operating Partnership's real estate markets. Consequently, such forward-looking statements should be regarded solely as reflections of the Operating Partnership's current operating and development plans and estimates. These plans and estimates are subject to revisions from time to time as additional information becomes available, and actual results may differ from those indicated in the referenced statements.

OVERVIEW AND BACKGROUND

    The Reckson Group, the predecessor to Reckson Associates Realty Corp. (the "Company"), was engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings, and also owned certain undeveloped land located primarily on Long Island, New York. The Operating Partnership commenced operations on June 2, 1995 and is the successor to the operations of the Reckson Group. The sole general partner in the Operating Partnership, the Company is a self administered and self managed Real Estate Investment Trust ("REIT"). During June 1995 the Company contributed approximately $162 million in cash to the Operating Partnership in exchange for an approximate 73% general partnership interest. As a result, the Operating Partnership owned or had an interest in 72 properties (including one joint venture property).

    The Operating Partnership owns all of the interests in its real estate properties either directly or through Reckson FS Limited Partnership. At December 31, 1998, the Operating Partnership owned 204 properties (the "Properties"), (including two joint venture properties) encompassing approximately 21.0 million square feet. The Properties include 73 suburban office properties containing approximately 10.1 million square feet, 129 industrial properties containing approximately 10.8 million square feet and two retail properties containing 20,000 square feet.

    Since the IPO, the Operating Partnership has acquired or contracted to acquire approximately $1.14 billion of Class A suburban office and industrial properties encompassing approximately 12.8 million square feet located in the New York Tri-State Area of Long Island, Westchester, Southern Connecticut and New Jersey. In that regard, the Operating Partnership has acquired 13 Office Properties and 33 Industrial Properties encompassing approximately 2.1 and 2.6 million square feet, respectively, located on Long Island for an aggregate purchase price of approximately $302 million.

Since its initial investment in Westchester the Operating Partnership has acquired 17 Office Properties encompassing approximately 2.4 million square feet and three Industrial Properties encompassing approximately 163,000 square feet for an aggregate purchase price of approximately $304 million. Since its initial investment in Southern Connecticut the Operating Partnership has acquired two Office Properties encompassing approximately 325,000 square feet for an aggregate purchase price of approximately $61.3 million. In May 1997, the Operating Partnership acquired five Office Properties encompassing approximately 496,000 square feet located in New Jersey for an aggregate purchase price of approximately $56.9 million and, in connection with this acquisition, established its New Jersey Division. Since its initial investment in New Jersey the Operating Partnership has acquired 12 Office Properties encompassing approximately 1.5 million square feet and seven Industrial Properties encompassing approximately 1.1 million square feet for an aggregate purchase price of approximately $231.6 million. Additionally, the Operating Partnership has invested approximately $52.1 million for approximately 154 acres of land located in Long Island, 32 acres of land located in Westchester and 380 acres of land located in New Jersey which allows for approximately 4.3 million square feet of future development opportunities. In addition, the Operating Partnership has invested approximately $61.3 million in certain mortgage indebtedness encumbering four Class A office properties on Long Island encompassing approximately 577,000 square feet, a 825,000 square foot industrial building located in New Jersey and a 400 acre parcel of land located New Jersey. On January 6, 1998, the Operating Partnership made its initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies' properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris Operating Partnership, L. P., ("RMI") in exchange for operating partnership units in RMI. The Operating Partnership has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Operating Partnership has invested approximately $93.8 million for an approximate 71.8% controlling interest. In addition, at December 31, 1998, the Operating Partnership had advanced approximately $31 million to the Morris Companies primarily to fund certain construction costs related to development properties to be contributed to RMI.

    During 1997, the Company formed Reckson Service Industries, Inc. ("RSI") and Reckson Strategic Venture Partners, LLC ("RSVP"). The Operating Partnership owned a 95% non voting common stock interest in RSI through June 10, 1998. On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its partners. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the"RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Operating Partnership had advanced $33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Operating Partnership's balance sheet. RSI serves as the managing member of RSVP. RSI invests in operating companies that generally provide commercial services to the RSI customer base which includes the tenants of RSI's executive suite business and to properties owned by the Operating Partnership and its tenants and third parties. RSVP was formed to provide the Operating Partnership with a research and development vehicle to invest in alternative real estate sectors. RSVP invests primarily in real estate and real estate related operating companies generally outside of the Operating Partnership's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth.

    The Operating Partnership and RSI have entered into an intercompany agreement (the "Reckson Intercompany Agreement") to formalize their relationship and to limit conflicts of interest. Under the Reckson Intercompany Agreement, RSI granted the Operating Partnership a right of first opportunity to make any REIT -qualified investment that becomes available to RSI. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of RSI, including RSVP, the Reckson Intercompany Agreement requires such affiliate to allow the Operating Partnership to participate in such opportunity to the extent of RSI's interest.

    Under the Reckson Intercompany Agreement, the Operating Partnership granted RSI a right of first opportunity to provide commercial services to the Operating Partnership and its tenants. RSI will provide services to the Operating Partnership at rates and on terms as attractive as either the best available for comparable services in the market or those offered by RSI to third parties. In addition, the Operating Partnership will give RSI access to its tenants with respect to commercial services that may be provided to such tenants and,under the Reckson Intercompany Agreement, subject to certain conditions, the Operating Partnership granted RSI a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease agreement.

    On August 27, 1998 the Operating Partnership announced the formation of a joint venture with RSVP and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Properties LLC (the "Dominion Venture"), is owned by Dominion Venture Group LLC, and by a subsidiary of the Operating Partnership. The Dominion Venture will engage primarily in acquiring, developing and/or owning government-occupied office buildings and privately operated correctional facilities. Under the Dominion Venture's operating agreement, RSVP is to invest up to $100 million, some of which may be invested by the Operating Partnership (the "RSVP Capital"). The initial contribution of RSVP Capital was approximately $39 million of which approximately $10.1 million was invested by a subsidiary of the Operating Partnership. The Operating Partnership's subsidiary funded its capital contribution through the RSVP Commitment. In addition, the Operating Partnership advanced approximately $2.9 million to RSI through the RSVP Commitment for an investment in RSVP which was then invested on a joint venture basis with the Dominion Group in certain service business activities related to the real estate activities. As of December 31, 1998, the Dominion Venture had investments in 11 government office buildings and two correctional facilities.

    In July 1998, the Company formed a joint venture, Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to a merger agreement executed on July 9, 1998 and amended and restated on August 11, 1998 (the "Initial Merger Agreement") between Metropolitan, the Company, Crescent and Tower Realty Trust Inc., a Maryland corporation ("Tower"), Metropolitan agreed, subject to the terms and conditions of the Merger Agreement, to purchase the common stock of Tower.

    Prior to the execution of the Initial Merger Agreement, Metropolitan identified certain potential tax issues regarding Tower's operations. Metropolitan entered into the Initial Merger Agreement only after Tower made detailed representations and warranties purporting to address these issues. In the course of due diligence, however, Metropolitan, the Company and Crescent discovered that these representations and warranties may not be correct and discussed these concerns with Tower, specifically advising Tower that they were not terminating the Initial Merger Agreement at that time. Metropolitan, the Company and Crescent invited Tower to respond to these concerns. However, on November 2,

1998, Tower filed a complaint in the Supreme Court of the State of New York alleging Metropolitan, the Company and Crescent willfully breached the Initial Merger Agreement. Tower, in the complaint, was seeking declaratory and other relief, including damages of not less than $75 million and specific performance by Metropolitan, the Company and Crescent of their obligations under the Initial Merger Agreement.

    On December 8, 1998,the Company, Metropolitan and Tower executed a revised merger agreement (the "Revised Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. Concurrently with the Merger, Tower Realty Operating Partnership, L.P. ("Tower OP") will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of (i) 25% cash and
(ii) 75% of shares of Class B Exchangeable Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), or in certain circumstances described below, shares of Class B Common Stock and unsecured notes of the Operating Partnership. The Company controls Metropolitan and owns 100% of the common equity; Crescent owns a preferred equity investment in Metropolitan. The Revised Merger Agreement replaces the Initial Merger Agreement (which at that time was a 50/50 joint venture between the Company and Crescent) relating to the acquisition by Metropolitan of Tower for $24 per share.

    Pursuant to the terms of the Revised Merger Agreement, holders of shares of outstanding common stock of Tower ("Tower Common Stock"), and outstanding units of limited partnership interest of Tower OP will have the option to elect to receive cash or shares of Class B Common Stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower Common Stock and each unit of limited partnership interest of Tower OP the sum of (i) $5.75 in cash, and (ii) 0.6273 of a share of Class B Common Stock. The shares of Class B Common Stock are entitled to receive an initial annual dividend of $2.24 per share and is subject to adjustment annually. The shares of Class B Common Stock are exchangeable at any time, at the option of the holder, into an equal number of shares of common stock, par value $.01 per share, of the Company subject to customary antidilution adjustments. The Company, at its option, may redeem any or all of the Class B Common Stock in exchange for an equal number of shares of the Company's common stock at any time following the four year, six-month anniversary of the issuance of the Class B Common Stock. The Company's Board of Directors have recommended to the Company's stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (i) the number of outstanding shares of the Tower Common Stock and (ii) the number of Tower OP limited partnership units, in each case, at the effective time of the mergers. If the stockholders of the Company do not approve the issuance of the Class B Common Stock as proposed, the Revised Merger Agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B Common Stock will be replaced by senior unsecured notes of the Operating Partnership, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if the stockholders of the Company do not approve the issuance of Class B Common Stock as proposed and the Board of Directors of the Company withdraws or amends or modifies in any material respect its recommendation for, approval of such proposal, then the total principal amount of notes to be issued and distributed in the Merger will be increased by $15 million.

    Simultaneously with the execution of the Revised Merger Agreement, Metropolitan and Tower executed and consummated a stock purchase agreement (the "Series A Stock Purchase Agreement") pursuant to which Metropolitan purchased from Tower approximately 2.2 million shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tower (the "Tower Preferred Stock"), for an aggregate purchase price of $40 million, $30 million of which was funded through a capital contribution by the Company to Metropolitan and which is included in prepaid expenses and other assets on the Company's balance sheet. The Tower Preferred Stock has a stated value of $18.44 per share and is convertible by Metropolitan into an equal number of shares of Tower Common Stock at anytime after the termination, if any, of the Revised Merger Agreement, subject to customary antidilution adjustments. The Tower Preferred Stock is entitled to receive dividends equivalent to those paid on the Tower Common Stock. If the Revised Merger Agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that the Company and Metropolitan are obligated to consummate the Merger but have failed to do so, or determining that the Company and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Series A Preferred Stock.

    Immediately prior to the execution of the Revised Merger Agreement and consummation of the Series A Stock Purchase Agreement, the Company and Crescent executed the amended and restated operating agreement of Metropolitan (the "Metropolitan Operating Agreement") pursuant to which Crescent agreed to purchase a convertible preferred membership interest (the "Preferred Interest") in Metropolitan for an aggregate purchase price of $85 million. Ten million dollars of the purchase price was paid by Crescent to Metropolitan upon execution of the Metropolitan Operating Agreement to acquire the Tower Preferred Stock and the remaining portion is payable prior to the closing of the Merger and is expected to be used to fund a portion of the cash merger consideration. Upon closing of the Merger, Crescent's investment will accrue distributions at a rate of 7.5% per annum for a two-year period and may be redeemed by Metropolitan at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan does not redeem the preferred interest, upon the expiration of the two-year period, Crescent must convert its interest into either (i) a common membership interest in Metropolitan or (ii) shares of the Company's common stock at a conversion price of $24.61.

    In connection with the revised transaction, Tower, the Company and Crescent have exchanged mutual releases for any claims relating to the Initial Merger Agreement.

    The Company anticipates that it will dispose of the assets in the Tower portfolio located outside of New York. In addition, the Company is also considering the disposition of certain of the Tower properties located in New York.

    The market capitalization of the Operating Partnership at December 31, 1998 was approximately $2.2 billion. The Operating Partnership's market capitalization is calculated based on the value of the Operating Partnership's common units (which, for this purpose, is assumed to be the same per unit as the value of a share of the Company's common stock) and the stated values of the Operating Partnership's preferred units and the $867 million (including its share of joint venture debt and net of minority partners' interest) of debt outstanding at December 31, 1998. As a result, the Operating Partnership's total debt to total market capitalization ratio at December 31, 1998 equaled approximately 39.4%.

RESULTS OF OPERATIONS

    The Operating Partnership's total revenues increased by $113 million or 73.7% from 1997 to 1998 and $57.3 million or 60% from 1996 to 1997. The growth in total revenues is substantially attributable to the Operating Partnership's acquisition of 47 properties and the development of two properties which aggregate approximately 7.4 million square feet in 1998, the acquisition of 45 properties comprising approximately 4.8 million square feet in 1997 and the acquisition of 29 properties comprising approximately 3.3 million square feet in 1996. Total revenues were also positively effected by increases in occupancies in our properties and to increases in rental rates throughout our markets. Property operating revenues, which include base rents and tenant escalations and reimbursements ("Property Operating Revenues") increased by $108.7 million or 75.6% from 1997 to 1998 and $51 million or 55% from 1996 to 1997. The 1998 increase in Property Operating Revenues is comprised of $2.1 million attributable to increases in rental rates and changes in occupancies and $106.6 million attributable to acquisitions of properties. The remaining balance of the increase in total revenues in

1998 is primarily attributable to increases in interest income on the Operating Partnership's investments in mortgage notes and notes receivable and income related to the Operating Partnership's interest in its service companies primarily attributable to the executive center business. The 1997 increase in Property Operating Revenues is comprised of $2.1 million attributable to increases in rental rates and changes in occupancies and $48.9 million attributable to acquisitions of properties. The remaining balance of the increase in total revenues in 1997 is substantially attributable to interest income on the Operating Partnership's investments in mortgage notes and notes receivables. The increase from 1996 to 1997 was offset by a decrease in the equity in earnings of service companies as a result of the management and construction companies focusing most of their resources on the Operating Partnership's core portfolio and redevelopment opportunities rather than third party services. The Operating Partnership's base rent was increased by the impact of the straight-line rent adjustment by $7.7 million in 1998, $4.5 million in 1997 and $3.8 million in 1996.

    Property operating expenses, real estate taxes and ground rents ("Property Expenses") increased by $34.4 million from 1997 to 1998 and by $16.8 million from 1996 to 1997. These increases are primarily due to the acquisition of properties. Gross operating margins (defined as Property Operating Revenues less Property Expenses, taken as a percentage of Property Operating Revenues) for 1998, 1997and 1996 were 66.2%, 64.7% and 63.4%, respectively. The year to year increases in gross operating margins results from increases realized in rental rates, the Operating Partnership's ability to realize certain operating efficiencies as a result of operating a larger portfolio of properties with concentrations of properties in office and industrial parks or in its established sub-markets, a stable operating cost environment and the increased ownership of net leased properties.

    Marketing, general and administrative expenses were $15.0 million in 1998, $8.0 million in 1997 and $5.9 million in 1996. The increase in marketing, general and administrative expenses is due to the increased costs of managing the acquisition properties, the cost of opening and maintaining the Operating Partnership's Westchester, Southern Connecticut and New Jersey divisions and the increase in corporate management and administrative costs associated with the growth of the Operating Partnership. The Operating Partnership's business strategy has been to expand into the other Tri-State Area suburban markets by applying its standards for high quality office and industrial space and premier tenant service to its New Jersey, Westchester and Southern Connecticut divisions. In doing this, the Operating Partnership seeks to create a superior franchise value that it enjoys in its home base of Long Island. Over the past three years the Operating Partnership has supported this effort by increasing the marketing programs in the other divisions and strengthening the resources and operating systems in these divisions. The cost of these efforts are reflected in both the marketing, general and administrative expense as well as the revenue growth of the Operating Partnership. Marketing, general and administrative expenses as a percentage of total revenues were 5.64% in 1998, 5.23% in 1997 and 6.18% in 1996.

    Interest expense was $47.8 million in 1998, $21.6 million in 1997 and $13.3 million in 1996. The increase of $26.2 million from 1997 to 1998 is attributable to (i) an increase in mortgage debt including approximately $14.8 million resulting from the Morris acquisition in January 1998, approximately $45.1 resulting from the Cappelli acquisition in April 1998 and the refinancing of 395 North Service Road in the amount $21.4 million in October 1998; (ii) a full year of interest on the Operating Partnership's senior unsecured notes (the "Senior Unsecured Notes") and (iii) an increased average balance on the Operating Partnership's credit facilities. The increase of $8.3 million from 1996 to 1997 is attributable to an increase in mortgage debt including a $50 million mortgage note incurred in connection with the acquisition of Landmark Square in October 1996, the refinancing of Omni in the amount of $58 million in August 1997, increased interest cost attributable to an increased average balance on the Operating Partnership's credit facilities and interest on the Operating Partnership's $150 million of Senior Unsecured Notes. The weighted average balance outstanding on the Operating Partnership's credit facilities was $377.9 million for 1998, $103.2 million for 1997and $71.2 million for 1996.

    Included in amortization expense is amortized finance costs of $1.6 million in 1998, $.80 million in 1997 and $.53 million in 1996. The increase of $.80 million from 1997 to 1998 is primarily attributable to loan costs incurred in connection with the Operating Partnership's $500 million credit facility and $50 million term loan. The increase of $.27 million from 1996 to 1997 was the result of the amortization of financing costs associated with the credit facilities, the Landmark Square mortgage, the Omni refinanced mortgage and the Senior Unsecured Notes.

    Extraordinary items, net of minority interest resulted in a $1.7 million loss in 1998, a $2.2 million loss in 1997and a $.9 million loss in 1996. The extraordinary items were all attributed to the write-offs of certain deferred loan costs incurred in connection with the Operating Partnership's restructuring of its credit facilities.

LIQUIDITY AND CAPITAL RESOURCES

SUMMARY OF CASH FLOWS

    Net cash provided by operating activities totaled $119.2 million in 1998, $75.8 million in 1997 and $41.8 million in 1996. Increases for each year were primarily attributable to the growth in cash flow provided by the acquisition of properties and to a lesser extent from interest income from mortgage notes and notes receivable.

    Net cash used by investing activities totaled $613.3 million in 1998, $549.3 million in 1997 and $274.6 million in 1996. Cash used in investing activities related primarily to investments in real estate properties including development costs and investments in mortgage notes and notes receivable. In addition, in December 1998, the Operating Partnership purchased $40 million of preferred stock of Tower Realty Trust, Inc. in connection with the Merger transaction.

    Net cash provided by financing activities totaled $474.6 million in 1998, $482.9 million in 1997 and $238.3 million in 1996. Cash provided by financing activities during 1998, 1997 and 1996 was primarily attributable to proceeds from partner contributions and draws on the Operating Partnership's credit facilities and additionally, in 1998 the issuance of preferred units and in 1997 proceeds from the issuance of Senior Unsecured Notes.

INVESTING ACTIVITIES

    During 1998, the Operating Partnership acquired (i) on Long Island, three office properties encompassing an aggregate of approximately 674,000 square feet for approximately $63.4 million and two industrial properties encompassing approximately 200,000 square feet for approximately $4.4 million; (ii) in Westchester, six office properties encompassing approximately 980,000 square feet for approximately $173 million; (iii) in Connecticut, two office properties encompassing an aggregate of approximately 325,000 square feet for approximately $61.3 million and (iv) in New Jersey, four Class A office properties encompassing approximately 522,000 square feet for approximately $90.9 million and six industrial properties encompassing approximately 985,000 square feet for approximately $41.6 million. In addition, on January 6, 1998, the Operating Partnership invested approximately $72 million and acquired a controlling interest in the Morris Companies, an owner and operator of "Big Box" industrial properties located in Secaucus, New Jersey.

    In June 1998, the Operating Partnership established the RSI credit facility in the amount of $100 million for RSI's service sector operations and for other general corporate purposes. As of December 31, 1998, approximately $33.7 million had been advanced to RSI under this facility. In addition, the Operating Partnership approved a commitment to fund investments of up to $100 million with or in RSVP. As of December 31, 1998, the Operating Partnership has invested approximately $17.3 million under this commitment.

FINANCING ACTIVITIES

    In connection with the $173 million acquisition of the Cappelli Portfolio and the $10 million purchase of the Cappelli interest in 360 Hamilton Avenue, the Operating Partnership issued series B, C and D preferred operating units in the amount of approximately $42.5 million. The series B, C and D preferred units have a current distribution rate of 6.25% and are convertible to common units at conversion prices of approximately $32.51, $29.39 and $29.12, respectively for each preferred unit.

    During the year ended Decemeber 31,1998, the Company contributed approximately $53 million in cash to the Operating Partnership in exchange for 2,265,261 common units. Proceeds from the contributions were used to repay borrowings under the credit facilities.

    Additionally, during April 1998, the Company contributed approximately $221 million to the Operating Partnership in exchange for 9,200,000 Series A preferred units. The Series A preferred units have a liquidation preference of $25 per unit, a distribution rate of 7.625% and are convertible to the Operating Partnership's common units at a conversion rate of .8769 common units for each preferred unit. Net proceeds from the contribution were used to repay borrowings under credit facilities.

    On July 23, 1998, the Operating Partnership obtained a three year $500 million unsecured revolving credit facility (the "Credit Facility") from Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank as co-managers of the credit facility bank group. Interest rates on borrowings under the Credit Facility are priced off of LIBOR plus a sliding scale ranging from 112.5 basis points to 137.5 basis points based on the leverage ratio of the Operating Partnership. Upon the Operating Partnership receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating. The Credit Facility replaced and restructured the Operating Partnership "s existing $250 million unsecured credit facility and $200 million unsecured bridge facility. As a result, certain deferred loan costs incurred in connection with those facilities were written off. Such amount has been reflected as an extraordinary loss on the Operating Partnership "s statement of operations. The Operating Partnership utilizes the Credit Facility primarily to finance the acquisitions of properties and other real estate investments, fund its development activities and for working capital purposes. At December 31, 1998, the Operating Partnership had availability under the Credit Facility to borrow an additional $8.1 million (net of $26.1million of outstanding undrawn letters of credit).

    On December 4, 1998, the Operating Partnership obtained a one year $50 million unsecured term loan (the "Term Loan") from Chase Manhattan Bank. On January 13, 1999, the Operating Partnership and Chase Manhattan Bank increased the total availability under the Term Loan to $75 million. Interest rates on borrowings under the Term Loan are priced off LIBOR plus 150 basis points for the first nine months and 175 basis points for the remaining three months. At December 31, 1998, the Operating Partnership had availability under the Term Loan to borrow an additional $30 million which was increased to $55 million on January 13, 1999.

CAPITALIZATION

    The Operating Partnership's indebtedness at December 31, 1998 totaled $867 million (including its share of joint venture debt and net of the minority partners' interests) and was comprised of $464 million outstanding under the Credit Facility, $20 million outstanding under the Term Loan, $150 million of Senior Unsecured Notes and approximately $233 million of mortgage indebtedness. Based on the Operating Partnership's total market capitalization of approximately $2.2 billion at December 31, 1998, (calculated based on the value of the Operating Partnership's common units(which, for this purpose, is assumed to be the same per unit as the value of a share of the Company's common stock), the stated value of the Operating Partnership's preferred units), the Operating partnership's debt represented approximately 39.4% of its total market capitalization.

    Historically, rental revenue has been the principal source of funds to pay operating expenses, debt service and capital expenditures, excluding non-recurring capital expenditures of the Operating Partnership. The Operating Partnership's investments in mortgage notes, RSVP and advances under the RSI facility are expected to produce cash flows. The Operating Partnership expects to meet its short term liquidity requirements generally through its net cash provided by operating activities along with the Credit Facility and Term Loan previously discussed. The Operating Partnership expects to meet certain of its financing requirements through long-term secured and unsecured borrowings and the issuance of debt securities and additional equity securities of the Operating Partnership. The Operating Partnership also expects certain strategic dispositions of assets or interests in assets to generate cash flows. The Operating Partnership will refinance existing mortgage indebtedness or indebtedness under the Credit Facility at maturity or retire such debt through the issuance of additional debt securities or additional equity securities. The Operating Partnership anticipates that the current balance of cash and cash equivalents and cash flows from operating activities, together with cash available from borrowings and debt and equity offerings, will be adequate to meet the capital and liquidity requirements of the Operating Partnership in both the short and long-term.

INFLATION

    Certain office leases provide for fixed base rent increases or indexed escalations. In addition, certain office leases provide for separate escalations of real estate taxes and electric costs over a base amount. The industrial leases also generally provide for fixed base rent increases, direct pass through of certain operating expenses and separate real estate tax escalation over a base amount. The Operating Partnership believes that inflationary increases in expenses will generally be offset by contractual rent increases and expense escalations described above.

    The Credit Facility and the Term Loan bear interest at a variable rate, which will be influenced by changes in short-term interest rates, and are sensitive to inflation.

IMPACT OF YEAR 2000

    Some of the Operating Partnership's older computer programs were written using two digits rather than four to define the applicable year. As a result, those computer programs have time-sensitive software that recognizes a date using "00" as the year 1900 rather than the year 2000. This could cause a system failure or miscalculation causing disruptions of operations, including, among other things, a temporary inability to process transactions, or engage in similar normal business activities.

    The Operating Partnership has completed an assessment to modify or replace portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and thereafter. Currently, the entire property management system is year 2000 compliant and has been thoroughly tested. Since the Operating Partnership's accounting software is maintained and supported by an unaffiliated third party, the total year 2000 project cost as it relates to the accounting software is estimated to be minimal.

    The year 2000 project is estimated to be completed not later than July 31, 1999, which is prior to any anticipated impact on its operating systems.
  Additionally, the Operating Partnership has received assurances from its contractors that all of the Operating Partnership's building management and mechanical systems are currently year 2000 compliant or will be made compliant prior to any impact on those systems. However, the Operating Partnership cannot guarantee that all contractors will comply with their assurances and therefore, the Operating Partnership may not be able to determine year 2000 compliance of those contractors. At that time, the Operating Partnership will determine the extent to which the Operating Partnership will be able to replace non compliant contractors. The Operating Partnership believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the year 2000 issue could have a material impact on the operations of the Operating Partnership.

    To date, the Operating Partnership has expended approximately $375,000 and expects to expend an additional one million dollars in connection with upgrading building management, mechanical and computer systems. The costs of the project and the date on which the Operating Partnership believes it will complete the year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources and other factors. However, there can be no guarantee that these estimates will be achieved and actual results could differ materially from those anticipated. Specific factors that might cause such material differences include, but are not limited to, the availability and costs of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

    In a "worst case scenario", the Operating Partnership believes that failure of the building management and mechanical systems to operate properly would result in inconveniences to the building tenants which might include no elevator service, lighting or entry and egress. In this case, the management of the Operating Partnership would manually override such systems in order for normal operations to resume. Additionally, in a "worst case scenario" of the failure of the third party to deliver, on a timely basis, the necessary upgrades to the accounting software, the Operating Partnership would be required to process transactions, such as the issuance of disbursements, manually until an alternative system was implemented.

    If the Operating Partnership is not successful in implementing their year 2000 compliance plan, the Operating Partnership may suffer a material adverse impact on their consolidated results of operations and financial condition. Because of the importance of addressing the year 2000 issue, the Operating Partnership expects to develop contingency plans if they determine that the compliance plans will not be implemented by July 31, 1999.

FUNDS FROM OPERATIONS

    Management believes that funds from operations ("FFO") is an appropriate measure of performance of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts (NAREIT) as net income or loss, excluding gains or losses from debt restructurings and sales of properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Operating Partnership's operating performance or as an alternative to cash flow as a measure of liquidity. (See Selected Financial Data). In March 1995, NAREIT issued a "White Paper" analysis to address certain interpretive issues under its definition of FFO. The White Paper provides that amortization of deferred financing costs and depreciation of non-rental real estate assets are no longer to be added back to net income to arrive at FFO.

    Since all companies and analysts do not calculate FFO in a similar fashion, the Operating Partnership's calculation of FFO presented herein may not be comparable to similarly titled measures as reported by other companies.

    The following table presents the Operating Partnership's FFO calculation (in thousands):

                                                                                       YEAR ENDED DECMEBER 31,
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
Income before extraordinary items................................................  $  48,246  $  44,789  $  24,180
Less:
  Extraordinary loss.............................................................      1,993      2,808      1,259
                                                                                   ---------  ---------  ---------
Net Income.......................................................................     46,253     41,981     22,921
Adjustment for Funds From Operations:
Add:
  Depreciation and Amortization..................................................     51,424     26,834     17,429
  Minority interests in consolidated partnerships................................      2,819        920        915
  Extraordinary loss.............................................................      1,993      2,808      1,259
Less:
  Gain on sale of property.......................................................         --        672         --
  Amount distributed to minority partners in consolidated partnerships...........      3,988      2,252      1,586
                                                                                   ---------  ---------  ---------
Funds From Operations (FFO)......................................................  $  98,501  $  69,619  $  40,938
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Weighted average units outstanding...............................................     47,201     39,743     26,431
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                         REPORT OF INDEPENDENT AUDITORS

To the Partners
Reckson Operating Partnership, L. P.

    We have audited the accompanying consolidated balance sheets of Reckson Operating Partnership, L. P. (the "Operating Partnership") as of December 31, 1998 and 1997, and the related consolidated statements of income, partners' capital, and cash flows for each of the three years in the period ended December 31 1998. We have also audited the financial statement schedule listed in the Index. These financial statements and financial statement schedule are the responsibility of the Operating Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Reckson Operating Partnership, L. P. at December 31, 1998 and 1997, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles. Also, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          ERNST & YOUNG LLP

New York, New York
February 11, 1999

                      RECKSON OPERATING PARTNERSHIP, L. P.

                          CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                                                               DECEMBER 31,
                                                                                        --------------------------
                                                                                            1998          1997
                                                                                        ------------  ------------
ASSETS
Commercial real estate properties, at cost (Notes 2, 3, 5, 7 and 8)
  Land................................................................................  $    212,540  $    138,526
  Buildings and improvements..........................................................     1,372,549       818,229
Developments in progress:
  Land................................................................................        69,143        36,857
  Development costs...................................................................        82,901        17,616
Furniture, fixtures and equipment.....................................................         6,090         4,054
                                                                                           1,743,223     1,015,282
    Less accumulated depreciation.....................................................      (159,049)     (111,068)
                                                                                        ------------  ------------
                                                                                           1,584,174       904,214
Investments in real estate joint ventures.............................................        15,104         7,223
Investment in mortgage notes and notes receivable(Note 8).............................        99,268       104,509
Cash and cash equivalents (Note 12)...................................................         2,228        21,676
Tenant receivables....................................................................         5,159         4,975
Investments in and advances to affiliates (Note 7)....................................        53,154        18,090
Deferred rent receivable..............................................................        22,526        14,973
Prepaid expenses and other assets (Notes 7 and 8).....................................        46,372        13,705
Contract and land deposits and pre-acquisition costs..................................         2,253         7,559
Deferred lease and loan costs, less accumulated amortization of $18,170 and $14,844
  respectively........................................................................        24,282        16,181
                                                                                        ------------  ------------
  Total Assets........................................................................  $  1,854,520  $  1,113,105
                                                                                        ------------  ------------
                                                                                        ------------  ------------
LIABILITIES
Mortgage notes payable (Note 2).......................................................  $    253,463  $    180,023
Unsecured credit facility (Notes 3 and 12)............................................       465,850       210,250
Unsecured term loan (Note 3)..........................................................        20,000            --
Senior unsecured notes (Note 4).......................................................       150,000       150,000
Accrued expenses and other liabilities (Note 5).......................................        48,384        30,799
Distributions payable.................................................................        19,663           120
Affiliate payables (Note 7)...........................................................         2,395         1,764
                                                                                        ------------  ------------
  Total Liabilities...................................................................       959,755       572,956
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Commitments and other comments (Notes 9, 10, and 12)..................................            --            --
Minority interests in consolidated partnerships.......................................        52,173         7,697
                                                                                        ------------  ------------
PARTNERS' CAPITAL (NOTE 6)
    Preferred Capital, 9,234,518 and 0 units outstanding, respectively................       263,126            --
General Partner's Capital, 40,035,419 and 37,770,158 units outstanding,
  respectively........................................................................       485,341       446,702
Limited Partners' Capital, 7,764,630 and 7,218,688 units outstanding, respectively....        94,125        85,750
                                                                                        ------------  ------------
  Total Partners' Capital.............................................................       842,592       532,452
                                                                                        ------------  ------------
    Total Liabilities and Partners' Capital...........................................  $  1,854,520  $  1,113,105
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.

                       CONSOLIDATED STATEMENTS OF INCOME

                        (IN THOUSANDS, EXCEPT UNIT DATA)

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1998          1997          1996
                                                                          ------------  ------------  ------------
REVENUES (NOTE 10):
Base rents..............................................................  $    224,703  $    128,778  $     82,150
Tenant escalations and reimbursements...................................        27,744        14,981        10,628
Equity in earnings of service companies.................................         1,233            55         1,031
Equity in earnings of real estate joint ventures........................           603           459           266
Interest income on mortgage notes and notes receivable..................         7,739         5,437            --
Investment and other income (Note 8)....................................         4,290         3,638         1,955
                                                                          ------------  ------------  ------------
  Total Revenues........................................................       266,312       153,348        96,030
                                                                          ------------  ------------  ------------
EXPENSES:
Property operating expenses.............................................        47,919        28,943        18,959
Real estate taxes.......................................................        35,541        20,579        13,935
Ground rents............................................................         1,761         1,269         1,107
Marketing, general and administrative...................................        15,030         8,026         5,933
Interest................................................................        47,795        21,585        13,331
Depreciation and amortization...........................................        52,957        27,237        17,670
                                                                          ------------  ------------  ------------
Total Expenses..........................................................       201,003       107,639        70,935
                                                                          ------------  ------------  ------------
Income before distributions to preferred unit holders, minority
  interests and extraordinary items.....................................        65,309        45,709        25,095
Preferred unit distributions............................................       (14,244)           --            --
Minority partners' interest in consolidated partnerships income.........        (2,819)         (920)         (915)
                                                                          ------------  ------------  ------------
Income before extraordinary items.......................................        48,246        44,789        24,180
Extraordinary items--(loss) on extinguishment of debts.
  (Notes 1 and 3).......................................................        (1,993)       (2,808)       (1,259)
                                                                          ------------  ------------  ------------
Net income available to common unit holders.............................  $     46,253  $     41,981  $     22,921
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net Income:
  General Partner.......................................................  $     38,667  $     34,742  $     17,325
  Limited Partners'.....................................................         7,586         7,239         5,596
                                                                          ------------  ------------  ------------
Total...................................................................  $     46,253  $     41,981  $     22,921
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Net income per common unit:
  General Partner.......................................................  $        .98  $       1.06  $        .87
  Limited Partners'.....................................................  $        .98  $       1.03  $        .86

Weighted average common units outstanding:
  General Partner.......................................................    39,473,000    32,727,000    19,928,000
  Limited Partners'.....................................................     7,728,000     7,016,000     6,503,000

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.

                  CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL

                                 (IN THOUSANDS)

                                                                              GENERAL        LIMITED      TOTAL
                                                              PREFERRED      PARTNER'S      PARTNERS'   PARTNERS'
                                                               CAPITAL        CAPITAL        CAPITAL     CAPITAL
                                                              ----------  ----------------  ----------  ----------
BALANCE DECEMBER 31, 1995...................................  $       --    $     59,893    $   26,148  $   86,041
Net Income..................................................          --          17,325         5,596      22,921
Contributions...............................................          --         131,716        27,881     159,597
Distributions...............................................          --         (24,136)       (7,746)    (31,882)
                                                              ----------        --------    ----------  ----------
BALANCE DECEMBER 31, 1996...................................          --         184,798        51,879     236,677
Net Income..................................................          --          34,742         7,239      41,981
Contributions...............................................          --         267,827        35,339     303,166
Distributions...............................................          --         (40,665)       (8,707)    (49,372)
                                                              ----------        --------    ----------  ----------
BALANCE DECEMBER 31, 1997...................................          --         446,702        85,750     532,452
Net Income..................................................          --          38,667         7,586      46,253
Contributions...............................................     263,126          54,089        11,484     328,699
Distributions...............................................          --         (55,193)      (10,695)    (65,888)
Contribution of a 1% interest in Reckson FS Limited
  Partnership...............................................          --           1,076            --       1,076
                                                              ----------        --------    ----------  ----------
BALANCE DECEMBER 31, 1998...................................  $  263,126    $    485,341    $   94,125  $  842,592
                                                              ----------        --------    ----------  ----------
                                                              ----------        --------    ----------  ----------

                (see accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   FOR THE YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1998       1997       1996
                                                                                   ---------  ---------  ---------
Net Income available to common unitholders.......................................  $  46,253  $  41,981  $  22,921
Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................................     52,957     27,237     17,670
  Extraordinary loss on extinguishment of debts..................................      1,993      2,808      1,259
  Minority partners' interests in consolidated partnerships......................      2,819        920        915
  Gain on sale of interest in Reckson Executive Centers, LLC.....................         (9)        --         --
  Gain on sales of property and securities.......................................        (43)      (672)        --
  Distribution from and share of net loss (income) from investments in
    partnerships.................................................................        470        408        191
  Equity in earnings of service companies........................................     (1,233)       (55)      (931)
  Equity in earnings of real estate joint ventures...............................       (603)      (459)      (266)
Changes in operating assets and liabilities:
  Prepaid expenses and other assets..............................................     (6,499)    (1,931)      (619)
  Tenant and affiliate receivables...............................................       (184)    (1,183)      (256)
  Deferred rents receivable......................................................     (7,553)    (4,500)    (3,837)
  Accrued expenses and other liabilities.........................................     30,849     11,240      4,716
                                                                                   ---------  ---------  ---------
  Net cash provided by operating activities......................................    119,217     75,794     41,763
                                                                                   ---------  ---------  ---------
Cash Flows from Investing Activities:
  Increase in capital escrow reserves............................................       (700)        --         --
  Cash from contributed net assets...............................................         --         --         --
  Purchases of commercial real estate properties.................................   (449,241)  (429,379)  (181,130)
  Interest receivables...........................................................      2,602     (2,392)      (870)
  Investment in mortgage notes and notes receivable..............................      4,072    (50,282)   (50,892)
  Contract deposits and preacquisition costs.....................................      8,839     (1,303)    (6,668)
  Additions to developments in progress..........................................    (97,570)   (40,367)    (8,427)
  Additions to commercial real estate properties.................................    (21,181)   (12,038)   (12,441)
  Payment of leasing costs.......................................................     (8,802)    (5,417)    (5,028)
  Investments in securities......................................................    (42,299)    (1,756)        --
  Additions to furniture, fixtures and equipment.................................     (2,071)    (1,159)      (115)
  Investments in real estate joint ventures......................................     (7,773)    (1,734)    (5,832)
  Investment in service companies................................................         --     (4,241)    (3,170)
  Distribution from a service company............................................         15         --         --
  Proceeds from sales of property and securities.................................        809        725         --
                                                                                   ---------  ---------  ---------
  Net cash (used in) investing activities........................................   (613,300)  (549,343)  (274,573)
                                                                                   ---------  ---------  ---------
Cash Flows from Financing Activities:
  Proceeds from borrowings.......................................................         --         --     54,402
  Principal payments on borrowings...............................................     (4,735)    (1,624)      (380)
  Proceeds from issuance of senior unsecured notes...............................         --    150,000         --
  Proceeds from mortgage refinancing's, net of refinancing costs.................     11,458     20,134         --
  Payment of loan costs and prepayment penalties.................................     (4,738)    (4,983)    (2,525)
  Investments in and advances to affiliates......................................    (24,409)   (20,182)    (2,952)
  Proceeds from credit facilities................................................    393,100    421,000    144,500
  Principal payments on credit facilities........................................   (137,500)  (319,250)   (76,000)
  Proceeds from term loan........................................................     20,000         --         --
  Contributions..................................................................    272,734    299,991    145,317
  Distributions..................................................................    (57,683)   (53,327)   (22,546)
  Contribution by a minority partner in a consolidated partnership...............     10,000         --         --
  Distributions to minority partners in consolidated partnerships................     (3,592)    (8,855)    (1,492)
                                                                                   ---------  ---------  ---------
  Net cash provided by financing activities......................................    474,635    482,904    238,324
                                                                                   ---------  ---------  ---------
Net increase (decrease) in cash and cash equivalents.............................    (19,448)     9,355      5,514
Cash and cash equivalents at beginning of period.................................     21,676     12,321      6,807
                                                                                   ---------  ---------  ---------
Cash and cash equivalents at end of period.......................................  $   2,228  $  21,676  $  12,321
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for interest.........................................  $  41,822  $  20,246  $  13,261
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                (See accompanying notes to financial statements)

                      RECKSON OPERATING PARTNERSHIP, L. P.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

    Reckson Operating Partnership, L. P. (the "Operating Partnership") is engaged in the ownership, management, operation, leasing and development of commercial real estate properties, principally office and industrial buildings and also own certain undeveloped land (collectively, the "Properties") located in the New York tri-state area (the "Tri State Area").

ORGANIZATION AND FORMATION OF THE OPERATING PARTNERSHIP

    The Operating Partnership commenced operations on June 2, 1995 and is the successor to the operations of the Reckson Group. The sole general partner in the Operating Partnership, Reckson Associates Realty Corp. (the "Company") is a self administered and self managed Real Estate Investment Trust ("REIT"). During June, 1995, the Company contributed approximately $162 million in cash to the Operating Partnership in exchange for an approximate 73% general partnership interest.

    The Operating Partnership executed various option and purchase agreements whereby it issued 2,758,960 units in the Operating Partnership ("Units") to the continuing investors and assumed approximately $163 million (net of the Omni mortgages) of indebtedness in exchange for interests in certain property partnerships, fee simple and leasehold interests in properties and development land, certain business assets of the executive center entities and 100% of the non-voting preferred stock of the management and construction companies.

    During 1997, the Company formed Reckson Service Industries, Inc. ("RSI") and Reckson Strategic Venture Partners, LLC ("RSVP"). The Operating Partnership owned a 95% non voting common stock interest in RSI through June 10, 1998. On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the "RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Company had advanced $33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Company's balance sheet. RSI serves as the managing member of RSVP. RSI invests in operating companies that generally provide commercial services to the RSI customer base which includes the tenants of RSI's executive suite business and to properties owned by the Company and its tenants and third parties. RSVP was formed to provide the Company with a research and development vehicle to invest in alternative real estate sectors. RSVP invests primarily in real estate and real estate related operating companies generally outside of the Company's core office and industrial focus. RSVP's strategy is to identify and acquire interests in established entrepreneurial enterprises with experienced management teams in market sectors which are in the early stages of their growth cycle or offer unique circumstances for attractive investments as well as a platform for future growth.

                      RECKSON OPERATING PARTNERSHIP, L. P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    On January 6, 1998, the Operating Partnership made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to Reckson Morris Operating Partnership, L.P. ("RMI") in exchange for operating partnership units in RMI. The Operating Partnership has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Operating Partnership has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accompanying consolidated financial statements include the consolidated financial position of the Operating Partnership and its subsidiaries as at December 31, 1998 and 1997 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998. The Operating Partnership's investments in Metropolitan Partners, LLC, RMI and Omni Partners, L. P. ("Omni"), are reflected in the accompanying financial statements on a consolidated basis with a reduction for minority partners' interest. The operating results of the service businesses currently conducted by Reckson Management Group, Inc., ("RMG"), and Reckson Construction Group, Inc., are reflected in the accompanying financial statements on the equity method of accounting. The operating results of Reckson Executive Centers, L.L.C., ("REC"), a service business of the Operating Partnership were reflected in the accompanying financial statements on the equity method of accounting through March 31, 1998. On April 1, 1998, the Operating Partnership sold its 9.9% interest in REC to RSI. Additionally, the operating results of RSI were reflected in the accompanying financial statements on the equity method of accounting through June 10, 1998. On June 11, 1998 the Operating Partnership distributed its 95% common stock interest in RSI to its owners, including the Company which, in turn, distributed the common stock of RSI to its stockholders. The Operating Partnership also invests in real estate joint ventures where it may own less than a controlling interest, such investments are also reflected in the accompanying financial statements on the equity method of accounting. All significant intercompany balances and transactions have been eliminated in the consolidated financial statements

    During 1997 the Financial Accounting Standards Board ("FASB") issued statement No. 130, "Reporting Comprehensive Income" ("SFAS 130") which is effective for fiscal years beginning after December 15, 1997. SFAS 130 established standards for reporting comprehensive income and its components in a full set of general-purpose financial statements. SFAS 130 requires that all components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The adoption of this standard had no impact on the Operating Partnership's financial position or results of operations. Additionally in June 1997, the FASB also issued SFAS No. 131 "Disclosures about segments of an Enterprise and Related Information" ("SFAS 131") which is effective for fiscal years beginning after December 15, 1997. SFAS 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports. It also establishes standards for related disclosures about products and services, geographic areas and major customers. The adoption of this standard had no impact on the Operating Partnership's financial position or results of operations, but did affect the disclosure of segment information. See Note 11.

                      RECKSON OPERATING PARTNERSHIP, L. P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) The following table presents the minority partners' interest in the consolidated partnerships income:

                                                                                                 DECEMBER 31,
                                                                                     -------------------------------------
                                                                                        1998         1997         1996
                                                                                        -----        -----        -----

Omni Partners, L. P................................................................          40%          40%          40%

Metropolitan Partners, LLC.........................................................          25%          --           --

Reckson Morris Operating Partnership, L. P. (1)....................................          28%          --           --

Reckson FS Limited Partnership (2).................................................          --            1%           1%

------------------------

(1) Approximate

(2) On May 26, 1998, the general partner of Reckson FS Limited Partnership transferred and assigned its 1% general partnership interest to the Operating Partnership in exchange for 101,970 units of general partnership interest.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REAL ESTATE

    Depreciation is computed utilizing the straight-line method over the estimated useful lives of ten to thirty years for buildings and improvements and five to ten years for furniture, fixtures and equipment. Tenant improvements, which are included in buildings and improvements, are amortized on a straight-line basis over the term of the related leases.

CASH EQUIVALENTS

    The Operating Partnership considers highly liquid investments with a maturity of three months or less when purchased, to be cash equivalents.

DEFERRED COSTS

    Lease fees and loan costs are capitalized and amortized over the life of the related lease or loan.

INCOME TAXES

    No provision has been made for income taxes in the accompanying consolidated financial statements since such taxes, if any, are the responsibility of the individual partners.

REVENUE RECOGNITION

    Minimum rental income is recognized on a straight-line basis over the term of the lease. The excess of rents recognized over amounts contractually due are included in deferred rents receivable on

                      RECKSON OPERATING PARTNERSHIP, L. P.

1. DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) the accompanying balance sheets. Contractually due but unpaid rents are included in tenant receivables on the accompanying balance sheets. Certain lease agreements provide for reimbursement of real estate taxes, insurance, common area maintenance costs and indexed rental increases, which are recorded on an accrual basis.

    The Operating Partnership records interest income on investments in mortgage notes and notes receivable on an accrual basis of accounting. The Operating Partnership does not accrue interest on impaired loans where, in the judgment of management, collection of interest according to the contractual terms is considered doubtful. Among the factors the Operating Partnership considers in making an evaluation of the collectibility of interest are, the status of the loan, the value of the underlying collateral, the financial condition of the borrower and anticipated future events. Loan discounts are amortized over the life of the real estate using the constant interest method.

NET INCOME PER COMMON PARTNERSHIP UNIT

    Net income per common partnership unit is determined by allocating net income after preferred distributions to the general and limited partners' based on their weighted average common partnership units outstanding during the respective periods presented.

DISTRIBUTIONS TO PREFERRED UNIT HOLDERS

    Holders of preferred units of limited partnership interest are entitled to distributions based on the stated rates of return (subject to adjustment) for those units.

    Holders of preferred units of general partnership interest are entitled to distributions based on an annual distribution rate of 7.625%.

CAPITALIZED INTEREST

    Interest incurred on borrowings used to fund the property development and construction are capitalized as developments in progress and allocated to the individual property costs once construction is completed

CONSTRUCTION OPERATIONS

    Construction operations are accounted for utilizing the completed contract method. Under this method, costs and related billings are deferred until the contract is substantially complete. Estimated losses on uncompleted contracts are recorded in the period that management determines that a loss may be incurred.

RECLASSIFICATIONS

    Certain prior year amounts have been reclassified to conform to the current year presentation.

2. MORTGAGE NOTES PAYABLE

    At December 31, 1998, there were 17 mortgage notes payable with an aggregate outstanding principal amount of approximately $253 million. Properties with an aggregate carrying value at December 31, 1998 of approximately $330 million are pledged as collateral against the mortgage notes

                      RECKSON OPERATING PARTNERSHIP, L. P.

2. MORTGAGE NOTES PAYABLE (CONTINUED)
payable. In addition, $48.6 million of the $253 million are recourse to the Operating Partnership. The mortgage notes bear interest at rates ranging from 6.45% to 9.25%, and mature between 1999 and 2012. The weighted average interest rate on the outstanding mortgage notes payable at December 31, 1998 is 7.8%. Certain of the mortgage notes payable are guaranteed by certain minority partners in the Operating Partnership.

    Scheduled principal repayments during the next five years and thereafter are as follows (in thousands):

YEAR ENDED DECEMBER 31,
----------------------------------------------------------------------------------
1999..............................................................................  $   10,752
2000..............................................................................      32,131
2001..............................................................................      19,440
2002..............................................................................      12,937
2003..............................................................................      19,295
Thereafter........................................................................     158,908
                                                                                    ----------
                                                                                    $  253,463
                                                                                    ----------
                                                                                    ----------

3. CREDIT FACILITIES

    On July 23, 1998, the Operating Partnership obtained a three year $500 million unsecured revolving credit facility (the "Credit Facility") from Chase Manhattan Bank, Union Bank of Switzerland and PNC Bank as co-managers of the credit facility bank group. Interest rates on borrowings under the Credit Facility are priced off of LIBOR plus a sliding scale ranging from 112.5 basis points to 137.5 basis points based on the leverage ratio of the Operating Partnership. Upon the Operating Partnership receiving an investment grade rating on its senior unsecured debt by two rating agencies, the pricing is adjusted based off of LIBOR plus a scale ranging from 65 basis points to 90 basis points depending upon the rating. The Credit Facility replaced and restructured the Operating Partnership's existing $250 million unsecured credit facility and $200 million unsecured bridge facility. As a result, certain deferred loan costs incurred in connection with those facilities were written off. Such amount has been reflected as an extraordinary loss on the Operating Partnership's statement of operations. The Operating Partnership utilizes the Credit Facility primarily to finance the acquisitions of properties and other real estate investments, fund its development activities and for working capital purposes. At December 31, 1998, the Operating Partnership had availability under the Credit Facility to borrow an additional $8.1 million (net of $26.1 million of outstanding undrawn letters of credit).

    On December 4, 1998, the Operating Partnership obtained a one year $50 million unsecured term loan (the "Term Loan") from Chase Manhattan Bank. On January 13, 1999, the Operating Partnership and Chase Manhattan Bank increased the total availability under the Term Loan to $75 million. Interest rates on borrowings under the Term Loan are priced off LIBOR plus 150 basis points for the first nine months and 175 basis points for the remaining three months. At December 31, 1998, the Operating Partnership had availability under the Term Loan to borrow an additional $30 million which was increased to $55 million on January 13, 1999.

    The Operating Partnership capitalized interest incurred on borrowings to fund certain development costs in the amount of $7,344,102, $2,351,201 and $800,434 for the years ended December 31, 1998, 1997 and 1996, respectively.

                      RECKSON OPERATING PARTNERSHIP, L. P.

4. SENIOR UNSECURED NOTES

    On August 28, 1997, the Operating Partnership sold $150 million of 10-year senior unsecured notes in a privately placed transaction. The senior unsecured notes were priced at par with interest at 110 basis points over the 10- year treasury note for an all in coupon of 7.2%. Interest is payable semiannually with principal and unpaid interest due on August 28, 2007.

5. LAND LEASES

    The Operating Partnership leases, pursuant to noncancellable operating leases, the land on which ten of its buildings were constructed. The leases, which contain renewal options, expire between 2018 and 2080. The leases contain provisions for scheduled increases in the minimum rent and one of the leases additionally provides for adjustments to rent based upon the fair market value of the underlying land at specified intervals. Minimum ground rent is recognized on a straight-line basis over the terms of the leases. The excess of amounts recognized over amounts contractually due is approximately $2,316,000 and $1,948,000 at December 31, 1998 and 1997 respectively. These amounts are included in accrued expenses and other liabilities on the accompanying balance sheets. Future minimum lease commitments relating to the land leases as of December 31, 1998 are as follows (in thousands):

1999...............................................................  $   1,781
2000...............................................................      1,783
2001...............................................................      1,800
2002...............................................................      1,819
2003...............................................................      1,818
Thereafter.........................................................     50,174
                                                                     ---------
                                                                     $  59,175
                                                                     ---------
                                                                     ---------

6. PARTNERS' CAPITAL

    The Operating Partnership made loans to certain senior officers to purchase units at market prices ranging from $12.13 per unit to $21.94 per unit. The loans bear interest at rates ranging between 8% to 8.5% and are secured by the units purchased. Approximately $436 thousand of such loans will be forgiven ratably at each anniversary of employment over a three to four year period and approximately $176,000 of such loans is due and payable with accrued interest on January 9, 2002. The loan balances of approximately $248,000 and $362,000 at December 31, 1998 and 1997, respectively have been included as a reduction of general partner's capital on the accompanying consolidated statement of partners' capital.

    On April 21, 1998, the Operating Partnership issued 25,000 Series B preferred units of limited partnership interest at a stated value of $1,000 per unit and 11,518 Series C preferred units of limited partnership interest at a stated valued of $1,000 per unit in connection with the acquisition of the Cappelli portfolio. The Series B preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $32.51 for each preferred unit. The Series C preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $29.39 for each preferred unit.

    During the year ended December 31, 1998, the Operating Partnership issued 2,265,261 units of general partnership interest to the Company in exchange for approximately $53 million. The proceeds were used to repay borrowings under the credit facilities.

                      RECKSON OPERATING PARTNERSHIP, L. P.

6. PARTNERS' CAPITAL (CONTINUED)
    Additionally, the Operating Partnership issued 9,200,000 Series A preferred units of general partnership interest to the Company in exchange for approximately $221 million. The Series A preferred units have a liquidation preference of $25 per unit, a distribution rate of 7.625% and are convertible to common units at a conversion rate of .8769 common units for each preferred unit.

    On July 2, 1998, the Operating Partnership issued 6,000 Series D preferred units of limited partnership interest at a stated value of $1,000 per unit in connection wit the acquisition of the remaining 50% interest in 360 Hamilton Avenue located in White Plains, New York. The Series D preferred units have a current distribution rate of 6.25% and are convertible to common units at a conversion price of approximately $29.12 for each preferred unit.

7. RELATED PARTY TRANSACTIONS

    The Operating Partnership, through its subsidiaries and affiliates, provides management, leasing and other tenant related services to the Properties. Certain executive officers of the Company have continuing ownership interests in the unconsolidated service companies.

    The Operating Partnership in connection with its formation, was granted options, exercisable over a 10 year period to acquire six properties owned by the Reckson Group (the "Predecessor") (the "Reckson Option Properties") and four properties in which the Predecessor owns a non-controlling minority interest (the "Other Option Properties" and, together with the Reckson Option Properties, the "Option Properties") at a purchase price equal to the lesser of (i) a fixed purchase price and (ii) the Net Operating Income, as defined, attributable to such Option Property during the 12 month period preceding the exercise of the option divided by a capitalization rate of 11.5%, but the purchase price shall in no case be less than the outstanding balance of the mortgage debt encumbering the Option Property on the acquisition date.

    As of December 31, 1998, the Operating Partnership acquired four of the Reckson Option Properties for an aggregate purchase price of approximately $35 million. In connection with the purchase of such Option Properties the Operating Partnership issued 475,032 common units at prices ranging from $16.38 per unit to $21.00 per unit (split adjusted) as partial consideration in the transactions. Such units were issued to certain members of management and entities whose partners included members of management. Additionally, during 1998, one of the Other Option Properties was sold by the Predecessor to a third party.

    The Operating Partnership made construction loan advances to fund certain redevelopment and leasing costs relating to one of the Other Option Properties. At December 31, 1997 and 1996, advances due the Operating Partnership were approximately $4,200,000 and $2,940,000, respectively. Such amounts bear interest at the rate of 11% per annum and are due on demand. In January 1998, the outstanding advances including accrued and unpaid interest was repaid in full.

    The Operating Partnership and RSI have entered into an intercompany agreement (the "Reckson Intercompany Agreement") to formalize their relationship and to limit conflicts of interest. Under the Reckson Intercompany Agreement, RSI granted the Operating Partnership a right of first opportunity to make any REIT -qualified investment that becomes available to RSI. In addition, if a REIT-qualified investment opportunity becomes available to an affiliate of RSI, including RSVP, the Reckson Intercompany Agreement requires such affiliate to allow the Operating Partnership to participate in such opportunity to the extent of RSI's interest.

                      RECKSON OPERATING PARTNERSHIP, L. P.

7. RELATED PARTY TRANSACTIONS (CONTINUED)
    Under the Reckson Intercompany Agreement, the Operating Partnership granted RSI a right of first opportunity to provide commercial services to the Operating Partnership and its tenants. RSI will provide services to the Operating Partnership at rates and on terms as attractive as either the best available for comparable services in the market or those offered by RSI to third parties. In addition, the Operating Partnership will give RSI access to its tenants with respect to commercial services that may be provided to such tenants and,under the Reckson Intercompany Agreement, subject to certain conditions, the Operating Partnership granted RSI a right of first refusal to become the lessee of any real property acquired by the Operating Partnership if the Operating Partnership determines that, consistent with Reckson's status as a REIT, it is required to enter into a "master" lease agreement.

    On March 23, 1998, the Company sold approximately $5.9 million of common stock to RSI at the market closing price of $25 per share. The Operating Partnership loaned RSI the $5.9 million to execute this transaction. Such amount was repaid to the Operating Partnership by RSI during August 1998.

    On June 11, 1998, the Operating Partnership distributed its 95% voting common stock interest in RSI of approximately $3 million to its partners. Additionally, during June 1998, the Operating Partnership established a credit facility with RSI (the"RSI Facility") in the amount of $100 million for RSI's service sector operations and other general corporate purposes. As of December 31, 1998, the Company had advanced $33.7 million under the RSI facility all of which is outstanding. In addition, the Operating Partnership approved the funding of investments of up to $100 million with or in RSVP (the "RSVP Commitment"), through RSVP-controlled joint venture REIT-qualified investments or advances made to RSI under terms similar to the RSI Facility. As of December 31, 1998, approximately $17.3 million had been invested through the RSVP Commitment, of which $10.1 million represents RSVP controlled joint venture investments and $7.2 million represents advances to RSI under the RSVP Commitment. Such amounts have been included in investment in real estate joint ventures and investments in and advances to affiliates, respectively, on the Operating Partnership's balance sheet.

    On August 27, 1998 the Operating Partnership announced the formation of a joint venture with RSVP and the Dominion Group, an Oklahoma-based, privately-owned group of companies that focuses on the development, acquisition and ownership of government occupied office buildings and correctional facilities. The new venture, Dominion Properties LLC (the "Dominion Venture"), is owned by Dominion Venture Group LLC, and by a subsidiary of the Operating Partnership. The Dominion Venture will engage primarily in acquiring, developing and/or owning government-occupied office buildings and privately operated correctional facilities. Under the Dominion Venture's operating agreement, RSVP is to invest up to $100 million, some of which may be invested by the Operating Partnership (the "RSVP Capital"). The initial contribution of RSVP Capital was approximately $39 million of which approximately $10.1 million was invested by a subsidiary of the Operating Partnership. The Operating Partnership's subsidiary funded its capital contribution through the RSVP Commitment. In addition, the Operating Partnership advanced approximately $2.9 million to RSI through the RSVP Commitment for an investment in RSVP which was then invested on a joint venture basis with the Dominion Group in certain service business activities related to the real estate activities. As of December 31, 1998, the Dominion Venture had investments in 11 government office buildings and two correctional facilities.

    During 1998, the Operating Partnership made investments in and advances to RMG of approximately $29.5 million. Such investments and advances were used by RMG in connection with RMG's acquisition of an approximate 64% ownership interest in an executive office suite business.

                      RECKSON OPERATING PARTNERSHIP, L. P.

7. RELATED PARTY TRANSACTIONS (CONTINUED)
Concurrently with RMG's investment, RSI received an option to purchase RMG's interest at cost plus 8%. RMG is owned 97% by the Operating Partnership and 3% by an entity owned by certain officers of the Company. On November 9, 1998, RSI exercised its option and, as a result RMG earned income during the period of ownership of approximately $707,000. In addition, RSI assumed the outstanding debt plus accrued interest owing to the Operating Partnership.

8. COMMERCIAL REAL ESTATE INVESTMENTS

    During 1997, the Operating Partnership acquired five office properties encompassing approximately 881,000 square feet and 15 industrial properties encompassing approximately 968,000 square feet on Long Island for an aggregate purchase price of approximately $131 million.

    During 1997, the Operating Partnership acquired eight office properties encompassing approximately 830,000 square feet and three industrial properties encompassing approximately 163,000 square feet in Westchester for an aggregate purchase price of approximately $117 million. In addition, the Operating Partnership acquired approximately 32 acres of land located in Westchester for a purchase price of approximately $8 million.

    During 1997, the Operating Partnership acquired one industrial property encompassing approximately 452,000 square feet in Connecticut for a purchase price of approximately $27 million.

    During 1997, the Operating Partnership acquired 13 office properties encompassing approximately 1.5 million square feet and one industrial property encompassing approximately 128,000 square feet in New Jersey for an aggregate purchase price of approximately $156 million. In addition, the Operating Partnership acquired approximately 303 acres of land located in New Jersey for an aggregate purchase price of approximately $16.2 million.

    In October 1997, the Operating Partnership sold 671 Old Willets Path in Hauppauge, New York for approximately $725,000 and recorded a gain on the sale of approximately $672,000.

    On January 6, 1998, the Operating Partnership made an initial investment in the Morris Companies, a New Jersey developer and owner of "Big Box" warehouse facilities. The Morris Companies properties include 23 industrial buildings encompassing approximately 4.0 million square feet. In connection with the transaction the Morris Companies contributed 100% of their interests in certain industrial properties to RMI in exchange for operating partnership units in RMI. The Operating Partnership has agreed to invest up to $150 million in the Morris Companies. As of December 31, 1998, the Operating Partnership has invested approximately $93.8 million for an approximate 71.8% controlling interest in RMI.

    During 1998, the Operating Partnership acquired three office properties encompassing approximately 674,000 square feet, two industrial properties encompassing approximately 200,000 square feet and approximately 79.9 acres of vacant land which allows for approximately 816,000 square feet of future development opportunities on Long Island for an aggregate purchase price of approximately $82.8 million.

    During 1998, the Operating Partnership acquired four office properties encompassing approximately 522,000 square feet, six industrial properties encompassing approximately 985,000 square feet and approximately 112.2 acres of vacant land which allows for approximately 815,000 square feet of future development opportunities in New Jersey for an aggregate purchase price of approximately $138.1 million.

                      RECKSON OPERATING PARTNERSHIP, L. P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)
    During 1998, the Operating Partnership acquired Stamford Towers located in Stamford, Connecticut for approximately $61.3 million. Stamford Towers is a Class A office complex consisting of two eleven story towers totaling approximately 325,000 square feet.

    During 1998, the Operating Partnership acquired a portfolio of six office properties encompassing approximately 980,000 square feet in Westchester County, New York from Cappelli Enterprises and affiliated entities ("Cappelli") for a purchase price of approximately $173 million. The Cappelli acquisition includes a five building, 850,000 square foot Class A office park in Valhalla and Court House Square, a 130,000 square foot Class A office building located in White Plains. The Operating Partnership also obtained from Cappelli the remaining 50% interest in 360 Hamilton Avenue, a 365,000 square foot vacant office tower in downtown White Plains for $10 million plus the return of his capital contributions of approximately $1.5 million. In addition, the Operating Partnership received an option from Cappelli to acquire the remaining development parcels within the Valhalla office park on which up to 875,000 square feet of office space can be developed. These acquisitions were financed in part through proceeds from a draw under the credit facilities, the issuance of 42,518 (approximately $42.5 million) preferred operating partnership units (the "Cappelli Preferred Units"), and the assumption of approximately $47.1 million of mortgage debt. Additionally, during 1998, the Operating Partnership issued and advanced to Cappelli $19 million under two liquidity loans (the "Cappelli Liquidity Loans"). The Cappelli Liquidity Loans bear interest at rates ranging from 10% to 10.5% per annum and are secured by Cappelli's right, title and interest in the Cappelli Preferred Units. Such amounts have been included in investments in mortgage notes and notes receivable on the accompanying balance sheet. On February 3, 1999, the Operating Partnership made an additional $5 million advance under the Cappelli Liquidity Loans.

    In July 1998, the Company formed a joint venture, Metropolitan Partners LLC, a Delaware limited liability company ("Metropolitan"), with Crescent Real Estate Equities Company, a Texas real estate investment trust ("Crescent"). Pursuant to a merger agreement executed on July 9, 1998 and amended and restated on August 11, 1998 (the "Initial Merger Agreement") between Metropolitan, the Company, Crescent and Tower Realty Trust Inc., a Maryland corporation ("Tower"), Metropolitan agreed, subject to the terms and conditions of the Merger Agreement, to purchase the common stock of Tower.

    Prior to the execution of the Initial Merger Agreement, Metropolitan identified certain potential tax issues regarding Tower's operations. Metropolitan entered into the Initial Merger Agreement only after Tower made detailed representations and warranties purporting to address these issues. In the course of due diligence, however, Metropolitan, the Company and Crescent discovered that these representations and warranties may not be correct and discussed these concerns with Tower, specifically advising Tower that they were not terminating the Initial Merger Agreement at that time. Metropolitan, the Company and Crescent invited Tower to respond to these concerns. However, on November 2, 1998, Tower filed a complaint in the Supreme Court of the State of New York alleging Metropolitan, the Company and Crescent willfully breached the Initial Merger Agreement. Tower, in the complaint, was seeking declaratory and other relief, including damages of not less than $75 million and specific performance by Metropolitan, the Company and Crescent of their obligations under the Initial Merger Agreement.

    On December 8, 1998, the Company, Metropolitan and Tower executed a revised merger agreement (the "Revised Merger Agreement"), pursuant to which Tower will be merged (the "Merger") into Metropolitan, with Metropolitan surviving the Merger. Concurrently with the Merger,

                      RECKSON OPERATING PARTNERSHIP, L. P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)
Tower Realty Operating Partnership, L.P. ("Tower OP") will be merged with and into a subsidiary of Metropolitan. The consideration to be issued in the mergers will be comprised of (i) 25% cash and (ii) 75% of shares of Class B Exchangeable Common Stock, par value $.01 per share, of the Company (the "Class B Common Stock"), or in certain circumstances described below, shares of Class B Common Stock and unsecured notes of the Operating Partnership. The Company controls Metropolitan and owns 100% of the common equity; Crescent owns a preferred equity investment in Metropolitan. The Revised Merger Agreement replaces the Initial Merger Agreement (which at that time was a 50/50 joint venture between the Company and Crescent) relating to the acquisition by Metropolitan of Tower for $24 per share.

    Pursuant to the terms of the Revised Merger Agreement, holders of shares of outstanding common stock of Tower ("Tower Common Stock"), and outstanding units of limited partnership interest of Tower OP will have the option to elect to receive cash or shares of Class B Common Stock, subject to proration. Under the terms of the transaction, Metropolitan will effectively pay for each share of Tower Common Stock and each unit of limited partnership interest of Tower OP the sum of (i) $5.75 in cash, and (ii) 0.6273 of a share of Class B Common Stock. The shares of Class B Common Stock are entitled to receive an initial annual dividend of $2.24 per share and is subject to adjustment annually. The shares of Class B Common Stock are exchangeable at any time, at the option of the holder, into an equal number of shares of common stock, par value $.01 per share, of the Company subject to customary antidilution adjustments. The Company, at its option, may redeem any or all of the Class B Common Stock in exchange for an equal number of shares of the Company's common stock at any time following the four year, six-month anniversary of the issuance of the Class B Common Stock. The Company's Board of Directors have recommended to the Company's stockholders the approval of a proposal to issue a number of shares of Class B Common Stock equal to 75% of the sum of (i) the number of outstanding shares of the Tower Common Stock and (ii) the number of Tower OP limited partnership units, in each case, at the effective time of the mergers. If the stockholders of the Company do not approve the issuance of the Class B Common Stock as proposed, the Revised Merger Agreement provides that approximately one-third of the consideration that was to be paid in the form of Class B Common Stock will be replaced by senior unsecured notes of the Operating Partnership, which notes will bear interest at the rate of 7% per annum and have a term of ten years. In addition, if the stockholders of the Company do not approve the issuance of Class B Common Stock as proposed and the Board of Directors of the Company withdraws or amends or modifies in any material respect its recommendation for, approval of such proposal, then the total principal amount of notes to be issued and distributed in the Merger will be increased by $15 million.

    Simultaneously with the execution of the Revised Merger Agreement, Metropolitan and Tower executed and consummated a stock purchase agreement (the "Series A Stock Purchase Agreement") pursuant to which Metropolitan purchased from Tower approximately 2.2 million shares of Series A Convertible Preferred Stock, par value $.01 per share, of Tower (the "Tower Preferred Stock"), for an aggregate purchase price of $40 million, $30 million of which was funded through a capital contribution by the Company to Metropolitan and which is included in prepaid expenses and other assets on the accompanying balance sheet. The Tower Preferred Stock has a stated value of $18.44 per share and is convertible by Metropolitan into an equal number of shares of Tower Common Stock at anytime after the termination, if any, of the Revised Merger Agreement, subject to customary antidilution adjustments. The Tower Preferred Stock is entitled to receive dividends equivalent to those paid on the Tower Common Stock. If the Revised Merger Agreement is not consummated and a court of competent jurisdiction issues a final, non-appealable judgment determining that the Company and

                      RECKSON OPERATING PARTNERSHIP, L. P.

8. COMMERCIAL REAL ESTATE INVESTMENTS (CONTINUED)
Metropolitan are obligated to consummate the Merger but have failed to do so, or determining that the Company and Metropolitan failed to use their reasonable best efforts to take all actions necessary to cause certain closing conditions to be satisfied, Metropolitan is obligated to return to Tower $30 million of the Series A Preferred Stock.

    Immediately prior to the execution of the Revised Merger Agreement and consummation of the Series A Stock Purchase Agreement, the Company and Crescent executed the amended and restated operating agreement of Metropolitan (the "Metropolitan Operating Agreement") pursuant to which Crescent agreed to purchase a convertible preferred membership interest (the "Preferred Interest") in Metropolitan for an aggregate purchase price of $85 million. Ten million dollars of the purchase price was paid by Crescent to Metropolitan upon execution of the Metropolitan Operating Agreement to acquire the Tower Preferred Stock and the remaining portion is payable prior to the closing of the Merger and is expected to be used to fund a portion of the cash merger consideration. Upon closing of the Merger, Crescent's investment will accrue distributions at a rate of 7.5% per annum for a two-year period and may be redeemed by Metropolitan at any time during that period for $85 million, plus an amount sufficient to provide a 9.5% internal rate of return. If Metropolitan does not redeem the preferred interest, upon the expiration of the two-year period, Crescent must convert its interest into either (i) a common membership interest in Metropolitan or (ii) shares of the Company's common stock at a conversion price of $24.61.

    In connection with the revised transaction, Tower, the Company and Crescent have exchanged mutual releases for any claims relating to the Initial Merger Agreement.

    The Company anticipates that it will dispose of the assets in the Tower portfolio located outside of New York. In addition, the Company is also considering the disposition of certain of the Tower properties located in New York.

    In addition, the Operating Partnership has invested approximately $61.3 million in certain mortgage indebtedness encumbering four Class A office properties encompassing approximately 577,000 square feet, a 825,000 square foot industrial building located in New Jersey and a 400 acre parcel of land located in New Jersey. In addition, the Operating Partnership loaned approximately $17 million to its minority partner in Omni, its flagship Long Island office property, and effectively increased its economic interest in the property owning partnership.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS

    The following disclosures of estimated fair value at December 31, 1998 were determined by management, using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    Disclosure about fair value of financial instruments is based on pertinent information available to management as of December 31, 1998. Although management is not aware of any factors that would significantly affect the reasonable fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.

    Cash equivalents and variable rate debt are carried at amounts which reasonably approximate their fair values.

                      RECKSON OPERATING PARTNERSHIP, L. P.

9. FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)
    Mortgage notes payable have an estimated aggregate fair value which approximates its carrying value. Estimated fair value is based on interest rates currently available to the Operating Partnership for issuance of debt with similar terms and remaining maturities.

10. RENTAL INCOME

    The Properties are being leased to tenants under operating leases. The minimum rental amount due under certain leases are generally either subject to scheduled fixed increases or indexed escalations. In addition, the leases generally also require that the tenants reimburse the Operating Partnership for increases in certain operating costs and real estate taxes above base year costs.

    Included in base rents and tenant escalations and reimbursements in the accompanying statements of operations are amounts from Reckson Executive Centers, LLC, a service business of the Operating Partnership through March 31, 1998 and, a related party as follows (in thousands):

                                                                                    TENANT
                                                                                ESCALATIONS AND
FOR THE PERIODS                                                   BASE RENTS    REIMBURSEMENTS
----------------------------------------------------------------  -----------  -----------------
January 1 through March 31, 1998................................   $     597       $     149
Year ended December 31, 1997....................................   $   2,154       $     441
Year ended December 31, 1996....................................   $   1,898       $     417

    Expected future minimum rents to be received over the next five years and thereafter from leases in effect at December 31, 1998 are as follows (in thousands):

1999.............................................................  $ 241,071
2000.............................................................    222,112
2001.............................................................    187,503
2002.............................................................    165,730
2003.............................................................    135,441
Thereafter.......................................................    386,953
                                                                   ---------
                                                                   1,338,810
                                                                   ---------
                                                                   ---------

11. SEGMENT DISCLOSURE

    The Operating Partnership's portfolio consists of Class A suburban office and industrial properties located in the Tri-State Area of Long Island, Westchester, Southern Connecticut and New Jersey. In addition, with the acquisition and merger transaction with Tower, the Operating Partnership has entered the Manhattan office market. Additionally the Operating Partnership's portfolio includes 23 industrial properties owned by RMI. Each of the divisions has a managing director who reports directly to the Chief Operating Officer and Chief Financial Officer who have been identified as the Chief Operating Decision Makers ("CODM") because of their final authority over resource allocation decisions and performance assessment.

    The CODM evaluates the operating performance of these divisions based on geographic area. In addition, as the Operating Partnership expects to meet its short term liquidity requirements in part through the Credit Facility and Term Loan, interest incurred on borrowings under the Credit Facility and Term Loan is not considered as part of property operating performance. The accounting policies of

                      RECKSON OPERATING PARTNERSHIP, L. P.

11. SEGMENT DISCLOSURE (CONTINUED)
the reportable segments are the same as those described in the summary of significant accounting policies.

    The following table sets forth the components of the Operating Partnership's revenues and expenses and other related disclosures as required by FAS Statement 131 for the year ended December 31, 1998 (in thousands):

                                                                           SOUTHERN                            CONSOLIDATED
                                   LONG ISLAND  WESTCHESTER  NEW JERSEY   CONNECTICUT     RMI        OTHER        TOTALS
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
REVENUES:
  Base rents.....................   $ 102,421    $  51,983    $  35,425    $  22,134   $   12,740  $       --   $  224,703
  Tenant escalations and
    reimbursements...............      10,721        7,433        3,746        3,242        2,397         205       27,744
  Equity in earnings of service
    companies....................          --           --           --           --           --       1,233        1,233
  Equity in earnings of real
    estate joint ventures........          --           --           --           --           --         603          603
  Interest income on mortgage
    notes and notes receivable...          --           --           --           --           --       7,739        7,739
  Investment and other income....         407           15           29            9           --       3,830        4,290
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Revenues...................     113,549       59,431       39,200       25,385       15,137      13,610      266,312
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
EXPENSES:
  Property operating expenses....      20,774       13,476        5,245        5,932          392       2,100       47,919
  Real estate taxes..............      20,400        7,379        4,442        1,125        2,195          --       35,541
  Ground rents...................       1,681            1           34           --           --          45        1,761
  Marketing, general and
    administrative...............       6,835        1,530        1,820        1,514          456       2,875       15,030
  Interest.......................       9,281        3,421           15        3,934        1,101      30,043       47,795
  Depreciation and
    amortization.................      20,930       10,810        7,536        4,425        3,491       5,765       52,957
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Expenses...................      79,901       36,617       19,092       16,930        7,635      40,828      201,003
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Income before distributions to
  preferred unitholders, minority
  interests' and extraordinary
  items..........................   $  33,648    $  22,814    $  20,108    $   8,455   $    7,502  $  (27,218)  $   65,309
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
Total Assets.....................   $ 518,648    $ 405,836    $ 170,623    $ 329,365   $  156,430  $  273,618   $1,854,520
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------
                                   -----------  -----------  -----------  -----------  ----------  ----------  ------------

                      RECKSON OPERATING PARTNERSHIP, L. P.

12. NON-CASH INVESTING AND FINANCING ACTIVITIES

    Additional supplemental disclosures of non-cash investing and financing activities are as follows (in thousands):

    (1) In January 1997, the Operating Partnership acquired one of the Reckson Option Properties as follows:

Mortgage assumed....................................................  $   4,667
Issuance of 203,804 common units....................................      4,280
Cash paid...........................................................         61
                                                                      ---------
Total purchase price................................................  $   9,008
                                                                      ---------
                                                                      ---------

    (2) In November 1997, the Operating Partnership purchased a 181,000 square foot industrial building located in Hauppauge, New York as follows:

Mortgage assumed and repaid.........................................  $   3,037
Issuance of 62,905 common units.....................................      1,578
Cash paid...........................................................         10
                                                                      ---------
Total purchase price................................................  $   4,625
                                                                      ---------
                                                                      ---------

    (3) In December 1997, the Operating Partnership purchased a 92,000 square foot industrial building located in Elmsford, New York as follows:

Issuance of 183,469 common units....................................  $   4,700
                                                                      ---------
                                                                      ---------

    On January 2, 1998, the Operating Partnership issued an additional 18,752 common units in connection with the acquisition of a 92,000 square foot industrial building located in Elmsford, New York for an additional non cash investment of approximately $.48 million.

    On January 6, 1998, the Operating Partnership acquired an office property located in Uniondale, New York which included the issuance of 513,259 common units for a total non cash investment of $12 million. Additionally, in connection with the Operating Partnership's investment in the Morris Companies, the Operating Partnership assumed approximately $10.8 million of indebtedness net of minority partners interest.

    On April 21, 1998, in connection with the acquisition of the Cappelli portfolio, the Operating Partnership assumed approximately $45.1 million of indebtedness and issued 36,518 (approximately $36.6 million) units of limited partnership interest for a total non cash investment of approximately $81.7 million. Additionally, in connection with the acquisition of 155 Passaic Avenue in Fairfield, New Jersey, the Operating Partnership issued 1,979 common units for a total non cash investment of approximately $50,000.

    On June 11, 1998, the Operating Partnership distributed its 95% common stock interest in RSI of approximately $3 million to its partners.

    On July 2, 1998, in connection with the acquisition of 360 Hamilton Avenue located in White Plains, New York, the Operating Partnership issued 6,000 Series D preferred units for a total non cash

                      RECKSON OPERATING PARTNERSHIP, L. P.

12. NON-CASH INVESTING AND FINANCING ACTIVITIES (CONTINUED) investment of $6.0 million and assumed approximately $2 million of indebtedness for a total non cash investment of approximately $8 million.

    On August 13, 1998, in connection with the acquisition of two office properties located in Parsippany, New Jersey, the Operating Partnership issued 50,072 OP Units for a total non cash investment of approximately $1.2 million.

    During 1998, in connection with the Operating Partnership's investment in the Morris Companies, the Operating Partnership assumed approximately $23 million of indebtedness ($16.9 million net of minority partners interest). In addition, the Morris Companies contributed net assets of approximately $36 million to the Operating Partnership in exchange for an approximate 28.2% minority partners interest in RMI.

13. COMMITMENTS AND OTHER COMMENTS

    The Operating Partnership had outstanding undrawn letters of credit against its credit facilities of approximately $26.1 million and $4 million at December 31, 1998 and 1997, respectively

14. QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following summary represents the Operating Partnership's results of operations for each quarter during 1998 and 1997 (in thousands, except unit data):

                                                                                1998
                                                     -----------------------------------------------------------
                                                        FIRST
                                                       QUARTER     SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER
                                                     ------------  --------------  -------------  --------------
Total revenues.....................................   $   55,062    $     66,267    $    71,595    $     73,388
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Income before distributions to preferred unit
  holders, minority interests and extraordinary
  items............................................   $   12,387    $     17,664    $    17,348    $     17,910
Preferred distributions............................           --          (4,168)        (5,034)         (5,042)
Minority partners' interest in consolidated
  partnerships income..............................         (561)           (712)          (665)           (881)
Extraordinary (loss)...............................           --              --         (1,993)             --
                                                     ------------  --------------  -------------  --------------
Net income available to common unit holders........   $   11,826    $     12,784    $     9,656    $     11,987
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Net income:
  General Partner..................................   $    9,835    $     10,022    $     8,770    $     10,040
  Limited Partners'................................        1,991           2,762            886           1,947
                                                     ------------  --------------  -------------  --------------
Total..............................................   $   11,826    $     12,784    $     9,656    $     11,987
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Net income per common unit:
  General Partner..................................   $      .26    $        .25    $       .22    $        .25
  Limited Partners'................................   $      .26    $        .36    $       .11    $        .25
Weighted average common units outstanding:
  General Partner..................................   38,182,577      39,636,815     40,011,627      40,034,781
  Limited Partners'................................    7,709,228       7,694,349      7,741,227       7,764,630

                      RECKSON OPERATING PARTNERSHIP, L. P.

14. QUARTERLY FINANCIAL DATA (UNAUDITED) (CONTINUED)

                                                                                1997
                                                     -----------------------------------------------------------
                                                        FIRST
                                                       QUARTER     SECOND QUARTER  THIRD QUARTER  FOURTH QUARTER
                                                     ------------  --------------  -------------  --------------
Total revenues.....................................   $   31,670    $     36,188    $    40,328    $     45,162
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Income before, minority interests and extraordinary
  items............................................   $    8,806    $     12,006    $    11,544    $     13,353
Minority partners' interest in consolidated
  partnerships income..............................         (268)           (228)          (228)           (196)
Extraordinary (loss)...............................           --          (2,362)          (446)             --
                                                     ------------  --------------  -------------  --------------
Net income.........................................   $    8,538    $      9,416    $    10,870    $     13,157
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Net Income:
  General Partner..................................   $    6,760    $      7,823    $     9,039    $     11,120
  Limited Partners'................................        1,778           1,593          1,831           2,037
                                                     ------------  --------------  -------------  --------------
Total..............................................   $    8,538    $      9,416    $    10,870    $     13,157
                                                     ------------  --------------  -------------  --------------
                                                     ------------  --------------  -------------  --------------
Net income per unit:
  General Partner..................................   $      .25    $        .23    $       .26    $        .31
  Limited Partners'................................   $      .26    $        .23    $       .26    $        .29
Weighted average common units outstanding:
  General Partner..................................   26,569,162      34,298,137     34,477,050      35,445,213
  Limited Partners'................................    6,960,428       6,974,814      6,974,031       7,153,848

15. PRO FORMA RESULTS (UNAUDITED)

    The following unaudited pro forma operating results of the Operating Partnership for the year ended December 31, 1998 have been prepared as if the property acquisitions made during 1998 had occurred on January 1, 1998. Unaudited pro forma financial information is presented for informational purposes only and may not be indicative of what the actual results of operations of the Operating Partnership would have been had the events occurred as of January 1, 1998, nor does it purport to represent the results of operations for future periods (in thousands):

Revenues..........................................................  $ 284,643
                                                                    ---------
                                                                    ---------
Income before extraordinary items.................................  $  57,480
                                                                    ---------
                                                                    ---------
Net Income........................................................  $  55,486
                                                                    ---------
                                                                    ---------
Net Income per common unit........................................  $    1.18
                                                                    ---------
                                                                    ---------

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1998
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
Vanderbilt Industrial Park,
  Hauppauge, New York
  (27 buildings in an industrial
  park).................................            B    $   1,940   $     9,955           --     $   9,858    $   1,940
Airport International Plaza,
  Islip, New York
  (17 buildings in an industrial
  park).................................        2,616(C)     1,263        13,608           --        10,133        1,263
County Line Industrial Center,
  Huntington, New York
  (3 buildings in an industrial park)...            B          628         3,686           --         2,638          628
32 Windsor Place,
  Islip, New York.......................            B           32           321           --            46           32
42 Windsor Place,
  Islip, New York.......................            B           48           327           --           542           48
505 Walt Whitman Rd.,
  Huntington, New York..................            B          140            42           --            59          140
1170 Northern Blvd., N.
  Great Neck, New York..................            B           30            99           --            31           30
50 Charles Lindbergh Blvd.,
  Mitchel Field, New York...............       15,479            A        12,089           --         4,179            0
200 Broadhollow Road,
  Melville, New York....................        6,621          338         3,354           --         2,994          338
48 South Service Road,
  Melville, New York....................            B        1,652        10,245           --         3,760        1,652
395 North Service Road,
  Melville, New York....................       21,375            A        15,551           --         6,616            0
6800 Jericho Turnpike,
  Syosset, New York.....................       15,001          582         6,566           --         7,238          582
6900 Jericho Turnpike,
  Syosset, New York.....................        5,279          385         4,228           --         2,531          385
300 Motor Parkway,
  Hauppauge, New York...................            B          276         1,136           --         1,489          276
88 Duryea Road,
  Melville, New York....................            B          200         1,565           --           669          200
210 Blydenburgh Road,
  Islandia, New York....................            B           11           158           --           155           11
208 Blydenburgh Road,
  Islandia, New York....................            B           12           192           --           145           12
71 Hoffman Lane,
  Islandia, New York....................            B           19           260           --           171           19
933 Motor Parkway,
  Hauppauge, New York...................            B          106           375           --           356          106


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

Vanderbilt Industrial Park,
  Hauppauge, New York
  (27 buildings in an industrial
  park).................................   $    19,813   $  21,753   $   12,431     1961-1979    1961-1979    10-30 Years

Airport International Plaza,
  Islip, New York
  (17 buildings in an industrial
  park).................................        23,741      25,004       13,555     1970-1988    1970-1988    10-30 Years

County Line Industrial Center,
  Huntington, New York
  (3 buildings in an industrial park)...         6,324       6,952        4,029     1975-1979    1975-1979    10-30 Years

32 Windsor Place,
  Islip, New York.......................           367         399          315          1971         1971    10-30 Years

42 Windsor Place,
  Islip, New York.......................           869         917          666          1972         1972    10-30 Years

505 Walt Whitman Rd.,
  Huntington, New York..................           101         241           70          1950         1968    10-30 Years

1170 Northern Blvd., N.
  Great Neck, New York..................           130         160          121          1947         1962    10-30 Years

50 Charles Lindbergh Blvd.,
  Mitchel Field, New York...............        16,268      16,268        8,155          1984         1984    10-30 Years

200 Broadhollow Road,
  Melville, New York....................         6,348       6,686        3,454          1981         1981    10-30 Years

48 South Service Road,
  Melville, New York....................        14,005      15,657        6,566          1986         1986    10-30 Years

395 North Service Road,
  Melville, New York....................        22,167      22,167       10,014          1988         1988    10-30 Years

6800 Jericho Turnpike,
  Syosset, New York.....................        13,804      14,386        7,918          1977         1978    10-30 Years

6900 Jericho Turnpike,
  Syosset, New York.....................         6,759       7,144        3,261          1982         1982    10-30 Years

300 Motor Parkway,
  Hauppauge, New York...................         2,625       2,901        1,236          1979         1979    10-30 Years

88 Duryea Road,
  Melville, New York....................         2,234       2,434        1,148          1980         1980    10-30 Years

210 Blydenburgh Road,
  Islandia, New York....................           313         324          277          1969         1969    10-30 Years

208 Blydenburgh Road,
  Islandia, New York....................           337         349          318          1969         1969    10-30 Years

71 Hoffman Lane,
  Islandia, New York....................           431         450          379          1970         1970    10-30 Years

933 Motor Parkway,
  Hauppauge, New York...................           731         837          540          1973         1973    10-30 Years


                                                                      Continued-

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
65 and 85 South Service Road
  Plainview, New York...................            B           40           218           --            10           40
333 Earl Ovington Blvd.,
  Mitchel Field, New York (Omni)........       57,162            A        67,221           --        16,548            0
135 Fell Court,
  Islip, New York.......................            B          462         1,265           --            47          462
40 Cragwood Road,
  South Plainfield, New Jersey..........            B          708         7,131           --         4,772          708
110 Marcus Drive,
  Huntington, New York..................            B          390         1,499           --            97          390
333 East Shore Road,
  Great Neck, New York..................            B            A           564           --           176            0
310 East Shore Road,
  Great Neck, New York..................        2,322          485         2,009           --           304          485
70 Schmitt Blvd.,
  Farmingdale, New York.................          150          727         3,408           --            24          727
19 Nicholas Drive,
  Yaphank, New York.....................            B          160         7,399           --            38          160
1516 Motor Parkway,
  Hauppauge, New York...................            B          603         6,722           --            13          603
125 Baylis Road,
  Melville, New York....................            B        1,601         8,626           --           814        1,601
35 Pinelawn Road,
  Melville, New York....................            B          999         7,073           --         1,937          999
520 Broadhollow Road,
  Melville, New York....................            B          457         5,572           --         1,424          457
1660 Walt Whitman Road,
  Melville, New York....................            B          370         5,072           --           429          370
70 Maxess Road,
  Melville, New York....................            B          367         1,859           95         2,753          462
85 Nicon Court,
  Hauppauge, New York...................            B          797         2,818           --            54          797
104 Parkway Drive So.,
  Hauppauge, New York...................            B           54           804           --           130           54
20 Melville Park Rd.,
  Melville, New York....................            B          391         2,650           --            96          391
105 Price Parkway,
  Hauppauge, New York...................            B        2,030         6,327           --           453        2,030
48 Harbor Park Drive,
  Hauppauge, New York...................            B        1,304         2,247           --            93        1,304
125 Ricefield Lane,
  Hauppauge, New York...................            B           13           852           --           330           13


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

65 and 85 South Service Road
  Plainview, New York...................           228         268          223          1961         1961    10-30 Years

333 Earl Ovington Blvd.,
  Mitchel Field, New York (Omni)........        83,769      83,769       15,947          1990         1995    10-30 Years

135 Fell Court,
  Islip, New York.......................         1,312       1,774          284          1965         1992    10-30 Years

40 Cragwood Road,
  South Plainfield, New Jersey..........        11,903      12,611        6,331          1970         1983    10--30 Years

110 Marcus Drive,
  Huntington, New York..................         1,596       1,986        1,149          1980         1980    10-30 Years

333 East Shore Road,
  Great Neck, New York..................           740         740          473          1976         1976    10-30 Years

310 East Shore Road,
  Great Neck, New York..................         2,313       2,798        1,349          1981         1981    10-30 Years

70 Schmitt Blvd.,
  Farmingdale, New York.................         3,432       4,159          382          1965         1995    10-30 Years

19 Nicholas Drive,
  Yaphank, New York.....................         7,437       7,597          845          1989         1995    10-30 Years

1516 Motor Parkway,
  Hauppauge, New York...................         6,735       7,338          785          1981         1995    10-30 Years

125 Baylis Road,
  Melville, New York....................         9,440      11,041          980          1980         1995    10-30 Years

35 Pinelawn Road,
  Melville, New York....................         9,010      10,009        1,089          1980         1995    10-30 Years

520 Broadhollow Road,
  Melville, New York....................         6,996       7,453        1,097          1978         1995    10-30 Years

1660 Walt Whitman Road,
  Melville, New York....................         5,501       5,871          621          1980         1995    10-30 Years

70 Maxess Road,
  Melville, New York....................         4,612       5,074          385          1967         1995    10-30 Years

85 Nicon Court,
  Hauppauge, New York...................         2,872       3,669          286          1984         1995    10-30 Years

104 Parkway Drive So.,
  Hauppauge, New York...................           934         988           89          1985         1996    10-30 Years

20 Melville Park Rd.,
  Melville, New York....................         2,746       3,137          208          1965         1996    10-30 Years

105 Price Parkway,
  Hauppauge, New York...................         6,780       8,810          603          1969         1996    10-30 Years

48 Harbor Park Drive,
  Hauppauge, New York...................         2,340       3,644          208          1976         1996    10-30 Years

125 Ricefield Lane,
  Hauppauge, New York...................         1,182       1,195          162          1973         1996    10-30 Years


                                                                      Continued-

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
110 Ricefield Lane,
  Hauppauge, New York...................            B           33         1,043           --            52           33
120 Ricefield Lane,
  Hauppauge, New York...................            B           16         1,051           --            30           16
135 Ricefield Lane,
  Hauppauge, New York...................            B           24           906           --           473           24
30 Hub Drive,
  Huntington, New York..................            B          469         1,571           --           295          469
60 Charles Lindbergh,
  Mitchel Field, New York...............            B            A        20,800           --         1,594            0
155 White Plains Rod.,
  Tarrytown, New York...................            B        1,613         2,542           --           876        1,613
2 Church Street,
  Tarrytown, New York...................            B          232         1,307           --           375          232
235 Main Street,
  Tarrytown, New York...................            B          955         5,375           --           760          955
245 Main Street,
  Tarrytown, New York...................            B        1,294         7,284           --           849        1,294
505 White Plains Road,
  Tarrytown, New York...................            B          236         1,332           --           318          236
555 White Plains Road,
  Tarrytown, New York...................            B          712         4,133           51         2,668          763
560 White Plains Road,
  Tarrytown, New York...................            B        1,553         8,756           --         1,795        1,553
580 White Plains Road,
  Tarrytown, New York...................        8,503        2,591        14,595           --         2,040        2,591
660 White Plains Road,
  Tarrytown, New York...................            B        3,929        22,640           45         2,505        3,974
Landmark Square,
  Stamford, Connecticut.................       48,579       11,603        64,466           --        12,176       11,603
110 Bi-County Blvd.,
  Farmingdale, New York.................        4,383        2,342         6,665           --           123        2,342
RREEF Portfolio,
  Hauppauge, New York
  (10 additional buildings in
  Vanderbuilt Industrial Park)..........            B          930        20,619           --         1,880          930
275 Broadhollow Road,
  Melville, New York....................            B        5,250        11,761           --           514        5,250
One Eagle Rock, East
  Hanover, New Jersey...................            B          803         7,563           --         1,580          803
710 Bridgeport Avenue,
  Shelton, Connecticut..................            B        5,405        21,620            7           533        5,412
101 JFK Expressway,
  Short Hills, New Jersey...............            B        7,745        43,889           --         1,019        7,745


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

110 Ricefield Lane,
  Hauppauge, New York...................         1,095       1,128          109          1980         1996    10-30 Years

120 Ricefield Lane,
  Hauppauge, New York...................         1,081       1,097           84          1983         1996    10-30 Years

135 Ricefield Lane,
  Hauppauge, New York...................         1,379       1,403          200          1981         1996    10-30 Years

30 Hub Drive,
  Huntington, New York..................         1,866       2,335          181          1976         1996    10-30 Years

60 Charles Lindbergh,
  Mitchel Field, New York...............        22,394      22,394        2,143          1989         1996    10-30 Years

155 White Plains Rod.,
  Tarrytown, New York...................         3,418       5,031          258          1963         1996    10-30 Years

2 Church Street,
  Tarrytown, New York...................         1,682       1,914          166          1979         1996    10-30 Years

235 Main Street,
  Tarrytown, New York...................         6,135       7,090          612          1974         1996    10-30 Years

245 Main Street,
  Tarrytown, New York...................         8,133       9,427          836          1983         1996    10-30 Years

505 White Plains Road,
  Tarrytown, New York...................         1,650       1,886          183          1974         1996    10-30 Years

555 White Plains Road,
  Tarrytown, New York...................         6,801       7,564        1,043          1972         1996    10-30 Years

560 White Plains Road,
  Tarrytown, New York...................        10,551      12,104        1,494          1980         1996    10-30 Years

580 White Plains Road,
  Tarrytown, New York...................        16,635      19,226        1,786          1997         1996    10-30 Years

660 White Plains Road,
  Tarrytown, New York...................        25,145      29,119        2,767          1983         1996    10-30 Years

Landmark Square,
  Stamford, Connecticut.................        76,642      88,245        5,438     1973-1984         1996    10-30 Years

110 Bi-County Blvd.,
  Farmingdale, New York.................         6,788       9,130          477          1984         1997    10-30 Years

RREEF Portfolio,
  Hauppauge, New York
  (10 additional buildings in
  Vanderbuilt Industrial Park)..........        22,499      23,429        1,370     1974-1982         1997    10-30 Years

275 Broadhollow Road,
  Melville, New York....................        12,275      17,525          740          1970         1997    10-30 Years

One Eagle Rock, East
  Hanover, New Jersey...................         9,143       9,946          566          1986         1997    10-30 Years

710 Bridgeport Avenue,
  Shelton, Connecticut..................        22,153      27,565        1,295     1971-1979         1997    10-30 Years

101 JFK Expressway,
  Short Hills, New Jersey...............        44,908      52,653        2,462          1981         1997    10-30 Years


                                                                      Continued-

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
10 Rooney Circle,
  West Orange, New Jersey...............            B        1,302         4,615            1           418        1,303
Executive Hill Office Park,
  West Orange, New Jersey...............            B        7,629        31,288            4           814        7,633
3 University Plaza,
  Hackensack, New Jersey................            B        7,894        11,846           --           595        7,894
400 Garden City Plaza,
  Garden City, New York.................            B       13,986        10,127           --           389       13,986
425 Rabro Drive,
  Hauppauge, New York...................            B          665         3,489           --            67          665
One Paragon Drive,
  Montvale, New Jersey..................            B        2,773         9,901           --           463        2,773
90 Merrick Avenue,
  East Meadow, New York.................            B            A        19,193           --         2,152            0
150 Motor Parkway,
  Hauppauge, New York...................            B        1,114        20,430           --         2,365        1,114
390 Motor Parkway,
  Hauppauge, New York...................            B          240         4,459           --           237          240
Royal Executive Park,
  Ryebrook, New York....................            B       18,343        55,028           --         1,191       18,343
120 White Plains Road,
  Tarrytown, New York...................            B        3,355        24,605           --            89        3,355
University Square,
  Princeton, New Jersey.................            B        3,288         8,888           --            70        3,288
100 Andrews Road,
  Hicksville, New York..................            B        2,337         1,711          151         5,697        2,488
2 Macy Road,
  Harrison, New York....................            B          642         2,131           --            47          642
80 Grasslands,
  Elmsford, New York....................            B        1,208         6,728           --           175        1,208
65 Marcus Drive,
  Melville, New York....................            B          295         1,966           57           885          352
200 Carter Drive,
  Edison, New Jersey....................            B          240         2,745           --            --          240
118 Moonachie Avenue,
  Carlstadt, New Jersey.................            B        6,270        12,727           --            --        6,270
24 Abeel Road,
  Monroe, New Jersey....................            B          138         1,195           --            --          138
275 / 285 Pierce Street,
  Franklin New Jersey...................            B          277         1,414           --            16          277
301 / 321 Herrod Blvd.,
  S Brunswick, New Jersey...............            B        3,833        19,342           --            --        3,833
1 Nixon Lane,
  Edison, New Jersey....................            B        1,113         4,918           --            --        1,113


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

10 Rooney Circle,
  West Orange, New Jersey...............         5,033       6,336          312          1971         1997    10-30 Years

Executive Hill Office Park,
  West Orange, New Jersey...............        32,102      39,735        1,619     1978-1984         1997    10-30 Years

3 University Plaza,
  Hackensack, New Jersey................        12,441      20,335          638          1985         1997    10-30 Years

400 Garden City Plaza,
  Garden City, New York.................        10,516      24,502          512          1989         1997    10-30 Years

425 Rabro Drive,
  Hauppauge, New York...................         3,556       4,221          176          1980         1997    10-30 Years

One Paragon Drive,
  Montvale, New Jersey..................        10,364      13,137          456          1980         1997    10-30 Years

90 Merrick Avenue,
  East Meadow, New York.................        21,345      21,345          892          1985         1997    10-30 Years

150 Motor Parkway,
  Hauppauge, New York...................        22,795      23,909        1,028          1984         1997    10-30 Years

390 Motor Parkway,
  Hauppauge, New York...................         4,696       4,936          208          1980         1997    10-30 Years

Royal Executive Park,
  Ryebrook, New York....................        56,219      74,562        2,133     1983-1986         1997    10-30 Years

120 White Plains Road,
  Tarrytown, New York...................        24,694      28,049          890          1984         1997    10-30 Years

University Square,
  Princeton, New Jersey.................         8,958      12,246          322          1987         1997    10-30 Years

100 Andrews Road,
  Hicksville, New York..................         7,408       9,896          463          1954         1996    10-30 Years

2 Macy Road,
  Harrison, New York....................         2,178       2,820           83          1962         1997    10-30 Years

80 Grasslands,
  Elmsford, New York....................         6,903       8,111          268     1989/1964         1997    10-30 Years

65 Marcus Drive,
  Melville, New York....................         2,851       3,203          167          1968         1996    10-30 Years

200 Carter Drive,
  Edison, New Jersey....................         2,745       2,985           91          1985         1998    10-30 Years

118 Moonachie Avenue,
  Carlstadt, New Jersey.................        12,727      18,997          423          1989         1998    10-30 Years

24 Abeel Road,
  Monroe, New Jersey....................         1,195       1,333           40          1979         1998    10-30 Years

275 / 285 Pierce Street,
  Franklin New Jersey...................         1,430       1,707           48          1988         1998    10-30 Years

301 / 321 Herrod Blvd.,
  S Brunswick, New Jersey...............        19,342      23,175          643          1991         1998    10-30 Years

1 Nixon Lane,
  Edison, New Jersey....................         4,918       6,031          164          1988         1998    10-30 Years


                                                                      Continued-

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
18 Madison Road,
  Fairfield, New Jersey.................            B           76           871           --            --           76
200 / 250 Kennedy Drive,
  Sayreville, New Jersey................            B        1,018         6,851           --            --        1,018
24 Madison Road,
  Fairfield, New Jersey.................            B          131         2,176           --            --          131
243 St Nicholas Avenue,
  So. Plainfield, New Jersey............            B          172           551           --            --          172
26 Madison Road,
  Fairfield, New Jersey.................            B            A         1,492           --            --            0
300 / 350 Kennedy Drive,
  Sayreville, New Jersey................            B        1,003         7,303           --            --        1,003
309 Kennedy Drive,
  Sayreville, New Jersey................       10,345          297         9,102           --            --          297
34 Englehard Drive,
  Monroe, New Jersey....................            B        1,073         6,656           --            --        1,073
409 Kennedy Drive,
  Sayreville, New Jersey................        4,434          126         9,650           --            --          126
535 Secaucus Road,
  Secaucus, New Jersey..................            B          798         2,713           --            --          798
55 Carter Drive,
  Edison, New Jersey....................            B           84         3,905           --            30           84
Mount Ebo Corporate Park,
  Brewster, New Jersey..................            B        1,031         7,204           --            16        1,031
Teterboro-Industrial Avenue,
  Teterboro, New jersey.................            B        2,671        18,875           --            --        2,671
22 Madison Road,
  Fairfield, New Jersey.................            B          655         1,445           --             1          655
135 Fieldcrest Ave.,
  Edison, New Jersey....................            B          370         3,774           --            --          370
400 Cabot Drive,
  Hamilton, New Jersey..................            B        2,068        18,614           --            71        2,068
51 JFK Parkway,
  Short Hills, New York.................            B        8,732        58,437           --           323        8,732
Triad V--1979 Marcus Ave.,
  Lake Success, New York................            B        3,528        31,786           --         2,966        3,528
100 Forge Way,
  Rockaway, New Jersey..................            B          315           902           --            53          315
200 Forge Way,
  Rockaway, New Jersey..................            B        1,128         3,228           --           168        1,128
300 Forge Way,
  Rockaway, New Jersey..................            B          376         1,075           --            63          376
400 Forge Way,
  Rockaway, New Jersey..................            B        1,142         3,267           --           168        1,142
51 -55 Charles Lindergh Blvd.,
  Uniondale, New York...................            B            A        27,975           --         4,119            0
155 Passaic Avenue,
  Fairfield, New Jersey.................            B            3         3,538           --           174            3
100 Summit Drive,
  Valhalla, New York....................       23,600        3,007        41,351           --         1,148        3,007


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

18 Madison Road,
  Fairfield, New Jersey.................           871         947           29          1979         1998    10-30 Years

200 / 250 Kennedy Drive,
  Sayreville, New Jersey................         6,851       7,869          228          1988         1998    10-30 Years

24 Madison Road,
  Fairfield, New Jersey.................         2,176       2,307           72          1980         1998    10-30 Years

243 St Nicholas Avenue,
  So. Plainfield, New Jersey............           551         723           18          1974         1998    10-30 Years

26 Madison Road,
  Fairfield, New Jersey.................         1,492       1,492           50          1980         1998     10-30Years

300 / 350 Kennedy Drive,
  Sayreville, New Jersey................         7,303       8,306          223          1988         1998    10-30 Years

309 Kennedy Drive,
  Sayreville, New Jersey................         9,102       9,399          303          1996         1998    10-30 Years

34 Englehard Drive,
  Monroe, New Jersey....................         6,656       7,729          221          1980         1998    10-30 Years

409 Kennedy Drive,
  Sayreville, New Jersey................         9,650       9,776          321          1996         1998    10-30 Years

535 Secaucus Road,
  Secaucus, New Jersey..................         2,713       3,511           90          1979         1998    10-30 Years

55 Carter Drive,
  Edison, New Jersey....................         3,935       4,019          131          1987         1998    10-30 Years

Mount Ebo Corporate Park,
  Brewster, New Jersey..................         7,220       8,251          120                       1998    10-30 Years

Teterboro-Industrial Avenue,
  Teterboro, New jersey.................        18,875      21,546          224          1998         1998    10-30 Years

22 Madison Road,
  Fairfield, New Jersey.................         1,446       2,101           20          1980         1998    10-30 Years

135 Fieldcrest Ave.,
  Edison, New Jersey....................         3,774       4,144           10          1980         1998    10-30 Years

400 Cabot Drive,
  Hamilton, New Jersey..................        18,685      20,753          624          1989         1998    10-30 Years

51 JFK Parkway,
  Short Hills, New York.................        58,760      67,492        1,636          1988         1998    10-30 Years

Triad V--1979 Marcus Ave.,
  Lake Success, New York................        34,752      38,280        1,089          1987         1998    10-30 Years

100 Forge Way,
  Rockaway, New Jersey..................           955       1,270           31          1986         1998    10-30 Years

200 Forge Way,
  Rockaway, New Jersey..................         3,396       4,524          112          1989         1998    10-30 Years

300 Forge Way,
  Rockaway, New Jersey..................         1,138       1,514           37          1989         1998    10-30 Years

400 Forge Way,
  Rockaway, New Jersey..................         3,435       4,577          113          1989         1998    10-30 Years

51 -55 Charles Lindergh Blvd.,
  Uniondale, New York...................        32,094      32,094        1,469          1981         1998    10-30 Years

155 Passaic Avenue,
  Fairfield, New Jersey.................         3,712       3,715           83          1984         1998    10-30 Years

100 Summit Drive,
  Valhalla, New York....................        42,499      45,506          986          1988         1998    10-30 Years


                                                                      Continued-

                      RECKSON OPERATING PARTNERSHIP, L.P.
             SCHEDULE III-REAL ESTATE AND ACCUMULATED DEPRECIATION
                         DECEMBER 31, 1998 (CONTINUED)
                                 (IN THOUSANDS)

                                                                                                               COLUMN E
                                                                                                               ---------
                                                                                            COLUMN D             GROSS
                                                                                   --------------------------  AMOUNT AT
                                                                 COLUMN C                                        WHICH
                                                         ------------------------       COST CAPITALIZED        CARRIED
                                                                                         SUBSEQUENT TO         AT CLOSE
                                                               INITIAL COST               ACQUISITION          OF PERIOD
COLUMN A                                    COLUMN B     ------------------------  --------------------------  ---------
----------------------------------------  -------------             BUILDINGS AND               BUILDINGS AND
DESCRIPTION                                ENCUMBRANCE     LAND     IMPROVEMENTS      LAND      IMPROVEMENTS     LAND
----------------------------------------  -------------  ---------  -------------     -----     -------------  ---------
115 / 117 Stevens Avenue,
  Valhalla, New York....................            B        1,094        22,490           --           407        1,094
200 Summit Lake Drive,
  Valhalla, New York....................       20,764        4,343        37,305           --           349        4,343
140 Grand Street.,
  Valhalla, New York....................            B        1,931        18,743           --           149        1,931
500 Summit Lake Drive,
  Valhalla, New York....................            B        7,052        37,309           --           242        7,052
5 Henderson Drive,
  West Caldwell, New Jersey.............            B        2,450         6,984           --            30        2,450
Stamford Towers,
  Stamford, Connecticut.................            B       13,556        47,915           --           930       13,556
99 Cherry Hill Road,
  Parsippany, New Jersey................            B        2,359         7,508           --            42        2,359
119 Cherry Hill Road,
  Parsipanny, New Jersey................            B        2,512         7,622           --           196        2,512
120 Wilbur Place,
  Bohemia, New York.....................            B          202         1,154           --            44          202
45 Melville Park Road,
  Melville, New York....................            B          354         1,487           --         1,581          354
500 Saw Mill River Road,
  Elmsford, New York....................            B        1,542         3,796           --           169        1,542
2004 Orville Drive, No.
  Bohemia, New York.....................            B          633         4,225           --         1,208          633
Land held for development...............            B       69,143            --           --            --       69,143
Developments in progress................        6,850           --        82,901           --            --           --
Other property..........................            B           --            --           --         2,589           --
                                          -------------  ---------  -------------       -----   -------------  ---------
Total...................................    $ 253,463    $ 281,272   $ 1,305,937    $     411     $ 149,513    $ 281,683
                                          -------------  ---------  -------------       -----   -------------  ---------
                                          -------------  ---------  -------------       -----   -------------  ---------


                                                                                                               COLUMN I

                                                                      COLUMN F      COLUMN G     COLUMN H    -------------

COLUMN A                                                            ------------  ------------  -----------  LIFE ON WHICH

----------------------------------------  BUILDINGS AND             ACCUMULATED     DATE OF        DATE      DEPRECIATION

DESCRIPTION                               IMPROVEMENTS     TOTAL    DEPRECIATION  CONSTRUCTION   ACQUIRED     IS COMPUTED

----------------------------------------  -------------  ---------  ------------  ------------  -----------  -------------

115 / 117 Stevens Avenue,
  Valhalla, New York....................        22,897      23,991          514          1984         1998    10-30 Years

200 Summit Lake Drive,
  Valhalla, New York....................        37,654      41,997          841          1990         1998    10-30 years

140 Grand Street.,
  Valhalla, New York....................        18,892      20,823          424          1991         1998    10-30 Years

500 Summit Lake Drive,
  Valhalla, New York....................        37,551      44,603          632          1986         1998    10-30 Years

5 Henderson Drive,
  West Caldwell, New Jersey.............         7,014       9,464          118          1967         1998    10-30 Years

Stamford Towers,
  Stamford, Connecticut.................        48,845      62,401          855          1989         1998    10-30 Years

99 Cherry Hill Road,
  Parsippany, New Jersey................         7,550       9,909          106          1982         1998    10-30 Years

119 Cherry Hill Road,
  Parsipanny, New Jersey................         7,818      10,330          108          1982         1998    10-30 Years

120 Wilbur Place,
  Bohemia, New York.....................         1,198       1,400           16          1972         1998    10-30 Years

45 Melville Park Road,
  Melville, New York....................         3,068       3,422           57          1998         1998    10-30 Years

500 Saw Mill River Road,
  Elmsford, New York....................         3,965       5,507          132          1968         1998    10-30 Years

2004 Orville Drive, No.
  Bohemia, New York.....................         5,433       6,066          128          1998         1998    10-30 Years

Land held for development...............             0      69,143            0           N/A      Various            N/A

Developments in progress................        82,901      82,901            0
Other property..........................         2,589       2,589          325
                                          -------------  ---------  ------------
Total...................................   $ 1,455,450   $1,737,133  $  156,231
                                          -------------  ---------  ------------
                                          -------------  ---------  ------------

A  These land parcels are leased (see Note 4).
B  There are no encumbrances on these properties.
C  The Encumbrance of $2,616 is related to one property.

The aggregate cost for Federal Income Tax purposes was approximately $1,575 million at December 31, 1998.

                      RECKSON OPERATING PARTNERSHIP, L. P.

                                 (IN THOUSANDS)

    The changes in real estate for each of the periods in the three years ended December 31, 1998 are as follows:

                                                           JANUARY 1, 1998    JANUARY 1, 1997    JANUARY 1, 1996
                                                                 TO                 TO                 TO
                                                          DECEMBER 31, 1998  DECEMBER 31, 1997  DECEMBER 31, 1996
                                                          -----------------  -----------------  -----------------
Real estate balance at beginning of period..............    $   1,011,228      $     516,768       $   288,056
Improvements............................................          134,582             37,778            15,174
Disposal, including write-off of fully depreciated
  building improvements.................................               --               (154)             (936)
Acquisitions............................................          591,323            456,836           214,474
                                                          -----------------  -----------------        --------
Balance at end of period................................    $   1,737,133      $   1,011,228       $   516,768
                                                          -----------------  -----------------        --------
                                                          -----------------  -----------------        --------

    The changes in accumulated depreciation, exclusive of amounts relating to equipment, autos, furniture and fixtures, for each of the periods in the three years ended December 31, 1998 are as follows:

                                                           JANUARY 1, 1998    JANUARY 1, 1997    JANUARY 1, 1996
                                                                 TO                 TO                 TO
                                                          DECEMBER 31, 1998  DECEMBER 31, 1997  DECEMBER 31, 1996
                                                          -----------------  -----------------  -----------------
Balance at beginning of period..........................     $   108,652        $    86,344         $  72,499
Depreciation for period.................................          47,579             22,442            14,781
Disposal, including write-off of fully depreciated
  building improvements.................................              --               (134)             (936)
                                                                --------           --------           -------
Balance at end of period................................     $   156,231        $   108,652         $  86,344
                                                                --------           --------           -------
                                                                --------           --------           -------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of the date of this prospectus supplement.

                            ------------------------

                               TABLE OF CONTENTS

                             Prospectus Supplement

                                                                            Page
                                                                            ----
Prospectus Supplement Summary.............................................  S-3
Reckson Operating Partnership, L.P. ......................................  S-10
Use of Proceeds...........................................................  S-10
Capitalization............................................................  S-11
Selected Financial Information............................................  S-12
Property/Market Information...............................................  S-13
Management................................................................  S-34
Description of Notes......................................................  S-36
Certain Federal Income Tax Considerations.................................  S-40
Underwriting..............................................................  S-45
Legal Matters.............................................................  S-46

                                   Prospectus
Risk Factors..............................................................    2
Available Information.....................................................   17
Incorporation of Certain Documents by Reference...........................   17
Reckson Associates and The Operating Partnership..........................   18
Use of Proceeds...........................................................   20
Ratios of Earnings to Combined Fixed Charges and Preferred Stock
  Dividends...............................................................   21
Description of Debt Securities............................................   22
Description of Common Stock...............................................   37
Description of Preferred Stock............................................   38
Description of Depositary Shares..........................................   45
Restrictions on Ownership of Capital Stock................................   49
Description of Warrants...................................................   51
Federal Income Tax Considerations.........................................   52
Plan of Distribution......................................................   53
Legal Matters.............................................................   53
Experts...................................................................   54
Selected Financial Data...................................................  F-2
Management's Discussion and Analysis of Financial Condition and Results of
  Operations..............................................................  F-3
Financial Statements......................................................  F-14

                                  $300,000,000

                      RECKSON OPERATING PARTNERSHIP, L.P.

                             $100,000,000   % Notes
                   due          , 2004 $200,000,000   % Notes
                              due          , 2009

                                   ----------

                             PROSPECTUS SUPPLEMENT

                                   ----------

                              GOLDMAN, SACHS & CO.
                             CHASE SECURITIES INC.
                          DONALDSON, LUFKIN & JENRETTE
                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY
                            WARBURG DILLON READ LLC

--------------------------------------------------------------------------------
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